CIRCULAR DATED 14 May 2024

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt in relation to the contents of this Circular or as to the action you should take, you should consult your stockbroker, bank manager, accountant, solicitor, tax advisor or other professional adviser immediately.

If you have sold or transferred all your shares in the capital of Grindrod Shipping Holdings Ltd., you should immediately forward this Circular together with the Notice of Extraordinary General Meeting and the accompanying Form of Proxy and Voting Instruction to the purchaser or transferee or to the bank, stockbroker or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee.

THE TRANSACTIONS CONTEMPLATED BY THIS CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE US SECURITIES AND EXCHANGE COMMISSION OR BY ANY US STATE SECURITIES COMMISSION, OR THE SECURITIES INDUSTRY COUNCIL, NOR HAS THE SEC OR ANY US STATE SECURITIES COMMISSION OR THE SIC PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GRINDROD SHIPPING HOLDINGS LTD.
(Registration No.: 201731497H)

(Incorporated in the Republic of Singapore)

(JSE Share Code: GSH)

(ISIN: SG9999019087)

CIRCULAR TO SHAREHOLDERS

in relation to

THE PROPOSED SELECTIVE CAPITAL REDUCTION OF US$14.25 IN CASH

FOR EACH SHARE CANCELLED

Independent Financial Adviser to the Board (other than the Recused Directors) in respect of the

Proposed Selective Capital Reduction

CEL INVESTMENT CORPORATE FINANCE PTE. LTD.

(Registration No.: 201631484Z)

(Incorporated in the Republic of Singapore)

IMPORTANT DATES AND TIMES

Record date for the Extraordinary General Meeting	Friday, 10 May 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time)
Last date and time for lodgement of Form of Proxy and Voting Instruction:	Monday, 17 June 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time)
Date and time of Extraordinary General Meeting:	Thursday, 20 June 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time)
Place of Extraordinary General Meeting:	To be convened by electronic means

Unless the context requires otherwise, capitalised terms used in this Circular are defined under the “Definitions” section in this Circular.

A letter from CEL Investment Corporate Finance Pte. Ltd., being the independent financial adviser to the Board (other than the Recused Directors), containing its advice to the Board (other than the Recused Directors) in relation to the Selective Capital Reduction, is set forth in Section 10 of the Letter to Shareholders.

The actions to be taken by the Participating Shareholders are set forth in the section entitled “Actions to be Taken by Shareholders” set forth at Section 16 of the Letter to Shareholders.

Notices convening the EGM to be held electronically on 20 June 2024, at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 United States Eastern Daylight Time), are set out in Appendix H of this Circular. Whether or not you are able to attend the EGM or any adjournment thereof, Participating Shareholders are strongly urged to complete and sign the enclosed Form of Proxy and Voting Instruction set out in Appendix H of this Circular in respect of the EGM, in accordance with the instructions printed thereon. In particular:

(i)	Shareholders outside of South Africa are to submit the ”Form of Proxy and Voting Instruction” to (a) their respective broker, dealer, securities depository or other intermediary through which their interests are held or (b) Vote Processing c/o Broadridge at 51 Mercedes Way, Edgewood, NY 11717; or (c) via telephone voting at BROADRIDGE at +1-800-454-8683, or (d) via online voting at PROXYVOTE.COM, which requires the 16-digit Control Number printed on the Voting Instruction Form from Broadridge.

(ii)	Shareholders in South Africa are to submit the “Form of Proxy and Voting Instruction” to their brokers, dealers, securities depositories or other intermediary through which their interests are held in South Africa; and

(iii)	Shareholders whose name is reflected in the Company’s register of members are to submit the “Form of Proxy and Voting Instruction” to Continental Stock Transfer & Trust Company by posting it to 1 State Street, 30th Floor, New York, NY 10004-1561 or by emailing it to proxy@continentalstock.com;

as soon as possible but in any event not later than the respective times and dates as stated under the section entitled “Actions to be Taken by Shareholders” set forth at Section 16 of the Letter to Shareholders. This Circular is issued by the Company.

Recommendation of the Board (other than the Recused Directors)

☑ The Board (other than the Recused Directors) recommends that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM.

EXERCISE YOUR RIGHT TO VOTE

IF YOU ARE A PARTICIPATING SHAREHOLDER, THE COMPANY STRONGLY ENCOURAGES YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROXY AT THE EGM. IF YOU KEEP ANY SHARES IN A SHARE LENDING PROGRAMME, WE URGE YOU TO RECALL ANY OUTSTANDING SHARES ON LOAN TO AVOID MARKET PARTICIPANTS USING BORROWED STOCK TO VOTE.

IF YOU ARE A PARTICIPATING SHAREHOLDER AND WITH RESPECT TO ANY SHARES OF WHICH REMAIN WITH THEIR RELEVANT BROKER, DEALER, SECURITIES DEPOSITORY OR OTHER INTERMEDIARY, WE ENCOURAGE YOU TO PROVIDE INSTRUCTIONS OR MAKE ARRANGEMENTS IN RELATION TO THE MANNER IN WHICH THOSE SHARES SHOULD BE VOTED AT THE EGM WITHOUT DELAY.

IF YOU ARE A REGISTERED OWNER HOLDING SHARES ON BEHALF OF BENEFICIAL OWNERS, WE WOULD BE GRATEFUL IF YOU WOULD INFORM THE RELEVANT BENEFICIAL OWNERS ABOUT THE IMPORTANCE OF EXERCISING THEIR VOTE.

IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU ARE ENCOURAGED TO CONSULT YOUR LICENSED SECURITIES DEALER, BANK MANAGER, SOLICITOR, PROFESSIONAL ACCOUNTANT OR OTHER PROFESSIONAL ADVISER.

i

IMPORTANT NOTICES

The distribution of this Circular in jurisdictions other than the Republic of Singapore, South Africa and the US may be restricted by law, and therefore persons who come into possession of this Circular should inform themselves about and observe such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities laws of such jurisdictions.

This Circular does not constitute an offer to sell or issue, or the solicitation of an offer to buy or subscribe shares in any jurisdiction in which such offer or solicitation is unlawful.

No person has been authorised to give any information or to make any representation not contained in this Circular and, if given or made, such information or representation should not be relied on as having been authorised by the Company, the IFA or any of their respective affiliates. The delivery of this Circular shall not imply that there has been no change in the information set forth herein or in the affairs of the Company since the Latest Practicable Date, or that the information contained herein is correct as of any time after its date or, where applicable, the Latest Practicable Date.

INFORMATION FOR US PARTICIPATING SHAREHOLDERS

The Selective Capital Reduction is being made in relation to securities of the Company, a company incorporated in the Republic of Singapore, the Shares of which are listed on the JSE and Nasdaq. While the Selective Capital Reduction is subject to each of South Africa’s, the Republic of Singapore’s and the US’ disclosure requirements, US investors should be aware that this Circular has been prepared in accordance with a format and style in accordance with the Republic of Singapore, which may differ from the US format and style. The financial information relating to the Company included in this Circular has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. The financial information may not be wholly comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US GAAP. In addition, the settlement procedure with respect to the Selective Capital Reduction will comply with the rules of the Companies Act, as amended, which differ from US domestic settlement procedures in certain material respects, particularly with regard to the date of payment of consideration.

The Selective Capital Reduction is a “going private transaction” for purposes of Rule 13e-3 under the Exchange Act, which governs going private transactions by certain issuers and affiliates. Therefore, this Circular contains disclosures complying with the requirements of Rule 13e-3 and Schedule 13E-3. TMI, GF, and the Company have jointly filed a Schedule 13E-3 with the SEC that incorporates this Circular by reference. The disclosure requirements mandated by Rule 13e-3 contain important information. Participating Shareholders are urged to read this Circular and the Schedule 13E-3 carefully before casting any vote at (or providing any voting instructions or proxy in respect of) the EGM.

This Circular will be dispatched to the Participating Shareholders, subject to applicable legal and regulatory requirements of the relevant jurisdiction in which the Participating Shareholders are located. You should be aware that the Company is incorporated under the laws of the Republic of Singapore, and some or all of the officers and directors of the Company are residents of countries other than the US. In addition, most or all of the assets of the Company are located outside the US.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This Circular contains forward-looking statements. These forward-looking statements, including, among others, those relating to the Company’s future business prospects, revenue and income, are necessarily estimates and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Accordingly, these forward-looking statements should be considered in light of various important factors, including those set forth in detail in the Company’s Annual Report on Form 20-F for the year ended 31 December 2023 filed with the Securities and Exchange Commission on 27 March 2023 (US Eastern Daylight Time) and summarised below.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•	the Company’s future operating or financial results;
•	the strength of world economies, including, in particular, in China and the rest of the Asia-Pacific region;
•	cyclicality of the drybulk industry, including general drybulk shipping market conditions and trends, including fluctuations in charter hire rates and vessel values;
•	changes in supply and demand in the drybulk shipping industry, including the market for the Company’s vessels;
•	changes in the value of the Company’s vessels;
•	changes in the Company’s business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	competition within the drybulk industry;
•	seasonal fluctuations within the drybulk industry;
•	the Company’s ability to employ the Company’s vessels in the spot market and the Company’s ability to enter into time charters after the Company’s current charters expire;
•	general economic conditions and conditions in the coal industry;
•	the Company’s ability to satisfy the technical, health, safety and compliance standards of the Company’s customers;
•	the failure of counterparties to the Company’s contracts to fully perform their obligations with the Company;
•	the Company’s ability to execute the Company’s growth strategy;

ii

IMPORTANT NOTICES

•	international political conditions, including additional tariffs imposed by China and the US;
•	potential disruption of shipping routes due to weather, accidents, political events, natural disasters or other catastrophic events;
•	vessel breakdowns;
•	corruption, piracy, military conflicts, political instability and terrorism in locations where we may operate, including the conflict between Russia and Ukraine;
•	fluctuations in interest rates and foreign exchange rates and changes in the method pursuant to which the Secured Overnight Financing Rate and other benchmark rates are determined;
•	changes in the costs associated with owning and operating the Company’s vessels;
•	changes in, and the Company’s compliance with, governmental, tax, environmental, health and safety regulations;
•	potential liability from pending or future litigation;
•	the Company’s ability to procure or have access to financing, the Company’s liquidity and the adequacy of cash flows for the Company’s operations;
•	the continued borrowing availability under the Company’s debt agreements and compliance with the covenants contained therein;
•	the Company’s ability to fund future capital expenditures and investments in the construction, acquisition and refurbishment of the Company’s vessels;
•	the Company’s dependence on key personnel;
•	the Company’s expectations regarding the availability of vessel acquisitions and the Company’s ability to buy and sell vessels and to charter-in vessels as planned or at prices we deem satisfactory;
•	adequacy of the Company’s insurance coverage;
•	effects of new technological innovation and advances in vessel design;
•	the effects of any outbreaks of epidemic or pandemic diseases, and governmental responses thereto on the Company’s operations and the demand and trading patterns for the drybulk markets, and the duration of these effects; and
•	the other risks associated with the Company’s industry, business and Shares.

The Company directs readers to its Annual Report on Form 20-F for the fiscal year ended 31 December 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements.

All information in this Circular statement is as of the date hereof. The Company undertakes no duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

CONTENTS

		Page

DEFINITIONS		vii
PART I — SUMMARY TERM SHEET		ST-1
PART II — INDICATIVE TIMETABLE		IT-1
PART III — SPECIAL FACTORS		SP-1
1	Past Contacts, Transactions, Negotiations and Agreements	SP-1
2	Purpose, Reasons, Alternatives and Effects	SP-3
3	Fairness of the Selective Capital Reduction	SP-4
4	Reports, Opinions, Appraisals and Negotiations	SP-8
PART IV — LETTER TO SHAREHOLDERS		1
1	INTRODUCTION	1
2	SELECTIVE CAPITAL REDUCTION	1
3	FINANCIAL RESOURCES	3
4	RATIONALE	3
5	INTENTIONS RELATING TO THE COMPANY AND ITS EMPLOYEES	4
6	NON-PARTICIPATING SHAREHOLDERS: DISCLOSURE OF SHAREHOLDINGS, DEALINGS AND OTHER ARRANGEMENTS	5
7	SHAREHOLDERS' AND COURT APPROVAL	6
8	ABSTENTIONS	6
9	EXEMPTIONS BY THE SECURITIES INDUSTRY COUNCIL	6
10	ADVICE OF THE IFA TO THE BOARD (OTHER THAN THE RECUSED DIRECTORS)	7
11	POSITION OF THE COMPANY AS TO FAIRNESS; RECOMMENDATION OF THE BOARD (OTHER THAN THE RECUSED DIRECTORS)	7
12	DELISTING FROM NASDAQ AND THE JSE	8
13	CERTAIN INCOME TAX CONSEQUENCES OF THE SELECTIVE CAPITAL REDUCTION	8
14	PERSONS/ASSETS RETAINED, EMPLOYED, COMPENSATED OR USED	11
15	EXTRAORDINARY GENERAL MEETING	11
16	ACTIONS TO BE TAKEN BY SHAREHOLDERS	12
17	ADMINISTRATIVE PROCEDURES	12
18	DIRECTORS’ RESPONSIBILITY STATEMENT	13
19	AVAILABLE INFORMATION STATEMENT	13
20	DOCUMENTS FOR INSPECTION	13
APPENDIX A – IFA LETTER		A-1
APPENDIX B – ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS		B-1
PART A - TAYLOR MARITIME INVESTMENTS LIMITED		B-1
1	DIRECTORS AND EXECUTIVE OFFICERS	B-1
2	REGISTERED OFFICE	B-3
3	PRINCIPAL ACTIVITIES	B-3
4	SHARES	B-3
5	FINANCIAL INFORMATION	B-3
6	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF TMI	B-7
7	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF THE GROUP	B-7
8	RESPONSIBILITY STATEMENT	B-7
PART B - GOOD FALKIRK (MI) LIMITED		B-8
1	DIRECTOR	B-8
2	REGISTERED OFFICE	B-8

iv

CONTENTS

3	PRINCIPAL ACTIVITIES	B-8
4	SHARES	B-8
5	FINANCIAL INFORMATION	B-8
6	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF GF	B-9
7	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF THE GROUP	B-9
8	RESPONSIBILITY STATEMENT	B-10
APPENDIX C – DISCLOSURES OF HOLDINGS AND DEALINGS IN COMPANY SECURITIES		C-1
1	HOLDINGS OF COMPANY SECURITIES	C-1
2	DEALINGS IN COMPANY SECURITIES	C-1
APPENDIX D – GENERAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS		D-1
1	DISCLOSURE OF INTERESTS – THE NON-PARTICIPATING SHAREHOLDERS	D-1
APPENDIX E – ADDITIONAL INFORMATION ON THE COMPANY		E-1
1	DIRECTORS AND EXECUTIVE OFFICERS	E-1
2	PRINCIPAL ACTIVITY	E-3
3	REGISTERED OFFICE	E-3
4	SHARE CAPITAL	E-3
5	DISCLOSURE OF INTERESTS	E-4
6	OTHER DISCLOSURES AND ARRANGEMENTS AFFECTING DIRECTORS	E-5
7	FINANCIAL INFORMATION	E-6
8	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF THE GROUP	E-7
9	MATERIAL CHANGE IN INFORMATION	E-7
10	MATERIAL CONTRACTS WITH INTERESTED PERSONS	E-7
11	MATERIAL LITIGATION	E-7
12	Prior Public Offerings	E-7
13	VALUATION REPORTs	E-8
14	MARKET QUOTATIONS	E-9
15	Costs and Expenses	E-10
16	GENERAL	E-10
APPENDIX F – EXTRACTS FROM THE COMPANY’S CONSTITUTION		F-1
APPENDIX G – VALUATION REPORTS		G-1
Appendix H – Notice of EGM		H-1

v

DEFINITIONS

In this Circular, the following definitions apply throughout unless otherwise stated:

“Acquisition”	:	Has the meaning ascribed to it at page SP-2 of the Special Factors

“Acting in Concert”	:	Shall have the meaning ascribed to it in the Code

“Announcement”	:	The announcement of the Selective Capital Reduction on the Announcement Date, published by the Company through the SENS electronic platform of the JSE and the electronic platform of Nasdaq

“Announcement Date”	:	4 April 2024 (US Eastern Daylight Time), being the date of the Announcement

“Beneficial Shareholders”	:	Persons or entities holding their interests in the Company’s Shares as, or through, a participant in the Depository Trust Company, or DTC, in book entry form at a broker, dealer, securities depository or other intermediary and who are reflected in the books of such intermediary; also commonly referred to in the United States as “street name holders”

“Board”	:	The board of Directors of the Company

“Braemar”	:	Braemar Valuations Limited

“Business Days”	:	A day other than a Saturday, Sunday or gazetted public holiday on which commercial banks are open for business in Singapore

“Cash Distribution”	:	Has the meaning ascribed to it in paragraph 2.1 of the Letter

“Circular”	:	This Circular dated 14 May 2024 (US Eastern Daylight Time) to Shareholders

“Code”	:	The Singapore Code on Take-overs and Mergers

“Companies Act”	:	The Companies Act 1967 of Singapore

“Company”	:	Grindrod Shipping Holdings Ltd.

“Company Securities”	:	Collectively, any (a) Shares; (b) securities which carry voting rights in the Company; or (c) convertible securities, warrants, options or derivatives in respect of any Shares or securities which carry voting rights in the Company

“Company Website”	:	https://www.grinshipping.com/Content/EventsPresentationsAndNotices

“Compulsory Acquisition”	:	Has the meaning ascribed to it at page SP-1 of the Special Factors

“Conditions”	:	Has the meaning ascribed to it in paragraph 2.5 of the Letter

“Council” or “SIC”	:	The Securities Industry Council

“Court”	:	The High Court of the Republic of Singapore

“Court Order”	:	Has the meaning ascribed to it in paragraph 2.5(c) of the Letter

“Directors”	:	The directors of the Company as at the Latest Practicable Date

“Disclosure Date”	:	28 March 2024 (US Eastern Daylight Time), being the last practicable full day of trading in the Shares on each of Nasdaq and the JSE respectively preceding the Announcement Date

“Effective Date”	:	The date on which the Selective Capital Reduction shall take effect by lodging with the Registrar the Court Order, together with the other documents prescribed under the Companies Act

“EGM”	:	The extraordinary general meeting of the Company, notice of which is given on page H-1 of this Circular

“Exchange Act”	:	The US Securities Exchange Act of 1934, as amended

“Financial Adviser”	:	ZICO Capital Pte. Ltd.

vi

DEFINITIONS

“FP2024”	:	The financial six-month period ended 30 September 2023

“FY”	:	The financial year ended 31 March or 31 December of the relevant year (as the case may be)

“FY2021 Results”	:	The Group’s audited consolidated financial statements for FY2021, as contained in the annual report of the Company announced by the Company on 25 March 2022 (US Eastern Daylight Time)

“FY2022 Results”	:	The Group’s audited consolidated financial statements for FY2022, as contained in the annual report of the Company announced by the Company on 23 March 2023 (US Eastern Daylight Time)

“FY2023 Results”	:	The Group’s audited consolidated financial statements for FY2023, as contained in the annual report of the Company, announced by the Company on 27 March 2024 (US Eastern Daylight Time)

“GF”	:	Good Falkirk (MI) Limited

“Group”	:	The Company and its Subsidiaries as at the date of this Circular, and “Group Company” shall mean any one of such companies

“Hartland”	:	Hartland Shipping Services Limited

“IFA”	:	CEL Investment Corporate Finance Pte. Ltd.

“IFA Letter”	:	Letter dated 14 May 2024 from the IFA addressed to the Board (other than the Recused Directors) in respect of the Selective Capital Reduction as set forth in Appendix A hereto

“IFRS”	:	International Financial Reporting Standards

“Interested Person”	:	As defined in the Note on Rule 24.6 of the Code and read with the Note on Rule 23.12 of the Code, an interested person is:

(a) a director, chief executive officer, or substantial shareholder of the company;

(b) the immediate family of a director, the chief executive officer, or a substantial shareholder (being an individual) of the company;

(c) the trustees, acting in their capacity as such trustees, of any trust of which a director, the chief executive officer or a substantial shareholder (being an individual) and his immediate family is a beneficiary;

(d) any company in which a director, the chief executive officer or a substantial shareholder (being an individual) together and his immediate family together (directly or indirectly) have an interest of 30% or more;

(e) any company that is the Subsidiary, holding company or fellow Subsidiary of the substantial shareholder (being a company); or

(f) any company in which a substantial shareholder (being a company) and any of the companies listed in (e) above together (directly or indirectly) have an interest of 30% or more

“International Shareholders”	:	Beneficial Shareholders, other than South African Shareholders

“IRS”	:	The United States Internal Revenue Service

“IRS Code”	:	The United States Internal Revenue Code of 1986, as amended

“JSE”	:	The Johannesburg Stock Exchange in South Africa

“JSE Business Days”	:	Any day other than a Saturday, Sunday or any other day on which the JSE is closed

“Latest Practicable Date”	:	The latest practicable date prior to the printing of this Circular, being 6 May 2024 (US Eastern Daylight Time)

“Letter”	:	The letter to Shareholders as set forth in this Circular

vii

DEFINITIONS

“List”	:	The list maintained by the JSE of securities admitted to listing

“LTIP”	:	Has the meaning ascribed to it in paragraph 5.2(a) of Appendix E

“Nasdaq”	:	The Nasdaq Global Select Market in the United States

“Non-Participating Shareholders”	:	Has the meaning ascribed to it in paragraph 1.1 of the Letter

“Non-Participating Shareholder Securities”	:	Collectively:
(a) shares in the capital of TMI or GF;

(b) securities which carry voting rights in TMI or GF; and

(c) convertible securities, warrants, options or derivatives in respect of any shares in the capital of TMI or GF or securities which carry voting rights in TMI or GF

“Non-US Holders”	:	A beneficial owner of Participating Shares that is not a US Holder and not a partnership for US federal income tax purposes

“Participating Shareholders”	:	Shareholders other than GF

“Participating Shares”	:	The 3,479,225 Shares held by the Participating Shareholders to be cancelled pursuant to the Selective Capital Reduction

“PFIC”	:	Passive foreign investment company

“Potential Tax Liabilities”	:	The estimated potential tax liabilities that may be incurred by the Group on the hypothetical disposal of its assets on an “as is” basis

“Qualifying Creditor”	:	A creditor of the Company who, at a date fixed by the Court, is entitled to any debt or claim which, if that date were the commencement of the winding up of the Company, would be admissible in proof against the Company

“Recused Directors”	:	Mr. Edward David Christopher Buttery (Executive Director) and Mr. Paul Charles Over (Non-Executive Director)

“Reference Period”	:	The period commencing three months prior to the Announcement Date and ending on the Latest Practicable Date

“Registrar”	:	The Registrar of Companies of Singapore

“Related Corporation”	:	Shall have the meaning ascribed to it in Section 6 of the Companies Act

“Sale and Purchase Agreements”	:	Has the meaning ascribed to it at page SP-2 of the Special Factors

“SA” or “South Africa”	:	The Republic of South Africa

“SA Cash Distribution”	:	Has the meaning ascribed to it at page ST-3 of the Summary Term Sheet

“SA Participating Shareholders”	:	Has the meaning ascribed to it at page ST-3 of the Summary Term Sheet

“SA ITA”	:	Has the meaning ascribed to it at page ST-3 of the Summary Term Sheet

“SARB”	:	The Financial Surveillance Department of the South African Reserve Bank

“SA STT”	:	Has the meaning ascribed to it in paragraph 13.2 of the Letter

“SA STT Act”	:	Has the meaning ascribed to it in paragraph 13.2 of the Letter
“SEC”	:	The United States Securities and Exchange Commission

“Securities Account”	:	Securities accounts maintained by depositors with a relevant securities depository

“Securities and Futures Act”	:	The Securities and Futures Act 2001 of Singapore

viii

DEFINITIONS

“Selective Capital Reduction”	:	The proposed selective capital reduction of the Company pursuant to Section 78G of the Companies Act, as detailed in paragraph 2 of the Letter

“Shareholders”	:	Shareholders of the Company

“Shareholders of Record”	:	A person or entity whose name is reflected in the Company’s register of members, and who is not necessarily a Beneficial Shareholder

“Shares”	:	The issued ordinary shares in the capital of the Company

“South African Shareholders”	:	Beneficial Shareholders whose interests are reflected on the South African administrative depository register (in general terms, this reflects the shareholders who trade on the JSE)

“STIP”	:	Has the meaning ascribed to it in paragraph 5.2(a) of Appendix E

“Subsidiary”	:	Shall have the meaning ascribed to it in Section 5 of the Companies Act

“Substantial Shareholder”		Shall have the meaning ascribed to it in Section 81 of the Companies Act

“Temeraire”	:	Temeraire Holding (MI) Limited, a company incorporated in the Republic of the Marshall Islands

“TMG”	:	Taylor Maritime Group Limited, a company incorporated in the Republic of the Marshall Islands

“TMI”	:	Taylor Maritime Investments Limited

“TMI Group”	:	TMI and its four wholly owned Subsidiaries, namely, TMI Advisors (UK) Limited, TMI Advisor Pte. Limited, TMI Management (HK) Limited and TMI Director 1 Limited

“TMI Financial Statements”	:	Has the meaning ascribed to it in paragraph 5.1 of Appendix B

“US” or “United States”	:	The United States of America
“US Holders”	:	A Beneficial Shareholder that is, for US federal income tax purposes:

(a) a citizen or resident of the United States;

(b) a corporation, or other entity treated as a corporation for US federal income tax purposes, created or organised in or under the laws of the United States, any state thereof or the District of Columbia;

(c) an estate the income of which is subject to US federal income taxation regardless of its source; or

(d) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more “United States persons” (within the meaning of the IRS Code) who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated

“US$”	:	The lawful currency for the time being of the United States

“Valuation Certificates”	:	Has the meaning ascribed to it at paragraph 13.1 of Appendix E

“Valuers”	:	Braemar and Hartland collectively

“Vessels”	:	Has the meaning ascribed to it at paragraph 13.1 of Appendix E

“VGO”	:	The voluntary conditional cash offer made by GF for all the Shares (other than Shares held by GF and Shares held in treasury) on 28 October 2022 (US Eastern Daylight Time)

“VWAP”	:	Volume-weighted average price

“ZAR”	:	The lawful currency for the time being of South Africa

“%” or “per cent.”	:	Per centum or percentage

ix

DEFINITIONS

“30-day VWAP Period”	:	Has the meaning ascribed to it in paragraph 4.2(b) of the Letter

“60-day VWAP Period”	:	Has the meaning ascribed to it in paragraph 4.2(b) of the Letter

“90-day VWAP Period”	:	Has the meaning ascribed to it in paragraph 4.2(b) of the Letter

“180-day VWAP Period”	:	Has the meaning ascribed to it in paragraph 4.2(b) of the Letter

Unless the context otherwise requires:

(i)	words importing the singular shall, where applicable, include the plural and vice versa. Words importing a single gender shall, where applicable, include any or all genders. References to persons shall, where applicable, include individuals, corporate bodies (wherever incorporated), unincorporated associations and partnerships;

(ii)	any reference in this Circular to any enactment is a reference to that enactment as for the time being amended or re-enacted. Any word defined under the Companies Act, the Securities and Futures Act, the Code or any modification thereof and not otherwise defined in this Circular shall, where applicable, have the same meaning assigned to it under the Companies Act, the Securities and Futures Act, the Code or any modification thereof, as the case may be, unless the context otherwise requires;

(iii)	any reference to a date or time of day in this Circular is made by reference to Singapore time unless otherwise stated;

(iv)	any discrepancies between the figures listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in this Circular may not be an arithmetic aggregation of the figures that precede them;

(v)	the headings in this Circular are inserted for convenience only and shall be ignored in construing this Circular; and

(vi)	in this Circular, the total number of Shares is a reference to a total of 19,685,590 Shares, as at the Latest Practicable Date, unless the context otherwise requires. As at the Latest Practicable Date, the Company does not hold any Shares in treasury. Unless otherwise specified, all references to a percentage shareholding in the capital of the Company in this Circular are based on 19,685,590 Shares, as at the Latest Practicable Date.

x

PART I — SUMMARY TERM SHEET

Summary Term Sheet

The Company, which is incorporated under the laws of the Republic of Singapore, is proposing to cancel the Shares held by the Shareholders other than Shares held by GF. The EGM has been convened at the direction of the Board at which the Participating Shareholders will be asked to consider and vote on the special resolution relating to the Selective Capital Reduction.

This summary term sheet highlights important information contained in this Circular, but it is intended to be an overview only and may not contain all of the information that is important to you. You should carefully read this Circular and the accompanying Form of Proxy and Voting Instruction in their entirety because the information in this summary term sheet is not complete and additional important information is contained in the remainder of this Circular and the accompanying Form of Proxy and Voting Instruction.

What is the Selective Capital Reduction?

•	The Selective Capital Reduction is a proposal by the Company involving the cancellation of all of the Shares held by the Participating Shareholders, comprising 3,479,225 Participating Shares, resulting in a reduction of the issued share capital of the Company.

•	The purpose of the Selective Capital Reduction is to reduce the Company’s costs and expenses associated with its listing on Nasdaq and the JSE and to provide the Participating Shareholders with an opportunity to receive the Cash Distribution in cash at an attractive premium over the historical market prices of the Shares. As a result of the Selective Capital Reduction, GF will own 100% of the Shares.

Who is participating in the Selective Capital Reduction?

•	Each Participating Shareholder will have the opportunity to participate in and vote on the special resolution relating to the Selective Capital Reduction at the EGM. GF, who holds 82.33% of the issued share capital of the Company, will not participate in the Selective Capital Reduction. The Non-Participating Shareholders and the parties Acting in Concert with them will abstain from voting on the special resolution relating to the Selective Capital Reduction.

What is the number of Shares sought to be reduced in the Selective Capital Reduction?

•	The Company is seeking to reduce its issued share capital from US$290,193,001 comprising 19,685,590 Shares to US$240,614,044 comprising 16,206,365 Shares, representing a reduction of the total number of issued Shares by approximately 17.67%.

What will I receive in the Selective Capital Reduction and when will I receive it?

•	The Participating Shareholders as at the Effective Date (for holders of Shares listed on Nasdaq) will be entitled to receive the Cash Distribution of US$14.25 in cash for each Participating Share cancelled as a result of the Selective Capital Reduction, representing an attractive premium of 56.8% to the 180-day VWAP Period.

•	The Participating Shareholders as at the Effective Date (for holders of Shares listed on the JSE) will be entitled to receive the Cash Distribution in an equivalent amount in ZAR in cash for each Participating Share cancelled as a result of the Selective Capital Reduction, representing an attractive premium of 55.4% to the 180-day VWAP Period.

•	The Participating Shareholders will receive the Cash Distribution no later than seven (7) Business Days after the Effective Date. The Company’s transfer agent, Continental Stock Transfer & Trust Company, will distribute the Cash Distribution to Shareholders located in the United States and outside of South Africa and the Company’s South African Administrative Depository Agent, Computershare Investor Services (Pty) Ltd, will distribute the Cash Distribution to the Company’s Shareholders located in South Africa.

Will any Shareholders abstain from voting on the special resolution relating to the Selective Capital Reduction?

•	Yes. The Non-Participating Shareholders and parties Acting in Concert with them will abstain from voting on the special resolution relating to the Selective Capital Reduction.

Are there conditions to the Selective Capital Reduction?

•	Yes. The Selective Capital Reduction, will not be effective unless the following conditions have been satisfied:

○	the Company obtaining the Shareholders’ approval by way of a special resolution at the EGM to be convened to approve the Selective Capital Reduction pursuant to Section 78G of the Companies Act;

○	the Court granting the Court Order and such Court Order becoming final; and

○	the lodgement of the Court Order (and such other documents as prescribed by Section 78I(3) of the Companies Act) with the Registrar within 90 days beginning with the date the Court Order is made, or within such longer period as the Registrar may allow.

ST-1

PART I — SUMMARY TERM SHEET

Why is the Selective Capital Reduction being proposed?

•	The Selective Capital Reduction will provide the Participating Shareholders with an immediate and certain exit opportunity to realise their investment at an attractive premium over the historical market prices of the Shares. It will also, following the delisting of the Company from Nasdaq and the JSE and the deregistering of Shares under the Exchange Act, allow the Company to eliminate the costs and expenses associated with being a publicly listed company and will allow the Company to redirect its resources and funds among the Company’s business operations.

When do you expect the Selective Capital Reduction to become effective?

•	Assuming that (a) the Selective Capital Reduction is approved by the Shareholders at the EGM, (b) the Selective Capital Reduction is approved by the Court pursuant to the grant of the Court Order and such Court Order having become final, and (c) the Court Order is lodged with the Registrar within the applicable period, it is currently expected that the Selective Capital Reduction will become effective on or around 23 August 2024 (being the expected Effective Date). The Effective Date will be announced by the Company following the Company’s receipt of the Court Order.

How does the Cash Distribution compare with recent prices of the Shares?

•	The Cash Distribution will provide the Participating Shareholders with attractive premia over historical market prices of Shares as set forth in the section captioned “Letter to Shareholders—Rationale—Certainty of a Premium.”

What is the position of the Board (other than the Recused Directors) with respect to the Selective Capital Reduction?

•	The Board (other than the Recused Directors) considered the terms of the Selective Capital Reduction and consulted with and considered the advice of the Company’s senior management and legal advisers, and advice provided by the IFA in the IFA Letter, in respect of the Selective Capital Reduction, and unanimously (a) determined that the Selective Capital Reduction is both substantively and procedurally fair to the Participating Shareholders, (b) determined that the Selective Capital Reduction is in the interests of the Company, (c) approved the Selective Capital Reduction and the performance by the Company of its obligations thereunder upon the terms and subject to the conditions contained herein, and (d) resolved to recommend that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM. In coming to this conclusion, the Board (other than the Recused Directors) considered the factors summarised in the section captioned “—Special Factors—Factors Considered in Determining Fairness.”

☑   The Board (other than the Recused Directors) recommends that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM.

Is any director abstaining from making a recommendation on the Selective Capital Reduction?

•	Yes. Each of Mr. Edward David Christopher Buttery and Mr. Paul Charles Over will be abstaining from making a recommendation on the Selective Capital Reduction. Mr. Edward David Christopher Buttery is the Chief Executive Officer and executive director of each of the Company and TMI. Mr. Paul Charles Over, a non-executive director of the Company, was, on 17 February 2022, nominated to the board of the Company by TMI following GF’s acquisition of approximately 26% of the Shares. Each of Mr. Edward David Christopher Buttery and Mr. Paul Over would face irreconcilable conflicts of interest in connection with their respective relationships with TMI, and the SIC has ruled that each of them will be exempt from making a recommendation on the Selective Capital Reduction to the Participating Shareholders.

What is the advice of the Independent Financial Adviser with respect to the Selective Capital Reduction?

•	The Company has appointed the IFA to act as the independent financial adviser to the Board (other than the Recused Directors) to advise the Board (other than the Recused Directors) in respect of the Selective Capital Reduction in compliance with the Code. The IFA has advised the Board (other than the Recused Directors) that on balance, subject to the various considerations set forth in the IFA Letter, the financial terms of the Selective Capital Reduction are fair and reasonable. Accordingly, the IFA has advised the Board (other than the Recused Directors) to recommend that the Participating Shareholders vote in favour of the Selective Capital Reduction unless Shareholders are able to obtain a price higher than the Cash Distribution on the open market, after taking into account the brokerage and related costs in connection with open market transactions. For more information see the section captioned “Letter to Shareholders—Advice of the IFA to the Board (other than the Recused Directors)—Advice of the IFA” and the full text of the IFA Letter as set forth in Appendix A hereto.

Has the Company received an irrevocable undertaking from a Shareholder with respect to the Selective Capital Reduction?

•	No. No Shareholder has provided the Company with any irrevocable undertaking to vote in favour of the Selective Capital Reduction.

ST-2

PART I — SUMMARY TERM SHEET

Will I need to pay any fees, costs or commissions?

•	You will not incur any brokerage fees, costs or commissions if you are the Shareholder of Record (i.e., your name is reflected in the Company’s register of members or you have a share certificate representing Shares have been issued to you). If you are a Beneficial Shareholder, you may be charged a fee for your dealer’s, securities depository’s or other intermediary’s services in connection with the Selective Capital Reduction.

Is there an agreement governing the Selective Capital Reduction?

•	No. There is no agreement governing the Selective Capital Reduction.

What will happen to the Company following the Selective Capital Reduction becoming effective?

•	The Company will as soon as practicable delist the Shares from each of Nasdaq and the JSE and deregister the Shares under the Exchange Act. Accordingly, the Shares will no longer be publicly traded.

•	The Non-Participating Shareholders currently intend for the Company to continue with its existing business operations.

Will I have the right to have my Shares appraised?

•	No. Appraisal rights are not available in connection with the Selective Capital Reduction. See the section captioned “Letter to Shareholders—Selective Capital Reduction—Appraisal.”

What governs the Selective Capital Reduction?

•	The Selective Capital Reduction is governed by the Companies Act and requires the approval and confirmation of the Court.

What factors will the Court take into account in considering whether or not to grant the order to approve the Selective Capital Reduction?

•	Under the Companies Act, the Court will consider the impact of the Selective Capital Reduction on Qualifying Creditors of the Company. The Court will not issue an order approving the Selective Capital Reduction unless it is satisfied that:

○	the Qualifying Creditor(s) have consented to Selective Capital Reduction;

○	the Qualifying Creditor(s)’ debt or claim has been secured or the Qualifying Creditor has other adequate safeguards for it; or

○	security or other safeguards are unnecessary given the available assets to the Company following the Selective Capital Reduction.

What happens if the conditions to the Selective Capital Reduction are not met?

•	If all of the conditions set forth in the section of this Circular captioned “Letter to Shareholders——Selective Capital Reduction—Conditions” are not satisfied or waived, the Participating Shareholders will not receive the Cash Distribution. The Company will remain a publicly traded company and the Shares will continue to be listed and traded on each of Nasdaq and the JSE and registered under the Exchange Act, and the Company will continue to file periodic and other reports with the SEC and JSE, respectively.

What are the material US federal income tax consequences of the Selective Capital Reduction to the Participating Shareholders?

•	The cancellation of the Participating Shares for cash pursuant to the Selective Capital Reduction will be a taxable transaction for US federal income tax purposes. Accordingly, subject to the PFIC rules, a US Holder will recognize capital gain or loss for US federal income tax purposes in an amount equal to the difference, if any, between the amount of the Cash Distribution received and the US Holder’s adjusted tax basis in the Participating Shares. For more information, see the section captioned “Letter to Shareholders—Certain Income Tax Consequences of the Selective Capital Reduction—Certain Material US Federal Income Tax Consequences.”

What are the material South African income tax consequences of the Selective Capital Reduction to the Participating Shareholders?

•	Generally, the South African income tax consequences arising for the Participating Shareholders who/which constitute South African tax resident shareholders (hereinafter the “SA Participating Shareholders”) from the cancellation of the Participating Shares in terms of the Selective Capital Reduction and the distribution in cash to be paid to the SA Participating Shareholders in connection therewith (the “SA Cash Distribution”) depends on whether the Participating Shares are held by the SA Participating Shareholders on (i) revenue account or as “trading stock” (as defined in section 1 of the Income Tax Act, 58 of 1962 (“SA ITA”)) or (ii) as a capital asset (or in respect of Participating Shares to which the provisions of section 9C of the SA ITA apply). For more information, see the section captioned “Letter to Shareholders—Certain Income Tax Consequences of the Selective Capital Reduction—South African Tax Consequences.”

ST-3

PART I — SUMMARY TERM SHEET

Does the Company have the financial resources to make cash distributions under the Selective Capital Reduction?

•	The Company intends to fund the cash distributions for the Participating Shares solely through cash and cash equivalents on hand. The Financial Adviser is satisfied that sufficient financial resources are available to the Company to fund the aggregate Cash Distribution pursuant to the Selective Capital Reduction.

In what currency will I receive payment for my Participating Shares?

•	If the Selective Capital Reduction becomes effective, the Participating Shareholders will be entitled to receive the Cash Distribution, irrespective of their location. As mandated by the SARB, the Participating Shareholders holding their Shares on the JSE will receive the Cash Distribution in the equivalent amount of ZAR. The Company expects that the USD-ZAR exchange rate for the Cash Distribution will be announced following the Company’s receipt of the Court Order.

What is the location, date and time of the EGM?

•	The EGM will be held by electronic means on 20 June 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time).

Who is entitled to attend the EGM and vote on the special resolution relating to the Selective Capital Reduction?

•	The Shareholders as of the record date of 10 May 2024 at 18:00 Singapore Standard Time may vote at the EGM. Each Shareholder shall be entitled to cast one vote for each such Share owned at the close of business on the record date as of 10 May 2024 at 18:00 Singapore Standard Time. However, the Non-Participating Shareholders and parties Acting in Concert with them will abstain from voting. A live audio-visual webcast and a live audio-only stream will allow Shareholders to view and/or listen to the EGM proceedings. Shareholders will not be able to ask questions during the course of the EGM but can submit their questions in advance before the cut-off date of 17 June 2024.

How do I vote on the Selective Capital Reduction?

•	Eligible Shares held by Beneficial Shareholders may be voted at the EGM by completing the Form of Proxy and Voting Instruction in accordance with his/her/its instructions and must be submitted by (a) Shareholders in South Africa by no later than 17 June 2024 at 12:00 South Africa Standard Time, to his/her/its broker, dealer, securities depository or other intermediaries through which their interests are held in South Africa and (b) by Shareholders in the United States and outside of South Africa, by no later than 17 June 2024 at 06:00 US Eastern Daylight Time, to (i) their respective broker, dealer, securities depository or other intermediary through which their interests are held or (ii) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, (iii) via telephone voting at Broadridge is +1-800-454-8683, or (iv) via online voting at PROXYVOTE.COM, which requires the 16-digit Control Number printed on the Form of Proxy and Voting Instruction provided by Broadridge.

•	Eligible Shares held by Shareholders whose name is reflected on the Company’s register of members may be voted by completing a Form of Proxy and Voting Instruction and emailing it to proxy@continentalstock.com or by posting it to 1 State Street, 30th Floor, New York, NY10004-1561 no later than 17 June 2024, 06:00 US Eastern Daylight Time.

If my broker holds my Shares in “street name,” will my broker vote my Shares for me?

•	No. Your bank, broker or other nominee is permitted to vote your Shares on any proposal currently scheduled to be considered at the EGM only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your Shares. Without instructions, your Shares will not be voted on such proposals.

What is a “broker non-vote”?

•	A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The Company does not expect any broker non-votes at the EGM because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas the proposal to be presented at the EGM is considered “non-routine.” As a result, no broker will be permitted to vote your Shares at the EGM without receiving instructions. Failure to instruct your broker on how to vote your Shares will result in your Shares not being voted on such proposals.

ST-4

PART I — SUMMARY TERM SHEET

What vote is required from the Participating Shareholders to approve the Selective Capital Reduction?

•	In order for the Selective Capital Reduction to be approved, the special resolution relating to the Selective Capital Resolution requires the approval of at least 75% of all of the Participating Shares voted by the Participating Shareholders present in person or by proxy and voting at the EGM.

May I revoke my vote after I have submitted my Form of Proxy and Voting Instruction?

•	Yes. You can revoke your proxy before the EGM in the manner described in the Form of Proxy and Voting Instruction. If you wish to revoke a Form of Proxy and Voting Instruction, a Beneficial Shareholder must notify the relevant broker, dealer, securities depository or other intermediary and a Shareholder of Record must notify Continental Stock Transfer & Trust Company, in each case via email by 17 June 2024, 06:00 US Eastern Daylight Time.

How will the votes at the EGM be counted?

•	At the EGM, votes will be taken on a poll with one vote for each eligible Share. The poll will be taken in such manner (including the use of ballot or voting papers) as the chairman may direct and the result of a poll shall be deemed to be the resolution of the EGM. While Shares for which an abstention from voting has been recorded are counted toward the quorum of the meeting, the calculation of the percentage of votes cast in favour of the resolution disregards abstained votes. A person entitled to more than one vote need not use all his votes or cast all the votes he/she/it uses in the same way.

Who can help answer my questions?

•	If you have any questions concerning the Selective Capital Reduction, the EGM or the accompanying Form of Proxy and Voting Instruction, would like additional copies of the accompanying Form of Proxy and Voting Instruction or need help voting your Shares, please contact EGM2024@grindrodshipping.com.

ST-5

PART II — INDICATIVE TIMETABLE

The following are the indicative dates and times for the Selective Capital Reduction: (1)

Record Date for the EGM	Friday, 10 May 2024

Notice of the EGM	Tuesday, 14 May 2024

Last date and time for lodgement of Forms of Proxy and Voting Instruction	Monday, 17 June 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time)

Date and time of EGM	Thursday, 20 June 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time)

Announcement of results of EGM on Nasdaq	Thursday, 20 June 2024 at 16:30 US Eastern Daylight Time

Announcement of results of EGM on the JSE	Friday, 21 June 2024 at 08:00 South Africa Standard Time

Expected submission of the application to the Court to approve the Selective Capital Reduction	Friday, 21 June 2024, approximately 1 working day after the passing of the special resolution at the EGM

Court Approval on Selective Capital Reduction	Friday, 26 July 2024, approximately 5 weeks after the submission of the application

Report in Form 6-K furnished to the SEC and publication of the SENS Announcement in relation to: (a) the receipt of Court Approval, (b) the Effective Date and (c) the USD:ZAR Exchange rate (such announcement the Declaration and Finalisation Date Announcement for JSE purposes)	Monday, 5 August 2024, to be within 1 working day after receipt of JSE approval on the Selective Capital Reduction timeline

Expected date of announcement of intention to delist the Company from Nasdaq	Tuesday, 13 August 2024 (10 days prior to filing Form 25)

Expected date of announcement of intention to delist the Company from Nasdaq, released on SENS	Wednesday, 14 August 2024

Expected last day of trading on Nasdaq	Thursday, 22 August 2024

Expected last day to trade on the JSE to be eligible to participate in the Selective Capital Reduction and receive the Cash Distribution	Thursday, 22 August 2024

Expected suspension of trading in Shares on the JSE	Friday, 23 August 2024

Expected Effective Date of the Selective Capital Reduction	Friday, 23 August 2024

Record date for Cash Distribution for JSE purposes	Tuesday, 27 August 2024

Expected date of payment of the Cash Distribution	Wednesday, 28 August 2024 (and in any event within 7 Business Days after the Effective Date)

Expected date of submission of application letter to delist from the JSE	Monday, 2 September 2024

Expected date of delisting of the Company from Nasdaq	Tuesday, 3 September 2024 (10 calendar days after filing Form 25)

Expected date of delisting of the Company from the JSE	Friday, 6 September 2024

Note:

(1)	Apart from the last date and time for lodgement of Forms of Proxy and Voting Instruction, and the date and time of EGM, the above dates are indicative only and are subject to change. The actual dates of the above events will be announced in due course by the Company to its Shareholders through the SENS electronic platform of the JSE, and the electronic platform of Nasdaq.

(2)	Shareholders registered on the JSE Register will not be allowed to dematerialise or rematerialize their shareholdings and shareholders may not reposition shares between the JSE and the U.S. Register between Thursday, 22 August 2024 and Tuesday, 27 August 2024.

IT-1

PART III — SPECIAL FACTORS

1	Past Contacts, Transactions, Negotiations and Agreements

1.1	Background of the Selective Capital Reduction

The Company was incorporated as a private company, Grindrod Shipping Holdings Pte. Ltd., on 2 November 2017 in accordance with the laws of the Republic of Singapore for the purpose of acquiring the shipping business from Grindrod Limited, a public company incorporated in accordance with the laws of the Republic of South Africa. On 25 April 2018, Grindrod Shipping Holdings Pte. Ltd. was converted from a private company to a public company incorporated in accordance with the laws of the Republic of Singapore and changed its name to “Grindrod Shipping Holdings Ltd.” The Company owns and operates a diversified fleet of owned, long-term and short-term chartered-in drybulk vessels predominantly in the handysize and supramax/ultramax segments. The drybulk business, which operates under the brand “Island View Shipping”, includes a core fleet of 24 vessels consisting of 11 handysize drybulk carriers and 13 supramax/ultramax drybulk carriers. The Company is based in Singapore, with offices in London, Durban, Tokyo and Rotterdam. The Company is listed on Nasdaq under the ticker “GRIN” and on the JSE under the ticker “GSH”.

TMI was registered in Guernsey under the Companies (Guernsey) Law, 2008 on 31 March 2021. TMI’s registration number is 69031 and it is regulated by the Guernsey Financial Services Commission as a registered closed-ended collective investment scheme pursuant to the Protection of Investors (Bailiwick of Guernsey) Law, 2020, the Registered Collective Investment Scheme Rules 2021 and the Prospectus Rules 2021. TMI’s ordinary shares were admitted to the premium listing segment of the Official List of the UK Listing Authority and began trading on the Main Market of the London Stock Exchange on 27 May 2021. TMI specialises in the acquisition and chartering of vessels in the handysize and supramax/ultramax bulk carrier segments of the global shipping sector. TMI invests in a diversified portfolio of vessels which are primarily second-hand. The current portfolio numbers 18 vessels in the geared drybulk segment. The ships are employed utilising a variety of employment/charter strategies.

In the fourth quarter of 2021, GF acquired 595,443 Shares in the open market for an aggregate purchase price of US$8,915,092, excluding commissions.

Pursuant to an agreement with Industrial Partnership Investments Proprietary Limited and Remgro Limited, dated 10 December 2021, TMI and GF agreed to acquire from Industrial Partnership Investments Proprietary Limited 4,329,580 Shares for a purchase price of US$18.00 per Share and an aggregate purchase price of US$77,932,440. On 28 January 2022, GF completed this acquisition, which resulted in its equity ownership interest in the Company increasing from approximately 3% to approximately 26%.

On 7 March 2022, TMI submitted to the Company an initial draft non-binding indicative proposal to acquire all of the Shares it did not already own, at a cash price between US$23.00 and US$26.00 per Share.

On 18 June 2022, after discussions with representatives of the Company, TMI submitted to the Company a revised non-binding indicative proposal to acquire the Shares it did not already own at a cash price of US$23.00 per Share, to be paid in conjunction with a special dividend from the Company of US$5.00 per Share.

On 24 August 2022, TMI and the Company entered into a non-disclosure agreement in connection with a possible voluntary general offer by TMI to acquire all of the Shares.

On 25 August 2022, after further discussion with representatives of the Company, TMI submitted to the Company a further revised non-binding indication of interest to acquire all of the Shares it did not already own for an aggregate cash consideration of US$26.00 per Share, consisting of US$21.00 per Share in cash to be paid in the offer and a special dividend from the Company of US$5.00 per Share to be paid by the Company to its Shareholders.

Also on 25 August 2022, the Company and TMI entered into an exclusivity agreement granting TMI a period of exclusivity until 28 September 2022 to negotiate a transaction with the Company, which was subsequently amended on 28 September 2022 to extend the exclusivity period until 10 October 2022.

On 11 October 2022, the Company, TMI and GF entered into a transaction implementation agreement and, in accordance with such agreement, (i) on 28 October 2022, GF commenced the VGO to purchase all of the Shares not then owned by GF for a purchase price of US$21.00 in cash per Share and (ii) the Board declared a special dividend of US$5.00 per Share, which was paid by the Company on or about 5 December 2022 to Shareholders of record as of 25 November 2022. Pursuant to the transaction implementation agreement, if GF acquired no less than 90% of the total Shares in the VGO, it was obligated to exercise its rights under Section 215(1) of the Companies Act to compulsorily acquire all of the Shares that were not tendered at the offer price (the “Compulsory Acquisition”).

On 28 November 2022, the initial tender offer expired and a total of 8,966,040 Shares were validly tendered and accepted for payment by GF, following which GF owned approximately 73.78% of the Shares. A subsequent offer period began immediately thereafter and expired on 19 December 2022. A total of 1,839,787 Shares were validly tendered and accepted for payment by GF in the subsequent offering period, following which GF owned a total of 16,206,365 Shares, representing an approximately 83.23% ownership of the Shares (including the number of Shares resulting from the valid vesting and settlement in full of certain forfeitable Shares of the Company), which was below the Compulsory Acquisition threshold.

SP-1

PART III — SPECIAL FACTORS

On 6 December 2022, the Company appointed Mr. Edward Buttery as a director of the Company.

Following the expiration of the VGO, the Board and members of senior management of the Company have continued to regularly review and assess the Company’s industry, financial performance, prospects and short-term and long-term strategic plan with the goals of strengthening the Company’s business and enhancing Shareholder value. As part of this process, the Board and members of senior management of the Company have from time to time discussed and evaluated potential alternatives relating to the Company and its business, taking into account GF’s control of the Company, including, among other things, the privatisation of the Company, the continuation of, and potential improvements to, current business plans, capital raising activities and potential expansion opportunities through acquisitions, partnerships or other commercial relationships. Members of senior management of the Company have also regularly interacted with representatives of TMI in connection with TMI’s evaluation of the Company’s strategic direction and ongoing business plans and potential strategic alternatives.

On 20 March 2023, the Company announced that the Board appointed Mr. Edward Buttery as the Chief Executive Officer of the Company effective as of 1 April 2023 and the Company and Mr. Edward Buttery entered into an employment agreement containing customary provisions and representations, including confidentiality, non-competition, non-solicitation and inventions assignment undertakings.

On 24 July 2023, the Company entered into a purchase agreement with Billy (MI) Ltd, a wholly owned Subsidiary of TMI, to purchase a handysize bulk carrier for delivery by 31 July 2023 for the consideration of approximately US$15.0 million (before costs). Such acquisition, which price was consistent with three independent broker valuations obtained in connection with such transaction, was unanimously approved by the Board (other than the Recused Directors).

On 28 July 2023, the Company entered into a purchase agreement with Good Viscount (MI) Ltd, a wholly owned Subsidiary of TMI, to purchase a handysize bulk carrier newbuilding for delivery by 31 March 2024, for the consideration of approximately US$33.75 million (before costs), which price was consistent with two independent broker valuations obtained in connection with such transaction, and was unanimously approved by the Board (other than the Recused Directors).

On 25 September 2023, the Company and Grindrod Shipping Pte. Ltd., a wholly owned Subsidiary of the Company, entered into two sale and purchase agreements (the “Sale and Purchase Agreements”) namely, (a) a sale and purchase agreement with TMG to acquire the entire issued share capital of Taylor Maritime Management Limited and (b) a sale and purchase agreement with TMG and Temeraire to acquire the entire issued share capital of Tamar Ship Management Limited, together for an aggregate consideration ranging from approximately US$11.75 million to US$13.5 million (collectively the “Acquisition”).

On 28 November 2023, the Company held a regularly scheduled meeting of the Board virtually, during which members of each of the Company’s management and TMI’s management attended. During the meeting, members of the Company’s management discussed with the Board the potential privatisation of the Company in light of the ongoing costs and expenses incurred and resources expended to remain listed on two public exchanges in two respective jurisdictions compared to the limited benefits of remaining a publicly listed company. Members of the Company’s management further discussed the benefits of a privatisation including simplifying the Company’s corporate structure, increasing cost efficiencies and realising certain operational synergies and presented various methods to effecting such privatisation including the Selective Capital Reduction. The Board determined that the Selective Capital Reduction was the most cost efficient and appropriate alternative to remaining a publicly listed company.

On 10 January 2024, the Company met with the IFA to discuss the Selective Capital Reduction and on 31 January 2024, the Company engaged the IFA to act as the independent financial adviser to the Board (other than the Recused Directors) for the purpose of advising the Board (other than the Recused Directors) in respect of the Selective Capital Reduction in compliance with the Code.

On 23 January 2024, the Company met virtually with the Financial Adviser to discuss the Selective Capital Reduction and its role and on 15 February 2024, the Company executed an engagement letter pursuant to which the Financial Adviser was engaged, solely to provide confirmation that the Company has sufficient financial resources available to fund the aggregate Cash Distribution pursuant to the Selective Capital Reduction.

On 28 February 2024, the Company held a regularly scheduled meeting of the Board virtually, during which members of each of the Company’s management and TMI’s management attended. Members of the Company’s management provided an update on the Selective Capital Reduction process and a preliminary analysis on the potential cash distribution to the Participating Shareholders.

On 12 March 2024, the IFA delivered its disclosure letter to the Board regarding the IFA’s holdings and dealings of Company Securities and Non-Participating Shareholder Securities.

On 14 March 2024, the Company held a special meeting of the Board virtually, during which members of the Company’s management and representatives from TMI attended. Members of the Company’s management discussed a status update on the Selective Capital Reduction and a preliminary timeline to effectuate the Selective Capital Reduction. Members of the Company’s management also discussed a preliminary range of the cash distribution to be made to the Participating Shareholders and indicated their belief that TMI would likely support a cash distribution within such range. Following this meeting, the Board (other than the Recused Directors) approved the release of a draft of the Announcement.

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On 15 March 2024, the Financial Adviser delivered its disclosure letter to the Board regarding the Financial Adviser’s holdings and dealings of Company Securities and Non-Participating Shareholder Securities.

On 25 April 2024, the Company held a special meeting of the Board virtually, during which members of the management of the Company, and representatives of Shook Lin & Bok LLP participated. Members of the Company’s management provided an update on the Circular and the Selective Capital Reduction process. At that meeting, a near final draft of the Circular was presented to the Board. Representatives of Shook Lin & Bok LLP provided an overview of the contents of the draft Circular to the Board. Following consultation with members of management, the Board (other than the Recused Directors) unanimously (a) determined that it is in the interests of the Company to undertake the Selective Capital Reduction and approved the Company to undertake the Selective Capital Reduction upon the terms and subject to the conditions set out in the Circular, (b) approved the draft Circular and (c) authorized any of the Directors to finalise and file the Circular to effectuate the Selective Capital Reduction.

On 13 May 2024, the Company held a special meeting of the Board virtually, during which members of the management of the Company, representatives of the IFA, and representatives of Shook Lin & Bok LLP participated. At that meeting, a final draft of the Circular was presented to the Board. Representatives of the IFA presented to the Board the IFA Letter and sought confirmations to certain sections of the IFA Letter from the Board. The IFA noted that, as set forth in the IFA Letter, in the IFA’s opinion, on balance, subject to the various considerations set forth in the IFA Letter, the financial terms of the Selective Capital Reduction are fair and reasonable. Accordingly, the IFA has advised the Board (other than the Recused Directors) to recommend that the Participating Shareholders vote in favour of the Selective Capital Reduction unless Shareholders are able to obtain a price higher than the Cash Distribution on the open market, after taking into account the brokerage and related costs in connection with open market transactions, as more fully described in the section of this Circular captioned “Letter to Shareholders— Advice of the IFA to the Board (other than the Recused Directors)—Advice of the IFA.” Representatives of Shook Lin & Bok LLP provided an overview of the Circular to, and sought confirmations from, the Board and the management of the Company to certain sections of the Circular. At that meeting, following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, including the factors described below in greater detail in the section of this Circular captioned “—Fairness of the Selective Capital Reduction—Factors Considered in Determining Fairness,” the Board (other than the Recused Directors) unanimously (a) determined that the Selective Capital Reduction is fair (both substantively and procedurally) to the Participating Shareholders, (b) determined that the Selective Capital Reduction is in the interests of the Company, (c) approved the Selective Capital Reduction and the performance by the Company of its obligations thereunder upon the terms and subject to the conditions contained herein, and (d) resolved to recommend that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM. The Recused Directors did not vote at the meeting.

1.2	Transactions

Except for the acquisition of the Shares as further described in the section above captioned “—Background of the Selective Capital Reduction” and as otherwise set forth in this Circular, there have not been any negotiations, transactions or material contacts during the past two years concerning a merger, consolidation, or acquisition, a tender offer for, or other acquisition of, any securities of the Company, an election of directors of the Company or a sale or other transfer of a material amount of assets of the Company, between (a) TMI, GF or any of their respective Subsidiaries, or, to the best of their knowledge, any persons listed in Appendix B hereto, on the one hand, and (b) the Company or any of its affiliates (excluding TMI, GF or any of their respective affiliates), on the other hand.

Except as set forth in this Circular, none of TMI or GF, or, to the best of their knowledge, any of the persons listed in Appendix B hereto, has any agreement, arrangement, or understanding or potential conflict of interest with respect to the Selective Capital Reduction with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, or the giving or withholding of proxies, consents or authorizations.

2	Purpose, Reasons, Alternatives and Effects

2.1	Purpose, Reasons and Alternatives

The Company is proposing to implement the Selective Capital Reduction, which will cancel all of the Participating Shares, simultaneously reducing the Company’s issued share capital in order to (a) delist from both Nasdaq and the JSE, which will achieve cost savings and increase operational efficiency, and (b) provide the Participating Shareholders with an opportunity to receive the Cash Distribution in cash at an attractive premium over the historical market prices of the Shares. As a result of the Selective Capital Reduction, GF will own 100% of the Shares and the Participating Shareholders will accordingly cease to hold any Shares and will not bear the risk of any losses generated by the Company’s operations or of any subsequent decrease in the value of the Company.

The Selective Capital Reduction provides an immediate and certain exit opportunity for the Participating Shareholders to realise their investment during a period of adverse economic conditions.

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PART III — SPECIAL FACTORS

If the Selective Capital Reduction becomes effective, the Company intends to, as soon as practicable, delist the Shares from both Nasdaq and the JSE and deregister the Shares under the Exchange Act. As a company with publicly traded Shares, the Company incurs, among other things, significant administrative, compliance, legal, accounting and other listing-related costs and expenses as well as an expenditure of a significant amount of resources to comply with the rules and regulations of the Exchange Act, Nasdaq and the JSE. Such costs and expenses in the aggregate total approximately US$2.2 million per year and include, among other things, the costs associated with preparing its annual report on Form 20-F, compliance with Exchange Act-related requirements and the rules and regulations of each of Nasdaq and the JSE and fees for external legal counsel. The delisting from Nasdaq and the JSE eliminates such costs and expenses and will allow the Company to redirect its resources and funds among the Company’s business operations.

The Company considered various alternatives to privatise the Company, and determined that the Selective Capital Reduction was the most cost efficient and appropriate alternative to privatise the Company and to allow the Participating Shareholders to monetise their investment in the Company at an attractive premium over the historical market prices of the Shares. The Company concluded that each alternative would take considerably longer to execute and had a greater likelihood of resulting in higher transaction costs and expenses relative to the Selective Capital Reduction.

2.2	Effects

If the Selective Capital Reduction becomes effective, GF will own 100% of the Shares and all Participating Shares will be cancelled and any share certificates will thereafter cease to have effect as documents or evidence of title. As a result, the Participating Shareholders will cease to have ownership interests in the Company and rights as Shareholders, and, as a result, such Participating Shareholders will neither participate in the earnings and growth of the Company following the Selective Capital Reduction nor will they have any right to vote on corporate matters. Similarly, the Participating Shareholders will not face the risk of losses generated by the Company’s operations or decline in the Company’s value following the Selective Capital Reduction. The Cash Distribution may be considered a taxable transaction for US federal income tax and South African income tax purposes.

If the Selective Capital Reduction becomes effective, the Company intends to as soon as practicable delist the Shares from Nasdaq and will issue an announcement of the delisting of the Shares on Nasdaq.

If the Selective Capital Reduction becomes effective, the Company intends to apply for the removal of the Shares from List, subject to satisfying applicable legal and regulatory requirements (including any requirements imposed by the JSE) at the relevant time. It is anticipated that the application for the removal of the Shares from the List will be approved by the JSE and take effect within 30 JSE Business Days after the publication by the Company of an announcement that the Selective Capital Reduction has become effective.

If the Selective Capital Reduction becomes effective, GF will directly own 100% of the Shares and will have a corresponding 100% interest in the Company’s net book value and net earnings. The table below sets forth GF’s ownership of the Shares and resulting interests in the Company’s net book value and loss for the year prior to and immediately following the Effective Date, based on the Company’s historical net book value and loss for the year as of 31 December 2023 and for the year ended 31 December 2023.

	Ownership Prior to the Selective Capital Reduction				Ownership After the Selective Capital Reduction
	Net Book Value		Loss for the Year		Net Book Value		Loss for the Year
Name	US$’000	%	US$’000	%(1)	US$’000	%	US$’000	%(1)
GF	202,631	82.33	7,922	82.33	246,120	100%	9,622	100

(1)	Based on 19,685,590 issued Shares as of 31 December 2023.

If the Selective Capital Reduction is not completed for any reason, including, but not limited to, a condition not being satisfied, the Participating Shareholders will not receive the Cash Distribution that is contemplated by the Selective Capital Reduction and the Company expects that its management will continue to operate the business as it is currently being operated. The Company will remain a publicly traded company and its Shares will continue to be listed and traded on each of Nasdaq and the JSE and registered under the Exchange Act, and the Company will continue to file periodic and other reports with the SEC and JSE, respectively, for so long as the Company remains listed. Participating Shareholders would therefore continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Shares. The effect of these risks and opportunities on the future value of the Shares cannot be predicted with any certainty. There is also a risk that the market price of the Shares would decline if the Selective Capital Reduction is not completed.

3	Fairness of the Selective Capital Reduction

The Company is a Singapore company subject to Singapore law. The Company will implement the proposed Selective Capital Reduction in accordance with the requirements of the Code and the Companies Act.

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PART III — SPECIAL FACTORS

Nonetheless, the Selective Capital Reduction will be treated as a “going private” transaction under the applicable rules and regulations of the Exchange Act. Pursuant to such rules and regulations, each of the Non-Participating Shareholders and the Company is required to state whether they reasonably believe that the Selective Capital Reduction is fair or unfair to the Company’s unaffiliated security holders. Accordingly, the Non-Participating Shareholders and the Company are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related requirements under the Exchange Act.

3.1	Position of the Non-Participating Shareholders as to Fairness

The Non-Participating Shareholders reasonably believe that the Selective Capital Reduction is fair (both substantively and procedurally) to the Participating Shareholders of the Company based on discussions with members of the Company’s senior management regarding the Company and its business, and the various factors considered by the Board (other than the Recused Directors), all as more fully described below under the caption “—Factors Considered in Determining Fairness”, which the Non-Participating Shareholders have adopted as their own.

The views of the Non-Participating Shareholders as to the fairness of the Selective Capital Reduction should not be construed as a recommendation to any Shareholder as to how such Shareholder should vote at the EGM. The Non-Participating Shareholders have interests in the Selective Capital Reduction different from, and in addition to, those of the Participating Shareholders. These interests are described in Appendix C under the caption “—Holdings of Company Securities” and Appendix D under the caption “—Disclosure of Interests—The Non-Participating Shareholders.”

3.2	Position of the Company as to Fairness; Recommendation of the Board (other than the Recused Directors)

In evaluating the fairness (both substantively and procedurally) and advisability of the Selective Capital Reduction to the Participating Shareholders and unanimously recommending that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM, the Board (other than the Recused Directors) considered the terms of the Selective Capital Reduction, consulted with and considered the advice of the Company’s senior management and legal and financial advisers, and the advice given by the IFA in the IFA Letter (summarized below in the sectioned captioned “Letter to Shareholders—Advice of the IFA to the Board (other than the Recused Directors)—Advice of the IFA”) which the Board (other than the Recused Directors) has adopted as its own, considered information with respect to the Company’s financial condition, results of operations, business, competitive position and business strategy, as well as current industry, economic and market conditions and trends, and considered and analysed a wide and complex range of factors as discussed below under the caption “—Factors Considered in Determining Fairness”.

Based on these consultations, analyses and considerations, the Board (except for the Recused Directors) unanimously: (a) determined that the Selective Capital Reduction is fair (both substantively and procedurally) to the Participating Shareholders, (b) determined that the Selective Capital Reduction is in the interests of the Company, (c) approved the Selective Capital Reduction and the performance by the Company of its obligations thereunder upon the terms and subject to the conditions contained herein, and (d) resolved to recommend that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM. The Recused Directors were not present for the vote at the meeting.

Accordingly, the Board (other than the Recused Directors), having considered carefully the various factors described below under the caption “—Factors Considered in Determining Fairness,” hereby unanimously recommends that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM.

3.3	Factors Considered in Determining Fairness

In reaching its determinations that the Selective Capital Reduction is fair (both substantively and procedurally) to the Participating Shareholders and making its recommendation that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM, the Board (other than the Recused Directors) considered the following factors as being generally supportive of their determination and recommendations:

(a)	The Selective Capital Reduction provides an opportunity for the Participating Shareholders to realize their investment at an attractive premium. The Board (other than the Recused Directors) considered the current and historical market prices of the Shares and the fact that the Cash Distribution of US$14.25 to be received for each Participating Share that is cancelled as a result of the Selective Capital Reduction represented an attractive premium over historical market prices of the Shares. In particular, the Cash Distribution of US$14.25 per Share represents:

(i)	a 37.7% premium to the last traded price per Share on the Disclosure Date (being 28 March 2024 (US Eastern Daylight Time));

(ii)	a 49.5% premium to the VWAP for the 30-day VWAP Period ended on the Disclosure Date;

(iii)	a 53.1% premium to the VWAP for the 60-day VWAP Period ended on the Disclosure Date;

(iv)	a 52.4% premium to the VWAP for the 90-day VWAP Period ended on the Disclosure Date; and

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PART III — SPECIAL FACTORS

(v)	a 56.8% premium to the VWAP for the 180-day VWAP Period ended on the Disclosure Date.

(b)	The Cash Distribution of US$14.25 per Share to be received by the Participating Shareholders will consist entirely of cash, which provides liquidity and certainty of value to the Participating Shareholders. Considering that liquidity and trading volumes of the Shares have declined, it may not be sufficient for the Participating Shareholders to sell significant numbers of their Shares in the market without a substantial discount to the market price of the Shares.

(c)	The Company has appointed the IFA as independent financial adviser to the Board (other than the Recused Directors) to advise the Board (other than the Recused Directors) in respect of the Selective Capital Reduction in compliance with the Code. Having considered the matters set forth in the IFA Letter, including the various considerations set forth in the IFA Letter, the IFA is of the view that the financial terms of the Selective Capital Reduction are fair and reasonable. Accordingly, the IFA has advised the Board (other than the Recused Directors) to recommend that the Participating Shareholders vote in favour of the Selective Capital Reduction unless Shareholders are able to obtain a price higher than the Cash Distribution on the open market, after taking into account the brokerage and related costs in connection with open market transactions, as more fully described below in the section titled “Letter to Shareholders—Advice of the IFA to the Board (other than the Recused Directors)—Advice of the IFA.”

(d)	The Selective Capital Reduction is subject only to a limited number of conditions, and no financing condition or deferral, and the Financial Adviser confirmed that sufficient financial resources are available to the Company to fund the aggregate Cash Distribution which will be returned to the Participating Shareholders if the Selective Capital Reduction becomes effective.

(e)	The anticipated timing of consummation of the Selective Capital Reduction will allow the Participating Shareholders to receive the Cash Distribution of US$14.25 per Share within a reasonable period of time.

In reaching its determination and making its recommendation, the Board (other than the Recused Directors) did not consider the Company’s net book value, which is an accounting concept based on historical costs (defined as total assets minus total liabilities attributable to the Shareholders), as a factor in reaching its determination and making its recommendation. The Board (other than the Recused Directors) believes that net book value is not a relevant measure in determining the fairness of the Selective Capital Reduction, because it is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and does not, for example, take into account the current or future charter-free market value of the Company’s vessels, quality of earnings, cash generation capability, the future prospects of the Company, market conditions, trends in the drybulk and offshore support shipping industries in which the Company conducts its business or the business risks inherent in competing with other shipping companies in the same industries.

The Board (other than the Recused Directors) did not consider the liquidation of the Company’s assets to be a viable course of action. Therefore, it did not appraise the liquidation value of the Company’s businesses in evaluating the Selective Capital Reduction. Notwithstanding the foregoing, the Board (other than the Recused Directors), after consultation with the management of the Company, was of the view that the likely net present value of distributions to be received by the Participating Shareholders in a liquidation of the Company, after taking into account, among other factors, the cost and expenses of liquidation, and the cost and expense that would be incurred in maintaining the Company as the liquidation assets are sold in the liquidation, as well as the likely difficulty of optimizing the purchase price to be received for assets in a liquidation, could be less than the amount which will be returned to the Participating Shareholders if the Selective Capital Reduction becomes effective.

The Board (other than the Recused Directors) did not separately consider the Company’s going concern value as it believed that certain financial analyses summarized under the caption “Reports, Opinions, Appraisals and Negotiations” were indicative of the Company’s going concern value if the Company continued to operate its business on a standalone basis.

The Board (other than the Recused Directors) are not aware of any other potential offers made by any unaffiliated third parties with respect to any tender offer, merger, consolidation, sale or other transfer of all or any substantial part of the assets of the Company or purchase of the Company’s securities that would enable such unaffiliated third party to gain control of the Company.

The Board (other than the Recused Directors) also considered a number of factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Selective Capital Reduction to the Participating Shareholders. The Board (other than the Recused Directors) believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Selective Capital Reduction to the Participating Shareholders:

(a)	The Selective Capital Reduction must, among other things, be approved by the Participating Shareholders holding at least 75% of the votes attached to the Shares held by the Participating Shareholders that are voted either in person or by proxy at the EGM, thereby presenting an opportunity for the Participating Shareholders to express their views on and approve or reject the Selective Capital Reduction.

(b)	The Non-Participating Shareholders and parties to be Acting in Concert with them will abstain from voting on the special resolution relating to the Selective Capital Reduction.

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(c)	The SIC had on 5 March 2024 and 3 April 2024 ruled that the Recused Directors are exempt from the requirement to make recommendations to the Participating Shareholders on the Selective Capital Reduction on the grounds that each of them will face a conflict of interest in relation to the Selective Capital Reduction that would render it inappropriate for each of them to join the remainder of the Board in making such recommendation.

(d)	The Board (other than the Recused Directors) consisted solely of directors who, under the Code, are deemed independent in respect of the Selective Capital Reduction.

(e)	The Board (other than the Recused Directors) held multiple meetings to discuss and evaluate the proposed Selective Capital Reduction.

(f)	Under the Companies Act, the Court will consider the impact of the Selective Capital Reduction on Qualifying Creditors of the Company. The Court will not issue an order approving the Selective Capital Reduction unless it is satisfied that (i) the Qualifying Creditor(s) have consented to Selective Capital Reduction, (ii) the Qualifying Creditor(s)’ debt or claim has been secured or the Qualifying Creditor has other adequate safeguards for it; or (iii) security or other safeguards are unnecessary given the available assets to the Company following the Selective Capital Reduction.

(g)	The SIC had in its rulings of 5 March 2024 and 3 April 2024 granted exemptions from certain provisions of the Code, as set forth in this Circular under the caption “Letter to Shareholders—Exemptions by The Securities Industry Council.”

(h)	In connection with the Selective Capital Reduction and in compliance with the Code, the Company has appointed the IFA to act as the independent financial adviser to the Board (other than the Recused Directors) to advise the Board (other than the Recused Directors) in respect of the Selective Capital Reduction.

In light of the procedural safeguards to the Participating Shareholders described above, the Board (other than the Recused Directors) did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Participating Shareholders for purposes of negotiating the terms of the Selective Capital Reduction or preparing a report concerning the fairness of the Selective Capital Reduction.

The Board (other than the Recused Directors) also considered a variety of uncertainties and risks and other potentially negative factors in its deliberations concerning the Selective Capital Reduction including, but not limited to, the following:

(a)	The nature of the Selective Capital Reduction means that the Participating Shareholders will not participate in future earnings or growth of the Company, and will not benefit from any other appreciation in value of the Company.

(b)	There are no dissenters’ or appraisal rights available in the Selective Capital Reduction to the Shareholders.

(c)	While the Selective Capital Reduction is expected to be consummated, there can be no guarantee that all conditions to the Selective Capital Reduction will be satisfied, and as a result, it is possible that the Selective Capital Reduction may not be consummated.

(d)	The gains from the consideration to be received by the Shareholders in the Selective Capital Reduction will generally be taxable to the Shareholders under applicable tax jurisdictions (as more fully described in this Circular under the caption “Letter to Shareholders—Certain Income Tax Consequences of the Selective Capital Reduction).”

(e)	Certain Participating Shareholders, as well as the Company’s officers and directors, may have interests in the Selective Capital Reduction that are different from, or in addition to, those of other Participating Shareholders.

(f)	Given the Participating Shareholders’ percentage of ownership of the Company and the improbability of competing offers or strategic alternatives not consistent with the Participating Shareholders’ interests, the Board (other than the Recused Directors) did not contact third parties that might have made such offers, and did not evaluate the prices potentially attainable in alternative transactions.

The foregoing discussion of the information and factors considered by the Board (other than the Recused Directors) is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board (other than the Recused Directors) in reaching its conclusions and recommendation in relation to the Selective Capital Reduction. In view of the wide variety of reasons and factors considered and the complexity of these matters, the Board (other than the Recused Directors) did not find it practical to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching its determinations or the reasons for such determinations. Individual Directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board (other than the Recused Directors) did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board (other than the Recused Directors) conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Selective Capital Reduction to the Participating Shareholders outweighed the risks or potential negative consequences.

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PART III — SPECIAL FACTORS

4	Reports, Opinions, Appraisals and Negotiations

4.1	The Company has appointed the IFA to act as the independent financial adviser to the Board (other than the Recused Directors) to advise the Board (other than the Recused Directors) in respect of the Selective Capital Reduction in compliance with the Code. On 14 May 2024, the IFA delivered the IFA Letter to the Board (other than the Recused Directors) stating that on balance, subject to the various considerations set forth in the IFA Letter, the financial terms of the Selective Capital Reduction are fair and reasonable. Accordingly, the IFA has advised the Board (other than the Recused Directors) to recommend that the Participating Shareholders vote in favour of the Selective Capital Reduction unless Shareholders are able to obtain a price higher than the Cash Distribution on the open market, after taking into account the brokerage and related costs in connection with open market transactions.

In formulating its opinion, the IFA relied on and assumed, without independent verification, the accuracy and completeness of the information supplied to it for the purposes of its opinion. The IFA noted that the Board (other than the Recused Directors) and the Company’s management, after the IFA made reasonable enquiries and exercised its judgement on the reasonable use of the information provided to it, had confirmed to the best of Board’s (other than the Recused Directors) and management’s knowledge and belief that all of the information provided was complete and accurate as to all material facts.

The IFA’s opinion is directed to the Board (other than the Recused Directors) and addresses only the financial terms of the Selective Capital Reduction and its recommendation to the Board (other than the Recused Directors) to the Participating Shareholders regarding the Selective Capital Reduction. It does not address, nor required the IFA to consider, evaluate, comment, advise or form a view on the rationale and/or merits of the Selective Capital Reduction or the Company’s listing status or future prospects. The IFA’s opinion also does not comment nor express any views on the growth prospects and earning potential of the Company. The summary of the IFA’s opinion set forth in this Circular is qualified in its entirety by reference to the full text of the IFA Letter as set forth in Appendix A hereto. You should read the IFA Letter carefully and in its entirety.

In connection with the evaluation and assessment of the financial terms of the Selective Capital Reduction, the IFA considered:

(a)	An assessment of the financial performance and position of the Company:

(i)	the Company incurred losses of US$9.6 million in FY2023 but reported profits of US$103.4 million and US$129.5 million for FY2022 and FY2021 respectively;

(ii)	the Company’s net asset value decreased over the three (3) years from US$319.6 million in FY2021, to US$287.4 million in FY2022 followed by US$246.1 million in FY2023; and

(iii)	the Company’s working capital decreased from US$61.1 million as at 31 December 2021 to a working capital of US$11.5 million in FY2023.

(b)	An assessment of the historical market price and trading activities of the Shares:

(i)	the Cash Distribution is higher than the closing prices for the Shares for all the trading days for 100% of the time within the last 12-month period prior to the last full day of trading on the Nasdaq prior to the Announcement Date;

(ii)	the Cash Distribution represents a premium of 47.50%, 40.37%, 51.05% and 44.14% to the VWAP for the 12-month, 6-month, 3-month and 1-month periods on the last full day of trading on the Nasdaq prior the Announcement Date;

(iii)	the Cash Distribution represents a premium of 4.40% to the closing price on the trading day on the Nasdaq immediately after the Announcement Date;

(iv)	the Cash Distribution is at a premium of 5.13% to the VWAP for the period between the trading day on the Nasdaq immediately after the Announcement Date and the Latest Practicable Date and a premium of 4.01% to the last transacted price as at the Latest Practicable Date, respectively;

(v)	the average daily traded volume of the Shares for the 12-month, 6-month, 3-month and 1-month periods prior and up to the last full day of trading on the Nasdaq prior to the Announcement Date represents approximately 0.90%, 0.77%, 0.39% and 0.48% of the free float of 3,479,225 Shares, respectively;

(vi)	the average daily traded volume of the Shares on the last full day of trading on the Nasdaq prior to the Announcement Date represents 0.43% of the free float of 3,479,225 Shares;

(vii)	the average daily traded volume of the Shares on the trading day on the Nasdaq immediately after the Announcement Date represents 8.34% of the free float of 3,479,225 Shares;

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PART III — SPECIAL FACTORS

(viii)	the average daily traded volume of the Shares for the period between the trading day on the Nasdaq immediately after the Announcement Date and the Latest Practicable Date represents 1.05% of the free float of 3,479,225 Shares; and

(ix)	the average daily traded volume of the Shares on the Latest Practicable Date represents 0.79% of the free float of 3,479,225 Shares.

(c)	An assessment of the historical Share price performance relative to the Nasdaq Composite Index showed that (i) for the 12-month period prior to the last full day of trading on the Nasdaq prior the Announcement Date, the Shares had generally underperformed the Nasdaq Composite Index on a normalised basis; and (ii) the closing price of the Shares had increased by approximately 33.66% while the Nasdaq Composite Index had increased by 0.44% between the last full day of trading on the Nasdaq prior the Announcement Date and the Latest Practicable Date.

(d)	An assessment of the net asset value and revalued net asset value of the Company as follows:

(i)	the Cash Distribution represents a premium of approximately 14.0% to the audited net asset value per Share; and

(ii)	the Cash Distribution is at a discount of approximately 22.0% to the audited revalued net asset value per Share.

(e)	An assessment of the net tangible asset and revalued net tangible asset of the Company as follows:

(i)	the Cash Distribution represents a premium of approximately 41.6% to the audited net tangible asset per Share; and

(ii)	the Cash Distribution is at a discount of approximately 10.0% to the audited revalued net tangible asset per Share.

(f)	A comparison with the valuation ratios of publicly listed companies whose business activities and industries are comparable to the Company as follows:

(i)	the enterprise value to earnings before interest, tax, depreciation and amortization ratio of the Company of 6.30x, as implied by the Cash Distribution, is below the range of the enterprise value to earnings before interest, tax, depreciation and amortization ratios of publicly listed companies whose business activities and industries are comparable to the Company;

(ii)	the price to earnings ratio of the Company, as implied by the Cash Distribution, is negative and not meaningful as the Company incurred a loss after tax of approximately US$9.6 million for FY2023. Meanwhile publicly listed companies whose business activities and industries are comparable to the Company were traded at a price to earnings ratio of an average of 7.63x;

(iii)	the price to net asset value ratio of the Company of 1.14x, as implied by the Cash Distribution, is positive and above the range of the price to net asset value ratios of publicly listed companies whose business activities and industries are comparable to the Company;

(iv)	the price to revalued net asset value ratio of the Company of 0.78x, as implied by the Cash Distribution, is within the range, below the mean and on par with the median of the price to net asset value ratios of publicly listed companies whose business activities and industries are comparable to the Company;

(v)	the price to net tangible asset ratio of the Company of 1.42x, as implied by the Cash Distribution, is positive and above the range of the price to net tangible asset ratios of publicly listed companies whose business activities and industries are comparable to the Company; and

(vi)	The price to revalued net tangible asset ratio of the Company of 0.90x, as implied by the Cash Distribution, is within the range and above the mean and median of the price to net tangible asset ratios of publicly listed companies whose business activities and industries are comparable to the Company.

Having considered the above and subject to the assumptions and qualifications set out in the IFA Letter, the IFA is of the opinion that on balance, the financial terms of the Selective Capital Reduction are fair and reasonable.

In determining that the Selective Capital Reduction is fair, the IFA considered the following pertinent factors and have placed greater emphasis on asset-based financial ratios given that the Company is in asset intensive business:

(a)	the Cash Distribution represents a premium of between 47.50%, 40.37%, 51.05% and 44.14% over the VWAPs of the Shares for each of the 12-month, 6-month, 3-month and 1-month periods prior to and including the last full day of trading on the Nasdaq prior the Announcement Date;

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PART III — SPECIAL FACTORS

(b)	the Cash Distribution represents a premium over the net asset value and the net tangible asset per Share of the Company whilst publicly listed companies whose business activities and industries are comparable to the Company’s share prices are mostly trading at a discount to their respective net asset value and net tangible asset per Share; and

(c)	the Cash Distribution represents a discount to the revalued net asset value and revalued net tangible asset per Share of the Company which is within the range of discounts at which publicly listed companies whose business activities and industries are comparable to the Company shares prices are trading to their respective net asset value and net tangible asset per Share.

In determining that the Selective Capital Reduction is reasonable, the IFA considered the following pertinent factors:

(a)	the Company’s net profits have been declining for the last three financial years ended 31 December 2021, 31 December 2022 and 31 December 2023 (the “Period Under Review”). In addition, the Company’s working capital has been decreasing over the Period Under Review;

(b)	the Cash Distribution is higher than all of the Company’s closing share price since 5 April 2023, being 12 months prior to the Announcement Date, and up to the last full day of trading on the Nasdaq prior the Announcement Date;

(c)	the average daily trading volume of the Shares was less than 1% of free float of 3,479,225 Shares over the last 12-month period prior to the last full day of trading on the Nasdaq prior the Announcement Date, the Selective Capital Reduction represent an opportunity for Shareholders to completely divest their interest at a premium and with certainty;

(d)	the Company has paid dividends during the Period Under Review, and announced on 13 July 2023 that it does not intend to declare any further dividends for 2023 in light of the proposed capital reduction announced on 10 August 2023. There is no assurance that dividends will be paid in the future. The IFA further noted there were no further Shares repurchased for the period from 1 January 2022 to 31 December 2023; and

(e)	there is no alternative offer for the Shares as at the Latest Practicable Date.

Accordingly, the IFA has advised the Board (other than the Recused Directors) to recommend that Participating Shareholders to VOTE IN FAVOUR of the Selective Capital Reduction, unless Shareholders are able to obtain a price higher than the Cash Distribution on the open market, after taking into account the brokerage and related costs in connection with open market transactions.

The full text of the IFA Letter is forth in Appendix A hereto. A copy of the IFA Letter will be made available for inspection at the principal executive offices of the Company during its regular business hours by any interested Shareholder or representative of any such interested holder who has been so designated in writing by such interested Shareholder. A copy of the IFA Letter will be transmitted by the Company to any interested Shareholder, or such Shareholder’s representative who has been so designated in writing, upon written request and at the expense of the requesting Shareholder.

The Company has engaged the IFA based on its qualifications, expertise and reputation. The IFA is licensed to carry out corporate finance advisory services under the Monetary Authority of Singapore.

During the two-year period prior to the date of its opinion, neither the IFA nor its affiliates have been otherwise engaged to provide financial advisory or other services to the Company or the Non-Participating Shareholders. Additionally, the IFA has not received any compensation from the Company or the Non-Participating Shareholders during such period.

Pursuant to an engagement letter, dated 31 January 2024 between the Company and the IFA, the Company has agreed to pay the IFA a fee for its services in the amount of approximately US$89,000, approximately US$29,700 of which is payable upon the delivery of the IFA Letter to the Board (other than the Recused Directors).

SP-10

PART IV — LETTER TO SHAREHOLDERS

GRINDROD SHIPPING HOLDINGS LTD.
(Registration No.: 201731497H)

(Incorporated in the Republic of Singapore)

Directors	Registered Office
Dr. Kurt Ernst Moritz Klemme (Non-Executive Chairman)	1 Temasek Avenue
Mr. Alan Ian Hatton (Non-Executive Director)	#10-02 Millenia Tower
Mr. Edward David Christopher Buttery (Director and Chief Executive Officer)	Singapore 039192 Tel: (65) 6323 0048
Mr. Paul Charles Over (Non-Executive Director)
Mr. Cullen Michael Schaar (Non-Executive Director)
Mr. Gordon William French (Non-Executive Director)
Ms. Rebecca Brosnan (Non-Executive Director)

14 May 2024

To: The Shareholders of Grindrod Shipping Holdings Ltd.

Dear Sir/Madam

THE PROPOSED SELECTIVE CAPITAL REDUCTION

1	INTRODUCTION

1.1	Background

On 28 October 2022, Good Falkirk (MI) Limited (“GF”) a wholly-owned Subsidiary of Taylor Maritime Investments Limited (“TMI”, and together with GF referred to as the “Non-Participating Shareholders”) made a voluntary conditional cash offer (the “VGO”) for all the Shares (other than Shares held by GF and Shares held in treasury), in accordance with Rule 15 of the Code and the rules of the SEC.

As at the close of the VGO at 11:59 p.m. (US Eastern Daylight Time) on 19 December 2022, the total number of Shares owned, controlled, or agreed to be acquired by GF and its concert parties and Shares validly tendered into the VGO amounted to an aggregate of 16,206,365 Shares, representing approximately 83.23% of the total number of issued Shares at such date.

As at the Latest Practicable Date, GF holds 16,206,365 Shares, representing approximately 82.33% of the total number of issued Shares.

1.2	Selective Capital Reduction

At the EGM to be convened, the Board (other than the Recused Directors) proposes to seek the approval of the Shareholders to the Selective Capital Reduction.

1.3	Circular

The purpose of this Circular is to provide the Shareholders with relevant information relating to the Selective Capital Reduction, and to seek the approval of the Shareholders for the special resolution relating to the Selective Capital Reduction, as set forth in the Notice of EGM attached as Appendix H to this Circular. This Circular also sets out the advice of the IFA to the Board (other than the Recused Directors) and the recommendation of the Board (other than the Recused Directors) in relation to the Selective Capital Reduction.

2	SELECTIVE CAPITAL REDUCTION

2.1	Company’s Proposal

The Company proposes to implement the Selective Capital Reduction and cancel all of the Shares held by the Participating Shareholders, comprising 3,479,225 Shares (the “Participating Shares”).

The Participating Shareholders will receive US$14.25 for each Participating Share held that is cancelled as a result of the Selective Capital Reduction (the “Cash Distribution”).

South African shareholders should note that, as mandated by the SARB, shareholders holding their Shares on the JSE will receive their Cash Distribution of US$14.25 in the equivalent amount of ZAR. The applicable USD-ZAR exchange rate will be announced by the Company following the Company’s receipt of the Court Order.

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PART IV — LETTER TO SHAREHOLDERS

2.2	Reduction of Share Capital

As at the Latest Practicable Date, the Company’s issued and paid-up share capital is US$290,193,001, comprising 19,685,590 Shares. There is only one class of shares in issue. The Company does not hold any Shares in treasury. There are no outstanding instruments convertible into, rights to subscribe for, or options in respect of, Shares or securities which carry voting rights.

The Selective Capital Reduction will involve reducing the issued share capital of the Company from US$290,193,001 comprising 19,685,590 Shares to US$240,614,044 comprising 16,206,365 Shares, representing a reduction of the total number of issued Shares by approximately 17.67%.

The Selective Capital Reduction will be effected by:

(a)	cancelling the amount of US$49,578,956 constituting part of the total paid-up share capital of the Company held by the Participating Shareholders; and

(b)	cancelling the 3,479,225 Participating Shares constituting the part of the total issued share capital of the Company that is held by the Participating Shareholders.

2.3	Cash Distribution

An aggregate sum of US$49,578,956 arising from the Selective Capital Reduction will be returned to the Participating Shareholders in cash through the Cash Distribution.

2.4	Selective Capital Reduction Conditional

The Selective Capital Reduction will be conditional on the satisfaction of the conditions set forth in paragraph 2.5 of this Letter.

2.5	Conditions

As at the date hereof, the Selective Capital Reduction will be conditional upon the following (the “Conditions”), which are requirements under the Companies Act:

(a)	obtaining the Shareholders’ approval by way of a special resolution at the EGM of the Company to be convened to approve the Selective Capital Reduction pursuant to Section 78G of the Companies Act;

(b)	the grant of the order of the Court approving the Selective Capital Reduction (the “Court Order”), and such Court Order having become final; and

(c)	the lodgment of the Court Order (and such other documents as prescribed by Section 78I(3) of the Companies Act) with the Registrar within 90 days beginning with the date the Court Order is made, or within such longer period as the Registrar may allow.

For completeness, the following Conditions referred to in paragraphs 3(d) and 3(e) of the Announcement have been fulfilled:

(a)	the approval of the JSE for the corporate action indicative timetable and this Circular have been obtained; and

(b)	the approval of the SARB for the release of this Circular has been obtained.

2.6	Irrevocable Undertakings received by the Company in relation to the Selective Capital Reduction

As at the Latest Practicable Date, the Company has not received any irrevocable undertaking from any Participating Shareholder to vote in favour of the Selective Capital Reduction.

2.7	Appraisal

Appraisal rights are not available in connection with the Selective Capital Reduction.

2.8	Provisions for Participating Shareholders

None of TMI, GF or the Company have made any provisions granting Participating Shareholders access to their corporate files or to obtain any counsel or appraisal services for Participating Shareholders. Furthermore, none of TMI, GF or the Company have any intention of doing so in the future.

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PART IV — LETTER TO SHAREHOLDERS

3	FINANCIAL RESOURCES

3.1	Appointment of Financial Adviser

The Company engaged ZICO Capital Pte. Ltd. as its financial adviser in connection with the Selective Capital Reduction solely to provide the confirmation in paragraph 3.2 of this Letter.

3.2	Cash Confirmation

The Financial Adviser confirms that sufficient financial resources are available to the Company to fund the aggregate Cash Distribution pursuant to the Selective Capital Reduction.

3.3	Funds for the Selective Capital Reduction

The Selective Capital Reduction will be funded from existing cash and cash equivalents of the Company. The Company does not have alternative financing plans.

4	RATIONALE

4.1	Opportunity for Participating Shareholders to Realise Investment

The Selective Capital Reduction is an internal corporate exercise proposed by the Company for the Participating Shareholders to have an opportunity to fully exit their investment in the Shares in return for cash. The Selective Capital Reduction would enable the Company to return the aggregate sum of US$49,578,956 in cash to the Participating Shareholders in respect of the cancellation of the Participating Shares held by them.

4.2	Certainty of a Premium

The Selective Capital Reduction provides an immediate and certain exit opportunity for the Participating Shareholders to realise their investment at an attractive premium over historical market prices of the Shares.

The Cash Distribution of US$14.25 per Share (or an equivalent amount in ZAR in the case of South African Shareholders) represents the following premia over:

(a)	the last traded price per Share as quoted on each of Nasdaq and the JSE respectively, on the Disclosure Date (i.e., 28 March 2024, being the last practicable full day of trading in the Shares on Nasdaq and the JSE preceding the Announcement Date);

(b)	the following premia over the volume-weighted average price (“VWAP”) per Share as transacted on Nasdaq and the JSE, respectively, for the 30-day, 60-day, 90-day and 180-day periods each ended on the Disclosure Date (respectively, the “30-day VWAP Period”, the “60-day VWAP Period”, the “90-day VWAP Period” and the “180-day VWAP Period”).

Nasdaq

	Description	Share price (1)	Implied Premium of Cash Distribution of US$14.25 per Share over Share price (2)
1.	Last traded price per Share on 28 March 2024, being the Disclosure Date	US$10.35	37.7%

2.	VWAP for the 30-day VWAP Period	US$9.53	49.5%

3.	VWAP for the 60-day VWAP Period	US$9.31	53.1%

4.	VWAP for the 90-day VWAP Period	US$9.35	52.4%

5.	VWAP for the 180-day VWAP Period	US$9.09	56.8%

Notes:

(1)	The Company’s share price quoted on Nasdaq based on data extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

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PART IV — LETTER TO SHAREHOLDERS

(2)	The percentage figures are rounded to the nearest one decimal place.

JSE

	Description	Share Price (1)	Exchange rate (USD/ZAR) (2)	USD converted share price (3)	Premium of Cash Distribution of US$14.25 per Share over Share Price (4)
1.	Last traded price per Share on 28 March 2024, being the Disclosure Date	ZAR 200.00	18.94	US$10.56	34.9%

2.	VWAP for the 30-day VWAP Period	ZAR 174.32	18.94	US$9.20	54.8%

3.	VWAP for the 60-day VWAP Period	ZAR 177.30	18.94	US$9.36	52.2%

4.	VWAP for the 90-day VWAP Period	ZAR 177.22	18.94	US$9.36	52.3%

5.	VWAP for the 180-day VWAP Period	ZAR 173.72	18.94	US$9.17	55.4%

Notes:

(1)	The Company’s share price quoted on the JSE based on data extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(2)	The rate extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(3)	The ZAR price converted to USD at the rate extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(4)	The percentage figures are rounded to the nearest one decimal place.

4.3	Reduction of Costs

Upon the Selective Capital Reduction becoming effective, the Company intends to, as soon as practicable, delist the Shares from both Nasdaq and the JSE and deregister the Shares under the Exchange Act. As a company with publicly traded Shares, the Company incurs, among other things, significant administrative, compliance, legal, accounting and other listing-related costs and expenses as well as an expenditure of a significant amount of resources to comply with the rules and regulations of the Exchange Act, Nasdaq and the JSE. Such costs and expenses in the aggregate total approximately US$2.2 million per year and include, among other things, the costs associated with preparing its annual report on Form 20-F, compliance with Exchange Act-related requirements and the rules and regulations of the JSE and fees for external legal counsel. The delisting from Nasdaq and the JSE eliminates such costs and expenses and will allow the Company to redirect its resources and funds among the Company’s business operations.

5	INTENTIONS RELATING TO THE COMPANY AND ITS EMPLOYEES

5.1	Future Plans

The Non-Participating Shareholders and the Company will evaluate the business and operations of the Company prior to and following the Effective Date and will consider which changes, if any, would be desirable following the Effective Date. Possible changes include changes in the Company’s corporate structure, organisational documents, capitalisation, composition of the Board and management of the Company. Any changes will be considered in light of the then prevailing circumstances of the Company and its business operations and the Non-Participating Shareholders reserve the right to change their plans and intentions at any time, as deemed appropriate.

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PART IV — LETTER TO SHAREHOLDERS

Except as described elsewhere in this Circular and in publicly available information and except for the Selective Capital Reduction, neither the Non-Participating Shareholders nor the Company have any present plans or proposals that would relate to or result in: (a) introduce any major changes to the business of the Company or any other Group Company, (b) re-deploy the fixed assets of any Group Company, (c) affect the operations of any Group Company, (d) discontinue the employment of the existing employees of any Group Company, in each case, other than in the ordinary and usual course of the business, (e) any extraordinary corporate transaction involving the Company or any of its Subsidiaries (such as a merger, reorganisation, liquidation, relocation of any operations or sale or other transfer of a material amount of assets), (f) any material change in the Company’s capitalisation, indebtedness or dividend policy, (g) any other material change in the Company’s corporate structure or business, (h) any class of equity securities of the Company being delisted from a national securities exchange or ceasing to be authorised to be quoted in an automated quotation system operated by a national securities association, (i) any class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g) of the Exchange Act, (j) any acquisition or disposition of Shares or (k) any change in the Company’s governing instruments that could impede the acquisition of control of the Company.

Nonetheless, the Non-Participating Shareholders and the Company reserve the right to retain the flexibility to further change their plans and intentions at any time, as deemed appropriate and in the light of any options and opportunities that present themselves and which the Non-Participating Shareholders may regard to be in the interests of the Group.

5.2	Compulsory Acquisition

Each of the Non-Participating Shareholders is not entitled to, and will not avail itself of, the rights of compulsory acquisition under Section 215 of the Companies Act. It should also be noted that the Participating Shareholders will also have no right and are not entitled to require the Non- Participating Shareholders to acquire their Shares under Section 215(3) of the Companies Act.

6	NON-PARTICIPATING SHAREHOLDERS: DISCLOSURE OF SHAREHOLDINGS, DEALINGS AND OTHER ARRANGEMENTS

6.1	Holdings and Dealings in Company Securities

As at the Latest Practicable Date, based on information available to the Non-Participating Shareholders, save as disclosed elsewhere in this Circular (in particular, but without limitation, in Appendix C), none of the Non-Participating Shareholders or the parties Acting in Concert with them:

(a)	owns, controls or has agreed to acquire any Company Securities; or

(b)	has dealt for value in any Company Securities during the Reference Period.

6.2	Interest of directors of the Non-Participating Shareholders in Company Securities

As at the Latest Practicable Date, none of the directors of the Non-Participating Shareholders:

(a)	are interested in any Company Securities; or

(b)	have dealt for value in any Company Securities during the Reference Period.

6.3	Other Arrangements

As at the Latest Practicable Date, based on the latest information available to the Non-Participating Shareholders and save as disclosed elsewhere in this Circular (in particular, but without limitation, in Appendix C), none of the Non-Participating Shareholders or the parties Acting in Concert with them have:

(a)	entered into any arrangement of the kind referred to in Note 7 on Rule 12 of the Code with any person, including any indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to any Company Securities which may be an inducement to deal or refrain from dealing;

(b)	received any irrevocable commitment from any party to vote in favour of the Selective Capital Reduction;

(c)	granted any security interest in respect of any Company Securities to another person, whether through a charge, pledge or otherwise;

(d)	borrowed any Company Securities from another person (excluding borrowed securities which have been on-lent or sold); or

(e)	lent any Company Securities to another person.

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PART IV — LETTER TO SHAREHOLDERS

7	SHAREHOLDERS' AND COURT APPROVAL

As mentioned in paragraph 1.2 of this Letter, the Company is seeking Shareholders’ approval for the Selective Capital Reduction in accordance with Section 78G of the Companies Act. Pursuant to Section 78G of the Companies Act, in order for the Selective Capital Reduction to be approved, the Selective Capital Reduction requires:

(a)	a special resolution, which will require the approval of a majority of at least 75% of all Shares voted by Shareholders present and voting at the EGM, to be passed by the Shareholders approving the Selective Capital Reduction; and

(b)	the approval and confirmation by the Court of the Selective Capital Reduction.

Upon the Court Order being made approving the Selective Capital Reduction, the Selective Capital Reduction will take effect upon the lodgement of a copy of the Court Order, together with the other documents as prescribed under the Companies Act, with the Registrar within 90 days beginning with the date the Court Order is made, or within such longer period as the Registrar may allow.

8	ABSTENTIONS

8.1	Non-Participating Shareholders and their concert parties

The Non-Participating Shareholders and the parties Acting in Concert with them will abstain and not vote on the special resolution relating to the Selective Capital Reduction at the EGM to be convened for the purposes of approving the Selective Capital Reduction. In this regard:

(a)	TMG is Acting in Concert with the Non-Participating Shareholders; and

(b)	Temeraire is Acting in Concert with the Non-Participating Shareholders.

Accordingly, GF, TMG, and Temeraire, will abstain and not vote on the special resolution relating to the Selective Capital Reduction at the EGM to be convened for the purposes of approving the Selective Capital Reduction. For the avoidance of doubt, TMG and Temeraire are not prohibited from participating in the Selective Capital Reduction, although they will abstain from voting on the aforementioned special resolution.

8.2	Recused Directors

Mr. Edward David Christopher Buttery, is an executive director and the Chief Executive Officer of the Company, and is also an executive director and the Chief Executive Officer of TMI. Mr. Paul Charles Over, a non-executive director of the Company, was, on 17 February 2022, nominated to the board of the Company by TMI following GF's acquisition of approximately 26% of the Shares. Each of Mr. Edward David Christopher Buttery and Mr. Paul Over would face irreconcilable conflicts of interest in connection with their respective relationships with TMI, and the SIC has ruled that each of them will be exempt from making a recommendation on the Selective Capital Reduction to the Participating Shareholders.

9	EXEMPTIONS BY THE SECURITIES INDUSTRY COUNCIL

9.1	Exemptions

The SIC has exempted the Selective Capital Reduction from certain provisions of the Code, including Rules 14, 15, 16, 17, 20.1, 21, 22, 28, 29 and 33.2 and Note 1(b) on Rule 19 of the Code, subject to the following conditions:

(a)	the Non-Participating Shareholders and their concert parties will abstain and not vote on the special resolution relating to the Selective Capital Reduction at the EGM to be convened for the purposes of approving the Selective Capital Reduction;

(b)	the directors of the Company who are also directors of the Non-Participating Shareholders, or who are acting in concert with the Non-Participating Shareholders and their concert parties, will abstain from making a recommendation to the Participating Shareholders on the Selective Capital Reduction; and

(c)	the Company appoints an independent financial adviser to advise the Participating Shareholders on the Selective Capital Reduction.

9.2	Recommendation and Responsibility

As at the Latest Practicable Date, the Directors are Dr. Kurt Klemme, Ms. Rebecca Brosnan, Mr. Edward David Christopher Buttery, Mr. Alan Hatton, Mr. Paul Charles Over, Mr. Cullen Schaar and Mr. Gordon William French.

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PART IV — LETTER TO SHAREHOLDERS

As the Recused Directors face irreconcilable conflicts of interest in making a recommendation to the Shareholders on the Selective Capital Reduction, and taking into consideration Note 3 on Rule 24.1 of the Code which states that directors who have an irreconcilable conflict of interests should not join with the remainder of the Board in the expression of its views on the offer, the Council has ruled that the Recused Directors will be exempt from the requirement to make a recommendation on the Selective Capital Reduction to Participating Shareholders.

All Directors (including the Recused Directors) must, nonetheless, still assume responsibility for the accuracy of the facts stated or opinions expressed in documents and advertisements issued by, or on behalf of, the Company to the Participating Shareholders in connection with the Selective Capital Reduction.

10	ADVICE OF THE IFA TO THE BOARD (OTHER THAN THE RECUSED DIRECTORS)

10.1	IFA

The Company has appointed CEL Investment Corporate Finance Pte. Ltd. to act as the independent financial adviser to the Board (other than the Recused Directors) to advise the Board (other than the Recused Directors) in respect of the Selective Capital Reduction in compliance with the Code. The Shareholders should consider carefully the advice of the IFA to the Board (other than the Recused Directors) and the recommendation of the Board (other than the Recused Directors) before deciding whether to vote in favour of or against the Selective Capital Reduction at the EGM.

The IFA’s advice is set forth in the IFA Letter set forth in Appendix A hereto.

10.2	Advice of the IFA

Having considered the advice set forth in the IFA Letter and the recommendation reproduced in italics below, including the various considerations set forth in the IFA Letter, the IFA is of the opinion that on balance, the financial terms of the Selective Capital Reduction are fair and reasonable.

Accordingly, the IFA has advised the Board (other than the Recused Directors) to recommend that the Participating Shareholders VOTE IN FAVOUR of the Selective Capital Reduction.

The considerations and recommendations of the IFA as more fully described above in the section titled “Special Factors—Reports, Opinions, Appraisals and Negotiations” should be considered and read in conjunction with, and in the context of, the full text of the IFA Letter set forth in Appendix A hereto.

SHAREHOLDERS ARE ADVISED TO READ THE FULL TEXT OF THE IFA LETTER SET FORTH IN APPENDIX A HERETO CAREFULLY.

11	POSITION OF THE COMPANY AS TO FAIRNESS; RECOMMENDATION OF THE BOARD (OTHER THAN THE RECUSED DIRECTORS)

In evaluating the fairness (both substantively and procedurally) and advisability of the Selective Capital Reduction to the Participating Shareholders and unanimously recommending that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM, the Board (other than the Recused Directors) considered the terms of the Selective Capital Reduction, consulted with and considered the advice of the Company’s senior management and legal advisers, including the advice given by the IFA in the IFA Letter (summarised above under the section captioned “—Advice of the IFA”), which the Board (other than the Recused Directors) has adopted as its own, considered information with respect to the Company’s financial condition, results of operations, business, competitive position and business strategy, as well as current industry, economic and market conditions and trends, and considered and analysed a wide and complex range of factors as discussed above under the caption “Special Factors—Fairness of the Selective Capital Reduction—Factors Considered in Determining Fairness”.

Based on these consultations, analyses and considerations, the Board (except for the Recused Directors) unanimously: (a) determined that the Selective Capital Reduction is fair (both substantively and procedurally) to the Participating Shareholders, (b) determined that the Selective Capital Reduction is in the interests of the Company, (c) approved the Selective Capital Reduction and the performance by the Company of its obligations thereunder upon the terms and subject to the conditions contained herein, and (d) resolved to recommend that the Participating Shareholders vote in favour of the special resolution approving the Selective Capital Reduction at the EGM.

☑The Board (other than the Recused Directors) recommends that the Participating Shareholders VOTE IN FAVOUR of the special resolution approving the Selective Capital Reduction at the EGM.

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PART IV — LETTER TO SHAREHOLDERS

In making its recommendation, the Board (other than the Recused Directors) has not had regard to the specific objectives, financial situation, tax status, risk profiles or unique needs and constraints of any individual Shareholder. Accordingly, the Board (other than the Recused Directors) recommends that any individual Shareholder who may require advice in the context of his specific investment portfolio should consult his/her stockbroker, bank manager, solicitor, accountant, tax adviser or other professional adviser immediately.

12	DELISTING FROM NASDAQ AND THE JSE

12.1	Listing Status of the Company on Nasdaq

Upon the Selective Capital Reduction becoming effective, the Company intends to as soon as practicable delist the Shares from Nasdaq and will issue an announcement of the delisting of the Shares on Nasdaq.

12.2	Listing status of the Company on JSE

If the Selective Capital Reduction becomes effective, all the Shares will be owned by GF. In that event, it is expected that the JSE will initiate the removal of the Shares from the List.

It is anticipated that the removal of the Shares from the List will take effect within 30 JSE Business Days after the publication by the Company of an announcement that the Selective Capital Reduction has become effective.

12.3	Implications of Delisting

Delisting of the Shares from Nasdaq and the cancellation of the listing on the List maintained by the JSE would significantly reduce the liquidity and marketability of the Shares. Delisting of the Shares from the JSE would significantly reduce the liquidity and marketability of the Shares held on the South African register.

13	CERTAIN INCOME TAX CONSEQUENCES OF THE SELECTIVE CAPITAL REDUCTION

13.1	Certain Material US Federal Income Tax Consequences

The following discussion summarises certain material US federal income tax consequences of the Selective Capital Reduction and the Cash Distribution to US Holders and certain Non-US Holders. This discussion is for general information purposes only and is not tax advice. The following summary is not a complete analysis or description of all potential US federal income tax consequences to a particular US Holder or Non-US Holder. This discussion applies only to Beneficial Shareholders who hold Participating Shares as capital assets within the meaning of Section 1221 of the US Internal Revenue Code of 1986, as amended (the “IRS Code”), and does not purport to consider all aspects of US federal income taxation that might be relevant to a particular Shareholder or to certain Shareholders that are subject to special treatment under the US federal income tax laws, such as insurance companies, tax exempt organisations, financial institutions, regulated investment companies, real estate investment trusts, brokers or dealers in securities, currencies, or commodities, traders in securities that elect the mark-to-market method of tax accounting, partnerships and other pass-through entities (and partners or investors therein), controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, persons that own or have owned, actually or constructively, 5% or more of the Company’s Shares (by vote or value), persons whose functional currency is not the US dollar, persons holding Participating Shares as part of a hedge, straddle, constructive sale or conversion or other integrated transaction, US Holders that hold the Participating Shares in connection with a trade or business conducted or a permanent establishment located outside the United States, persons that received Participating Shares pursuant to the exercise of employee stock options or otherwise as compensation, governmental agencies, pension funds, retirement plans and US expatriates. This discussion is based on the IRS Code, existing and proposed Treasury Regulations under the IRS Code, and published administrative and judicial interpretations, each as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any change could materially alter the US federal income tax consequences described herein. The conclusions expressed in this discussion are not binding on the United States Internal Revenue Service (the “IRS”) or any court, and there is no assurance that the IRS or a court would not reach a contrary conclusion. No ruling from the IRS has been obtained or will be requested with respect to any of the US federal income tax consequences described herein.

This discussion also does not consider the state, local or non-US tax consequences of the Selective Capital Reduction or the Cash Distribution, US alternative minimum tax consequences, the Medicare contribution tax on net investment income, trust and estate tax consequences, or any tax consequence other than US federal income tax consequences.

If any entity or arrangement that is treated as a partnership for US federal tax purposes holds Participating Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. An entity or arrangement treated as a partnership for US federal tax purposes that holds Participating Shares, or a partner in such a partnership, should consult its own tax advisor.

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PART IV — LETTER TO SHAREHOLDERS

The summary of US federal income tax consequences set out below is for general information only. Each Participating Shareholder should consult its tax advisor regarding the tax consequences of the Selective Capital Reduction and the Cash Distribution.

US Holders

The Selective Capital Reduction and the Cash Distribution will be a taxable transaction for US federal income tax purposes. Subject to the discussion of the passive foreign investment company (“PFIC”) rules below, a US Holder will recognise capital gain or loss for US federal income tax purposes in an amount equal to the difference, if any, between the amount of the Cash Distribution received and the US Holder’s adjusted tax basis in the Participating Shares. Gain or loss will be calculated separately for each block of Participating Shares (that is, Participating Shares acquired by the US Holder at the same cost in a single transaction). Any such gain or loss will be long-term capital gain or loss, as the case may be, provided the US Holder’s holding period for the Shares is more than one year. Long-term capital gains of certain non-corporate US Holders (including individuals) generally are taxable at preferential tax rates. The deductibility of capital losses is subject to limitations. In addition, gain or loss recognised on the sale of Shares pursuant to the Selective Capital Reduction generally will be US source gain or loss for US foreign tax credit purposes.

If the Cash Distribution is paid in South African Rand, the US Holder’s amount realised will be the US dollar value of the amount received, translated at the spot rate of exchange on the date of the Cash Distribution. US Holders should consult their tax advisors regarding how to account for the Cash Distribution if it is paid in South African Rand, including the application of any special US federal income tax rules if the Shares are treated as traded on an established securities market (including Nasdaq) for US federal income tax purposes at the relevant time.

The above discussion assumes that the Company is not a PFIC for US federal income tax purposes. Generally, the Company would be classified as a PFIC with respect to a US Holder if, during any taxable year of the Company that is wholly or partially included in such US Holder’s holding period for Shares, (a) the average value of the Company’s gross assets that produce passive income or are held for the production of passive income is at least 50.0% of the average value of the Company’s gross assets (in each case, generally determined on the basis of a quarterly average) or (b) 75.0% or more of the Company’s gross income is passive income (such as dividends, interest and certain rents and royalties). In this regard, in general, income earned, or deemed earned, in connection with the performance of services would not constitute passive income. By contrast, rental income generally would constitute passive income unless the Company were treated as deriving its rental income in the active conduct of a trade or business under the applicable rules. For purposes of the foregoing tests, the Company will be treated as owning its proportionate share of the assets and earning its proportionate share of the gross income of any corporation of which the Company owns, directly or indirectly, at least 25.0% of the stock (by value).

According to the Company’s Annual Report on Form 20-F for the year ended 31 December 2023, based on its then current and projected income, assets and methods of operations, the Company believes that it should not be treated as a PFIC for its taxable year ended 31 December 2023 and expects that it should not become a PFIC for the foreseeable future.

If the Company was a PFIC for any taxable year during which a US Holder held its Shares, unless the US Holder has made a mark-to-market election, as described below, certain potentially adverse US federal income tax rules would apply to such US Holder with respect to the Selective Capital Reduction and the Cash Distribution. Among other things, the amount of any “excess distributions” (generally distributions that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the US Holder’s holding period of Shares) and any gain realised by the US Holder on the Selective Capital Reduction and the Cash Distribution would be taxable at ordinary income rates (including additional taxes and interest charges, as discussed below), regardless of whether the Company continues to be a PFIC in subsequent taxable years unless the Company ceases to be a PFIC and the US Holder makes a special “purging” election. In particular, to compute the US federal income tax on an excess distribution or any gain from the Selective Capital Reduction and the Cash Distribution, (a) the excess distribution or gain would be allocated ratably to each day in the US Holder’s holding period for its Shares, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company was a PFIC would be taxed as ordinary income in the current year, (c) the amount allocated to other taxable years would be taxable at the highest applicable marginal US federal income tax rate in effect for that year, and (d) an interest charge (at the rate for underpayment of taxes for the periods described in (c) above) would be imposed with respect to any portion of the excess distribution or gain that is allocated to such period.

A US Holder would not be able to make a “qualified electing fund” election as the Company does not expect to provide the information necessary for US Holders to make “qualified electing fund” elections.

A US Holder that has made a timely “mark-to-market” election with respect to its Shares may avoid the imposition of the rules described above, provided the Shares are “marketable stock” for US federal income tax purposes. Generally, the Shares will be considered “marketable stock” as long as they are regularly traded (as determined for US federal income tax purposes) on a national securities exchange. US Holders that have made (or are considering making) a mark-to-market election with respect to their Shares are urged to consult their tax advisors regarding the availability and desirability of such an election, and the US federal income tax consequences to them of the of the Selective Capital Reduction and the Cash Distribution as a result of having properly and timely made a “mark-to-market” election.

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PART IV — LETTER TO SHAREHOLDERS

The PFIC rules are complex and affected by various factors in addition to those described above. US Holders are urged to consult their tax advisors regarding the PFIC rules in connection with the Selective Capital Reduction and the Cash Distribution, as well as the reporting requirements imposed by the PFIC rules.

Non-US Holders

Subject to the discussion below regarding backup withholding, a Non-US Holder generally will not be subject to US federal income tax on any gain realised on the Selective Capital Reduction and the Cash Distribution if:

(a)	the Non-US Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the Selective Capital Reduction or the Cash Distribution (but is not considered a resident of the United States under special rules), and meets certain other conditions; or

(b)	such gain is effectively connected with a trade or business of the Non-US Holder in the United States (and, if an applicable income tax treaty applies, is attributable to the Non-US Holder’s permanent establishment in the United States).

Non-US Holders described in (a) or (b) above should consult their tax advisors with respect to the US federal income tax consequences thereof (including in the case of (b) the possible imposition of a 30.0% US federal branch profits tax on a Non-US Holder that is a treated as a corporation for US federal income tax purposes).

Information Reporting and Backup Withholding

The Selective Capital Reduction and the Cash Distribution may be subject to information reporting to the IRS and possible US backup withholding (currently imposed at a rate of 24%). Backup withholding will not apply, however, to a holder who:

(a)	in the case of a US Holder, furnishes a correct taxpayer identification number and certifies that such person is not subject to backup withholding (generally on an IRS Form W-9);

(b)	in the case of a Non-US Holder, furnishes an applicable IRS Form W-8; or

(c)	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under the backup withholding rules may be credited against the holder’s US federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS. Holders should consult their tax advisers regarding the application of the US information reporting and backup withholding rules.

13.2	South African Tax Consequences

The following is a summary of the material South African income tax consequences for the SA Participating Shareholders. This summary is of a general nature only and is not intended to be legal or tax advice to any particular Shareholder. This summary is not exhaustive of all South African income tax considerations. The SA Participating Shareholders should therefore consult their own tax advisors as to the South African tax consequences in respect of the Selective Capital Reduction and related aspects/transactions.

General

As mentioned above in the section entitled, “PART I – SUMMARY TERM SHEET”, the South African income tax consequences arising for the SA Participating Shareholders from the cancellation of the Participating Shares in terms of the Selective Capital Reduction and the SA Cash Distribution depends on whether the Participating Shares are held by the SA Participating Shareholders on (i) revenue account or as “trading stock” (as defined in section 1 of the SA ITA) or (ii) as a capital asset (or in respect of Participating Shares to which the provisions of section 9C of the SA ITA apply).

Broadly speaking, the Participating Shares should be held on revenue account or as “trading stock” if the said shares are held by the SA Participating Shareholders with the intention to realise a gain on a speculative basis in pursuance of a scheme of profit-making. The Participating Shares should be held as capital assets if the said shares are not held in terms of a scheme of profit making. The provisions of section 9C of the SA ITA should in principle apply in respect of the Participating Shares which (i) are held on the JSE and (ii) have been held by the SA Participating Shareholders for a period of at least three years at the time of the receipt of the Cash Distribution, subject to none of the exclusions applying.

The summary below is on the basis that the Cash Distribution will constitute a “foreign return of capital” as defined in section 1 of the SA ITA.

SA Participating Shareholders who/which hold the Participating Shares as capital assets or to which section 9C of the SA ITA apply

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PART IV — LETTER TO SHAREHOLDERS

The amount received by way of the Cash Distribution should not be included in the “gross income” of the SA Participating Shareholders. To the extent that the portion of the Cash Distribution paid to the SA Participating Shareholders in respect of the cancellation of the Participating Shares exceeds (is less than) the “base cost” of the SA Participating Shareholders in respect of the said shares, a capital gain (capital loss) will arise for the SA Shareholders for capital gains tax purposes.

Certain anti-avoidance provisions which, in certain circumstances, apply to deem certain dividends received to be additional proceeds upon a disposal of shares may potentially apply to the extent that the SA Participating Shareholders which constitute companies hold 10% or more of the shares or voting rights in the Company alone or together with any “connected persons” in relation to such shareholders. We recommend that advice be obtained by the relevant SA Participating Shareholders in this regard.

SA Participating Shareholders who/which hold the Participating Shares on revenue account or as “trading stock”

The amount received or accrued by the SA Participating Shareholders in respect of the Cash Distribution should be included in their “gross income”. The expenditure actually incurred by the SA Part Shareholders in respect of the cost of acquisition of the GSHL shares should be deductible for tax purposes, assuming that the relevant requirements are met. The amount by which the Cash Distribution paid to the SA Participating Shareholders exceeds the deduction claimed by the SA Participating Shareholder in respect of the Participating Shares will be subject to income tax in their hands at the applicable rate.

Certain anti-avoidance provisions which in, certain circumstances, apply to deem certain dividends received to be included in the income of a company upon the disposal of shares held as “trading stock” may potentially apply to the extent that the SA Participating Shareholders which constitute companies hold 10% or more of the shares or voting rights in the Company alone or together with any “connected persons” in relation to such shareholder. We recommend that advice be obtained by the relevant SA Participating Shareholders in this regard.

Dividends tax

No dividends tax implications should arise for the SA Participating Shareholders in relation to the receipt/accrual of the Cash Distribution as the Cash Distribution should not constitute a “foreign dividend” as defined and thus as a “dividend” as defined for dividends tax purposes.

In addition to the consequences described above, securities transfer tax (“SA STT”) will be imposed at the rate of 0.25% of the “taxable amount”, as determined in terms of the Securities transfer Tax Act, 25 of 2007 (“SA STT Act”), in respect of the cancellation of the Participating Shares held on the JSE by the SA Participating Shareholders. The relevant JSE “member” or “participant” (as such terms are defined in the SA STT Act) will have a statutory right to recover the SA STT payable in this regard from the Company. No SA STT implications should arise in respect of the cancellation of the Participating Shares which are held by the Participating Shareholders on Nasdaq.

14	PERSONS/ASSETS RETAINED, EMPLOYED, COMPENSATED OR USED

Neither the Company nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the Shareholders on its behalf with respect to the Selective Capital Reduction or related matters.

Information pertaining to the IFA, which the Company appointed as the independent financial adviser to the Board (other than the Recused Directors) and not to make any solicitation in connection with the Selective Capital Reduction or otherwise, is set forth above in the section captioned “—Advice of the IFA to the Board (other than the Recused Directors)” and in Appendix A.

Neither the Company, nor any person acting on its behalf, has or currently intends to employ, retain or agree to compensate any other person or class of persons to make solicitations or recommendations in connection with the Selective Capital Reduction, except that such solicitations or recommendations may be made by Directors, officers or employees of the Company, for which services no additional compensation will be paid.

15	EXTRAORDINARY GENERAL MEETING

The EGM, notice of which is set forth on page H-1 of this Circular, will be held by electronic means on 20 June 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 United States Eastern Daylight Time), for the purpose of considering and, if thought fit, passing with or without any modifications, the special resolutions set forth in the notice of EGM.

Approval by way of Special Resolution is required in respect of Shareholders’ approval for the Selective Capital Reduction.

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PART IV — LETTER TO SHAREHOLDERS

The Meeting Specialist (Proprietary) Limited will conduct the virtual proceedings of the EGM. The Directors will endeavour to address all substantial and relevant questions received in advance of the EGM from Shareholders, prior to or during the EGM. The Company will publish the responses to the substantial and relevant questions raised by Shareholders for the EGM received before the cut-off date of 17 June 2024, 18:00 Singapore Standard Time, on the Company’s Website, the SENS electronic platform of the JSE and the electronic platform of Nasdaq prior to the EGM. The Company will publish the minutes of the EGM on the Company Website, the SENS electronic platform of the JSE and the electronic platform of Nasdaq within one month from the date of the EGM, and the minutes will include the responses to the substantial and relevant questions which are addressed during the EGM.

16	ACTIONS TO BE TAKEN BY SHAREHOLDERS

Shareholders will find enclosed with this Circular, the Notice and a Form of Proxy and Voting Instruction in relation to the EGM (as set forth in Appendix H on page H-8 of this Circular). The Shareholder should complete, sign and return the attached Form of Proxy and Voting Instruction in accordance with the instructions printed thereon as soon as possible.

An eligible Shareholder whose name is reflected in the Company’s register of members may only cast his/her/its vote by completing a “Form of Proxy and Voting Instruction” and emailing it back to proxy@continentalstock.com or by posting it to 1 State Street, 30th Floor, New York, NY10004-1561 by no later than 17 June 2024, 06:00 US Eastern Daylight Time.

An eligible Beneficial Shareholder may only cast his/her/its vote by completing a “Form of Proxy and Voting Instruction” (as attached) in accordance with the instructions it contains. The duly completed form must be submitted by Shareholders in South Africa, by 17 June 2024 at 12:00 South Africa Standard Time, to your broker, dealer, securities depository or other intermediary through which their interests are held in South Africa and by Shareholders outside of South Africa, by 17 June 2024 at 06:00 United States Eastern Daylight Time, to (a) their respective broker, dealer, securities depository or other intermediary through which their interests are held or (b) Vote Processing, c/o Broadridge at 51 Mercedes Way, Edgewood, NY 11717, (c) via telephone voting at BROADRIDGE at +1-800-454-8683, or (d) via online voting at PROXYVOTE.com, which requires the 16-digit Control Number printed on the Voting Instruction Form from Broadridge.

Please refer to the “Form of Proxy and Voting Instruction” for further instructions.

A live audio-visual webcast and a live audio-only stream will allow Shareholders to view and/or listen to the EGM proceedings. Shareholders will not be able to ask questions during the course of the EGM but can submit their questions in advance before the cut-off date of 17 June 2024, 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 US Eastern Daylight Time). Pre-registration for EGM participation will be available via email to EGM2024@grindrodshipping.com or via the Company Website.

The Company does not expect any broker non-votes at the EGM because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas the proposal to be presented at the EGM is considered “non-routine.” As a result, no broker will be permitted to vote your Shares at the EGM without receiving instructions. Failure to instruct your broker on how to vote your Shares will result in your Shares not being voted on such proposals.

If you wish to revoke a form of proxy and voting instruction, a Beneficial Shareholder must send an email to notify this to the relevant broker, dealer, securities depository or other intermediary and a Shareholder of Record must send an email to notify this to Continental Stock Transfer & Trust Company, in each case, by 17 June 2024, 06:00 US Eastern Daylight Time / 12:00 South Africa Standard Time.

A copy of this Circular is available on the Company Website and released by the Company to its Shareholders through the SENS electronic platform of the JSE, and the electronic platform of Nasdaq. Please refer to the Company Website for further announcements in relation to the Selective Capital Reduction.

17	ADMINISTRATIVE PROCEDURES

17.1	Effective Date

Subject to the Conditions being satisfied, the Participating Shareholders registered in the register of members of the Company as at the Effective Date will be entitled to receive US$14.25 for each Participating Share registered in their respective names as at the Effective Date.

17.2	Settlement of Cash Distribution

Subject to the Conditions being satisfied, on the lodgement of a copy of the Court Order together with the other documents prescribed under the Companies Act with the Registrar, the Selective Capital Reduction shall take effect on such date (such date referred to as the Effective Date), and, payment of the Cash Distribution pursuant to the Selective Capital Reduction will be made within seven (7) Business Days after the Effective Date.

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PART IV — LETTER TO SHAREHOLDERS

The Participating Shareholders will be entitled to receive the Cash Distribution, irrespective of their location. As mandated by the SARB, the Participating Shareholders holding their Shares on the JSE will receive the Cash Distribution in the equivalent amount of South African rand. The Company expects that the USD-ZAR exchange rate for the Cash Distribution will be announced following the Company’s receipt of the Court Order.

The Company’s transfer agent, Continental Stock Transfer & Trust Company will distribute the cash distribution to the International Shareholders and the Company’s South African Administrative Depository Agent, Computershare Investor Services (Pty) Ltd will distribute the cash distribution to our South African Shareholders.

18	DIRECTORS’ RESPONSIBILITY STATEMENT

The Directors (including any Director who may have delegated detailed supervision of this Circular) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this Circular (other than (a) the IFA Letter (set forth in Appendix A), for which the IFA has taken responsibility, (b) paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular, for which the Non-Participating Shareholders have taken responsibility, and (c) all other facts relating to and opinions expressed by, the Non-Participating Shareholders), are accurate, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in the document have been arrived at after due and careful consideration and there are no other facts not contained in this Circular, the omission of which would make any statement in this Circular misleading, and the Directors jointly and severally accept responsibility accordingly.

Where information in this Circular has been extracted from published or otherwise publicly available sources or obtained from a named source (other than (a) the IFA Letter (set forth in Appendix A), for which the IFA has taken responsibility, (b) paragraphs 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular, for which the Non-Participating Shareholders have taken responsibility, and (c) all other facts relating to and opinions expressed by, the Non-Participating Shareholders), the sole responsibility of the Directors has been to ensure that such information has been accurately and correctly extracted from those sources and/or reproduced in this Circular in its proper form and context.

In respect of the IFA Letter, the sole responsibility of the Directors has been to ensure that the facts stated with respect to the Group are, to the best of their knowledge and belief, fair and accurate in all material respects.

19	AVAILABLE INFORMATION STATEMENT

The Shares are registered under the Exchange Act. Accordingly, the Company is subject to the information and reporting requirements of the Exchange Act applicable to foreign private issuers and, in accordance therewith, is required to file periodic reports with, and furnish other information to, the SEC relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States. Information regarding the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The reports and other information that the Company has filed with, and furnished to, the SEC are also available to the public on the SEC’s website (http://www.sec.gov).

Because the Selective Capital Reduction is a “going private” transaction, the Non-Participating Shareholders and the Company will file with the SEC a Transaction Statement on Schedule 13E-3, which will include this Circular. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection and can be obtained as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes to the information set forth in the most recent Schedule 13E-3 filed with the SEC.

From the date of this Circular until the Effective Date, Participating Shareholders may request copies of this Circular, at no cost, by writing to EGM2024@grindrodshipping.com. This Circular may also be obtained on the SEC’s website as set forth above.

20	DOCUMENTS FOR INSPECTION

Copies of the following documents are available for inspection at the registered office of the Company, at 1 Temasek Avenue, #10-02 Millenia Tower, Singapore 039192, during normal business hours from the date of this Circular up to the date of the EGM:

(a)	the constitution of the Company;

(b)	the constitutions of the Non-Participating Shareholders;

(c)	the IFA Letter as set forth in Appendix A hereto;

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PART IV — LETTER TO SHAREHOLDERS

(d)	the Valuation Certificates as set forth in Appendix G hereto;

(e)	the letters of consent referred to in Appendix E hereto;

(f)	a copy of the Announcement; and

(g)	the annual reports of the Company for FY2022 and FY2023, which are also available on the website of the Company at https://www.grinshipping.com/Content/FinancialResults.

Shareholders who wish to inspect the above documents should contact the Company so that arrangements can be made.

Yours faithfully

For and on behalf of

the Board of Directors of

GRINDROD SHIPPING HOLDINGS LTD.

Dr. Kurt Klemme, Chairman

14

APPENDIX A IFA LETTER

LETTER FROM CEL INVESTMENT CORPORATE FINANCE PTE. LTD. TO THE BOARD OF
DIRECTORS (OTHER THAN THE RECUSED DIRECTORS) OF GRINDROD SHIPPING HOLDINGS
LTD. (THIS “LETTER”)

14 May 2024

The Board of Directors (other than the Recused Directors)

Grindrod Shipping Holdings Ltd.

1 Temasek Avenue

#10-02 Millenia Tower

Singapore 039192

Dear Sirs and Madam,

PROPOSED SELECTIVE CAPITAL REDUCTION BY GRINDROD SHIPPING HOLDINGS LTD. (THE “COMPANY”) PURSUANT TO SECTION 78G OF THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE (THE “SELECTIVE CAPITAL REDUCTION”)

Unless otherwise defined or the context requires otherwise, all terms used herein have the same meanings as defined in the circular dated 14 May 2024 (the “Circular”) issued to the shareholders of the Company (“Shareholders”) in relation to the Selective Capital Reduction attached as an exhibit to the Schedule 13E-3 filed with the United States Securities and Exchange Commission (“SEC”) jointly by the Company, Taylor Maritime Investments Limited (“TMI”) and Good Falkirk (MI) Limited a wholly-owned subsidiary of TMI (“GF”, and together with TMI, the “Non-Participating Shareholders”). The latest practicable date for the purposes of this Letter is 6 May 2024 (“Latest Practicable Date”).

1.	INTRODUCTION

On 28 October 2022, the Non-Participating Shareholders, made a voluntary conditional cash offer ("VGO") for all outstanding ordinary shares in the capital of the Company ("Shares"), except for those held by GF or in treasury. On the close of the VGO at 11:59pm (US Eastern Daylight Time) on 19 December 2022, the total number of Shares owned, controlled, or agreed to be acquired by GF and its concert parties, including those validly tendered in acceptance of the VGO amounted to 16,206,365 Shares, representing approximately 83.23% of the total number of issued Shares.

As at 20 October 2023, the number of issued ordinary share capital of the Company increased to 19,685,590 due to the new consideration shares issued in connection with the purchase of the shares of Taylor Maritime Management Limited and Tamar Ship Management Limited. The Shares owned by GF accordingly represents approximately 82.33% of the total number of issued Shares.

On 4 April 2024, the Company announced its proposal to implement the Selective Capital Reduction pursuant to sections 78G to 78I of the Companies Act 1967 of Singapore (the “Companies Act”) and cancel all the Shares held by Shareholders other than those held by GF (the “Participating Shareholders”), comprising 3,479,225 Shares (the “Participating Shares”).

The Selective Capital Reduction will involve reducing the issued share capital of the Company from US$290,193,001 comprising 19,685,590 Shares to US$240,614,044 comprising 16,206,365 Shares, which represents a reduction of the issued Shares by approximately 17.67%, with each Participating Shareholder receiving US$14.25 for each Participating Share (“Participating Share Price”) held that is cancelled pursuant to the Selective Capital Reduction.

In connection with the above, CEL Investment Corporate Finance Pte Ltd (“CICF”) has been appointed by the Company as the independent financial adviser to the Board of Directors of the Company (the “Board”), other than Mr. Edward David Christopher Buttery and Mr. Paul Charles Over (together, the “Recused Directors”) for the purposes of making the recommendation to Participating Shareholders in respect of the Selective Capital Reduction as required under the Singapore Code on Take-over and Mergers (the “Code”).

This Letter sets out our evaluation and assessment of the financial terms of the Selective Capital Reduction and our recommendations to the Board (other than the Recused Directors). This Letter will be appended to the Circular providing details and the recommendation of the Board (other than the Recused Directors) to Participating Shareholders with regards to the Selective Capital Reduction.

2.	TERMS OF REFERENCE

CICF has been appointed by the Company to provide an opinion regarding the Selective Capital Reduction to the Board (other than the Recused Directors) in compliance with the provisions of the Code. We have confined our evaluation and assessment to the financial terms of the Selective Capital Reduction and in accordance with the requirements of the Code.

A-1

APPENDIX A IFA LETTER

CICF is not a party to the negotiations or discussions relating to the Selective Capital Reduction and is not involved in the discussions leading to the Company’s decision to undertake and implement the Selective Capital Reduction as well as its terms. Our terms of reference do not require us to evaluate, comment, advise or form a view on the rationale, and/or merits of the Selective Capital Reduction or the listing status of the Company or future prospects of the Company. We have not been instructed or authorised to solicit, and we have not solicited, any indications of interest from any third party with respect to the Shares. Accordingly, we do not compare or express any opinion on the relative merits of the Selective Capital Reduction vis-à-vis any alternative transactions previously considered by the Company or that may otherwise be available to the Company in the future.

In evaluating the financial terms of the Selective Capital Reduction, we have held discussions with the Board (other than the Recused Directors) and management of the Company and have examined and relied on publicly available information collated by us as well as information provided and representations made, both written and verbal, by the Board (other than the Recused Directors) and the management of the Company. We have not independently verified such information or representations, whether written or verbal, and therefore cannot and do not make any representation or warranty, express or implied, in respect of, and do not accept any responsibility for the accuracy, completeness or adequacy of such information or representations. We have, however, made reasonable enquiries and exercised our judgement on the reasonable use of such information and found no reason to doubt the accuracy or reliability of such information.

We have relied upon the assurances of the Board and the management of the Company that after making all reasonable enquiries and to the best of their knowledge and belief, all material information or facts relating to the Selective Capital Reduction, the Company and/or its subsidiaries, as defined in Section 5 of the Singapore Companies Act (Chapter 50) (collectively, the “Group”) has been disclosed to us, that such information constitutes true, complete and accurate disclosure of all material facts about the Selective Capital Reduction, the Company and/or the Group and the Board and the management of the Company are not aware of any material information or facts the omission of which would make any information disclosed to us to be inaccurate, incomplete or misleading in any material respect. The Board have jointly and severally accepted full responsibility for such information described herein.

In evaluating the financial terms of the Selective Capital Reduction and in arriving at our opinion thereon, we have not relied upon any financial projections or forecasts in respect of the Company and/or Group. We are not required to express and we do not express any view on the growth prospects and earnings potential of the Company and/or the Group. Accordingly, we are not expressing any view herein as to the prices at which the Shares may trade in the absence of the Selective Capital Reduction or if the Selective Capital Reduction was not effected.

We have not made any independent evaluation or appraisal of the assets and liabilities of the Company and the Group (including without limitation to vessels, property, plant and equipment). However, in connection with the Selective Capital Reduction, the Company has commissioned the independent valuers, Braemar Valuations limited (“Braemar”) and Hartland Shipping Services Limited (“Hartland”) (collectively, the “Valuers”), to value the 19 vessels owned by the Group and three (3) chartered-in vessels which the Group has an option to purchase as at the valuation date of 31 December 2023 (the “Vessels”). The following valuation certificates (“Valuation Certificates”) are set out in Appendix G of the Circular:

(i)	valuation certificate dated 21 March 2024 issued by Braemar on the market value of the Vessels; and

(ii)	valuation certificate dated 10 January 2024 issued by Hartland on the market value of the Vessels.

We are not experts in the evaluation or appraisal of the Vessels and we have relied on the independent valuations by the Valuers for such appraisal and have not made any independent verification of the contents of the Valuation Certificates. Whilst care has been exercised in reviewing the Valuation Certificates and we have made reasonable enquiries and exercised our judgement, we do not assume any responsibility, expressed or implied, for the contents of the Valuation Certificates, including the bases and assumptions of the valuation as contained therein or if the contents thereof have been prepared and/or included in the Circular in accordance with all applicable regulatory requirements.

Our opinion as set out herein is based upon market, economic, industry, monetary and other conditions prevailing on, and the information provided to us as of 6 May 2024, being the latest practicable date prior to the printing of the Circular (the “Latest Practicable Date”). Such conditions may change significantly over a relatively short period of time. We assume no responsibility to update, revise or reaffirm our opinion in light of any subsequent development after the Latest Practicable Date that may affect our opinion contained herein. Shareholders should take note of any announcements relevant to their consideration of the Selective Capital Reduction which may be released by the Company after the Latest Practicable Date.

In rendering our opinion, we have not considered the specific investment objectives, financial situation, tax position, risk profiles or unique needs and constraints of any individual Shareholder. As different Shareholders would have different investment profiles and objectives, we recommend that any individual Shareholder who may require specific advice in relation to his/her investment portfolio or objectives should consult his/her stockbroker, bank manager, solicitor, accountant, tax adviser or other professional adviser immediately.

The Company has been separately advised by its own professional advisers in the preparation of the Circular (other than this Letter). We have no role or involvement and have not provided any advice, financial or otherwise, whatsoever in the preparation, review and verification of the Circular (other than this Letter). Accordingly, we take no responsibility for and express no views, expressed or implied, on the contents of the Circular (other than this Letter).

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APPENDIX A IFA LETTER

Our advice in relation to the Selective Capital Reduction should be considered in the context of the entirety of this Letter and the Circular.

3.	CONDITIONS OF THE SELECTIVE CAPITAL REDUCTION

The principal conditions of the Selective Capital Reduction, as extracted from Section 2.5 of Part IV of the Circular are set out below:

“As at the date thereof, the Selective Capital Reduction will be conditional upon the following (the “Conditions”), which are requirements under the Companies Act:

(a)	obtaining the Shareholders’ approval by way of a special resolution at the EGM of the Company to be convened to approve the Selective Capital Reduction pursuant to Section 78G of the Companies Act;

(b)	the grant of the order of the Court approving the Selective Capital Reduction (the “Court Order”), and such Court Order having become final; and

(c)	the lodgment of the Court Order (and such other documents as prescribed by Section 78I(3) of the Companies Act) with the Registrar within 90 days beginning with the date the Court Order is made, or within such longer period as the Registrar may allow;

For completeness, the following Conditions referred to in paragraphs 3(d) and 3(e) of the Announcement have been fulfilled:

(a)	the approval of the JSE for the corporate action indicative timetable and this Circular have been obtained; and

(b)	the approval of the SARB for the release of this Circular has been obtained.”

4.	INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

4.1	Information on TMI

TMI was registered in Guernsey under the Companies (Guernsey) Law, 2008 on 31 March 2021. TMI’s registration number is 69031 and it is regulated by the Guernsey Financial Services Commission as a registered closed-ended collective investment scheme pursuant to the Protection of Investors (Bailiwick of Guernsey) Law, 2020, the Registered Collective Investment Scheme Rules 2021 and the Prospectus Rules 2021. TMI’s ordinary shares were admitted to the premium listing segment of the Official List of the UK Listing Authority and began trading on the Main Market of the London Stock Exchange on 27 May 2021.

TMI specialises in the acquisition and chartering of vessels in the handysize and supramax/ultramax bulk carrier segments of the global shipping sector. TMI invests in a diversified portfolio of vessels which are primarily second-hand. The current portfolio numbers 18 vessels in the geared drybulk segment. The ships are employed utilising a variety of employment/charter strategies.

As at the Latest Practicable Date, the directors of TMI are Edward Buttery, Christopher Buttery, Sandra Platts, Charles Maltby, Trudi Clark, Frank Dunne and Henry Strutt.

4.2	Information on GF

GF is wholly-owned subsidiary of TMI incorporated in the Republic of the Marshall Islands. GF’s principal business is to hold investments on behalf of TMI and its subsidiaries and affiliates. GF currently holds the TMI’s existing investment in the Company.

As at the Latest Practicable Date, TMI Director 1 Limited is the corporate director of TMI. The directors of TMI Director 1 Limited are Alex Slee, Trudi Clark and Sandra Platts.

5.	IRREVOCABLE UNDERTAKINGS BY THE COMPANY IN RELATION TO THE SELECTIVE CAPITAL REDUCTION

We noted from Section 2.6 of Part IV of the Circular that the Company has not received any irrevocable undertaking from any Participating Shareholder to vote in favour of the Selective Capital Reduction.

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APPENDIX A IFA LETTER

6.	RATIONALE FOR THE SELECTIVE CAPITAL REDUCTION

The rationale for the Selective Capital Reduction, as extracted from Section 4 of Part IV of the Circular is set out below:

“4.1	Opportunity for Participating Shareholders to Realise Investment

The Selective Capital Reduction is an internal corporate exercise proposed by the Company for the Participating Shareholders to have an opportunity to fully exit their investment in the Shares in return for cash. The Selective Capital Reduction would enable the Company to return the aggregate sum of US$49,578,956 in cash to the Participating Shareholders in respect of the cancellation of the Participating Shares held by them.

4.2	Certainty of a Premium

The Selective Capital Reduction provides an immediate and certain exit opportunity for the Participating Shareholders to realise their investment at an attractive premium over historical market prices of the Shares.

The Cash Distribution of US$14.25 per Share (or an equivalent amount in ZAR in the case of South African Shareholders) represents the following premia over:

(a)	the last traded price per Share as quoted on each of Nasdaq and the JSE respectively, on the Disclosure Date (i.e., 28 March 2024, being the last practicable full day of trading in the Shares on Nasdaq and the JSE preceding the Announcement Date);

(b)	the following premia over the volume-weighted average price (“VWAP”) per Share as transacted on Nasdaq and the JSE, respectively, for the 30-day, 60-day, 90-day and 180-day periods each ended on the Disclosure Date (respectively, the “30-day VWAP Period”, the “60-day VWAP Period”, the “90-day VWAP Period” and the “180-day VWAP Period”).

Nasdaq

	Description	Share Price (1)	Implied Premium of Cash Distribution of US$14.25 over Share Price (2)
1.	Last traded price per Share on 28 March 2024, being the Disclosure Date	US$10.35	37.7%

2.	VWAP for the 30-day VWAP period	US$9.53	49.5%

3.	VWAP for the 60-day VWAP period	US$9.31	53.1%

4.	VWAP for the 90-day VWAP period	US$9.35	52.4%

5.	VWAP for the 180-day VWAP period	US$9.09	56.8%

Notes:

(1)	The Company’s share price quoted on Nasdaq based on data extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(2)	The percentage figures are rounded to the nearest one decimal place.

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APPENDIX A IFA LETTER

JSE

Description	Share Price (1)	Exchange rate (USD/ZAR) (2)	USD converted share price (3)	Premium of Cash Distribution of US$14.25 per Share over Share Price (4)
1. Last traded price per Share on 28 March 2024, being the Disclosure Date	ZAR 200.00	18.94	US$10.56	34.9%

2. VWAP for the 30-day VWAP period	ZAR 174.32	18.94	US$9.20	54.8%

3. VWAP for the 60-day VWAP period	ZAR 177.30	18.94	US$9.36	52.2%

4. VWAP for the 90-day VWAP period	ZAR 177.22	18.94	US$9.36	52.3%

5. VWAP for the 180-day VWAP period	ZAR 173.72	18.94	US$9.17	55.4%

Notes:

(1)	The Company’s share price quoted on the JSE based on data extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(2)	The rate extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(3)	The ZAR price converted to USD at the rate extracted from Bloomberg L.P. as at the Disclosure Date, rounded to the nearest two decimal places.

(4)	The percentage figures are rounded to the nearest one decimal place.”

7.	FUTURE PLANS OF THE NON-PARTICIPATING SHAREHOLDERS FOR THE COMPANY AND ITS EMPLOYEES

The future plans for the Company and its employees by the Non-Participating Shareholders are extracted from Section 5.1 of Part IV of the Circular and set out below:

“The Non-Participating Shareholders and the Company will evaluate the business and operations of the Company prior to and following the Effective Date and will consider which changes, if any, would be desirable following the Effective Date. Possible changes include changes in the Company’s corporate structure, organisational documents, capitalisation, composition of the Board and management of the Company. Any changes will be considered in light of the then prevailing circumstances of the Company and its business operations and the Non-Participating Shareholders reserve the right to change their plans and intentions at any time, as deemed appropriate.

Except as described elsewhere in this Circular and in publicly available information and except for the Selective Capital Reduction, neither the Non-Participating Shareholders nor the Company have any present plans or proposals that would relate to or result in: (a) introduce any major changes to the business of the Company or any other Group Company, (b) re-deploy the fixed assets of any Group Company, (c) affect the operations of any Group Company, (d) discontinue the employment of the existing employees of any Group Company, in each case, other than in the ordinary and usual course of the business, (e) any extraordinary corporate transaction involving the Company or any of its Subsidiaries (such as a merger, reorganisation, liquidation, relocation of any operations or sale or other transfer of a material amount of assets), (f) any material change in the Company’s capitalisation, indebtedness or dividend policy, (g) any other material change in the Company’s corporate structure or business, (h) any class of equity securities of the Company being delisted from a national securities exchange or ceasing to be authorised to be quoted in an automated quotation system operated by a national securities association, (i) any class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g) of the Exchange Act, (j) any acquisition or disposition of Shares or (k) any change in the Company’s governing instruments that could impede the acquisition of control of the Company.

Nonetheless, the Non-Participating Shareholders and the Company reserve the right to retain the flexibility to further change their plans and intentions at any time, as deemed appropriate and in the light of any options and opportunities that present themselves and which the Non-Participating Shareholders may regard to be in the interests of the Group.”

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APPENDIX A IFA LETTER

8.	ASSESSMENT OF THE FINANCIAL TERMS OF THE SELECTIVE CAPITAL REDUCTION

In evaluating and assessing the financial terms of the Selective Capital Reduction, we have given due consideration to the following:

(a)	the financial performance and position of the Company;

(b)	the market prices and trading activity of the Shares;

(c)	historical share price performance relative to the Nasdaq Composite Index (“Nasdaq Composite”);

(d)	NTA-based valuation of the Company;

(e)	comparison with financial valuation ratios of selected listed companies which principal business are broadly comparable to those of the Company; and

(f)	other relevant factors for consideration.

8.1	Financial Performance and Position of the Company

We set out below a summary of the audited financial information of the Company for the last three financial years ended 31 December 2021, 31 December 2022 and 31 December 2023 (“FY2021”, “FY2022” and “FY2023” respectively and collectively, the “Period Under Review”).

Summary of the Company’s Financial Performance

	Audited
(US$’000)	FY2023	FY2022	FY2021

Revenue	387,096	460,460	455,839

Gross Profit	39,367	166,762	176,897

Profit/(Loss) for the year/period attributable to:

Owners of the Company
Continuing operations	(9,622)	103,367	122,090
Discontinued operations	-	-	(3,165)
Non-controlling interests	-	-	10,557

Note: During FY2021 to FY2022, the Company completed the plan to discontinue the medium range and small tanker segments and presented the tanker business as a discontinued operation. The Company focused on the drybulk business which is presented as the continuing operations.

FY2022 vs FY2021

Revenue

Revenue increased by approximately 1.0% or approximately US$4.6 million in FY2022 mainly due to the sale of a medium range tanker in the first half of FY2022 as compared to no ship sales in continuing operations in FY2021. This was offset by the weakening market conditions in the drybulk business in the second half of the financial year and a reduction in short-term supramax/ultramax operating days.

Profit for the financial year

The profit attributable to owners of the Company from continuing operations decreased by US$18.7m, which was mainly attributable to higher cost of sales due to the cost of a ship sold in the first half of FY2022 as compared to no ship sales in continuing operations for the same period in FY2021, which was partially offset by a decrease in short-term operating days across the fleet. In addition, administrative expense increased mainly due to the fees associated with the offer to shareholders to purchase their shares in FY2022.

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APPENDIX A IFA LETTER

FY2023 vs FY2022

Revenue

Revenue fell by approximately 15.9% or approximately US$73.4 million in FY2023 primarily due to the weakening market conditions in the drybulk business. This was partially offset by the sale of five (5) handysize and four (4) supramax/ultramax vessels compared to the sale of a medium range tanker in the first half of the FY2022.

Profit for the financial year

The loss attributable to the owners of the Company was US$9.6 million in FY2023 as compared to a profit of US$103.4 million for FY2022. This was mainly attributable to the fall in revenue and increased costs of sale incurred as a result of the sale of five (5) handysize and four (4) supramax/ultramax vessels in FY2023 compared to the sale of one (1) medium range tanker for the same period in FY2022.

Summary of the Company’s Financial Position

Audited
(US$’000)	FY2023

Non-current assets	362,808
Current assets	98,076
Total assets	460,884

Non-current liabilities	128,140
Current liabilities	86,624
Total liabilities	214,764

Net assets / (liabilities)	246,120

Working capital	11,452

Total assets as at 31 December 2023 amounted to US$460.9 million, comprising ships, property, plant and equipment of US$303.2 million (65.8%), cash and bank balances at US$63.9 million (13.9%), intangible assets including right-of-use assets and goodwill at US$48.1 million (8.5%), other receivables and prepayments at US$20.0 million (4.3%) and other assets at US$25.7 million (5.6%).

Total liabilities as at 31 December 2023 amounted to US$214.8 million, comprising long-term and short-term interest-bearing loans valued at US$142.2 million (66.2%), lease liabilities at US$33.8 million (15.7%), trade and other payables of US$31.8 million (14.8%) and other liabilities at US$6.9 million (3.2%).

It is noted that the working capital of the Company has been on a decreasing trend for the Period Under Review from approximately US$61.1 million as at FY2021 to approximately US$11.5 million as at FY2023.

The Company recorded a positive working capital of approximately US$11.5 million and Shareholders’ equity of approximately US$246.1 million as at 31 December 2023.

8.2	Market prices and trading activity of the Shares

The Shares are listed on the NASDAQ Global Select Market (“Nasdaq”) and quoted on the Main Board of the JSE Limited (the “JSE”). We noted the total traded volume on the JSE for the last 12 months period prior to the Latest Practicable Date is 180,554 Shares while the total traded volume on Nasdaq for the same period was 7,509,494 Shares, representing 2.4% of the trading volume when compared to Nasdaq. As such, we have focused our review on the market prices and trading activity of the Shares listed on Nasdaq.

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APPENDIX A IFA LETTER

We have compared the Participating Share Price against the historical market price of the Shares.

The historical price chart showing the daily closing prices and the trading volume of the Shares for the period commencing from 3 April 2023, being the 12-month period prior to the Last Traded Day (as defined below), and ending on the Latest Practicable Date is set out below:

Source: Bloomberg L.P.

A summary of the salient announcements made by the Company on the SEC during the 12-month period prior to the Last Traded Day and up to the Latest Practicable Date is set out below:

No.	Date of Announcement	Event

1	17 May 2023

The Company announced its unaudited financial results for the first three months of FY2023. Revenue for first three months of FY2023 was US$76.8 million as compared to US$110.3 million in first three months of FY2022. The first three months of FY2023 saw a net loss of US$4.3 million compared to a profit of US$29.0 million for first three months of FY2022.

2	25 May 2023	The Company announced the results of its Annual General Meeting for 2023.
3	13 Jul 2023	The Company announced its intention to hold an Extraordinary General Meeting to be held on 10 August 2023.
4	27 Jul 2023	The Company announced eight transactions, such as the completion of ship sales, exercise of purchase option, contract to purchase, contract to sell and option to extend charter-in period.
5	10 Aug 2023	The Company announced the results of the Extraordinary General Meeting.
6	5 Sep 2023

The Company announced its unaudited financial results for the six months of FY2023. Revenue for the months of FY2023 was US$185.9 million as compared to US$271.9 million for the first six months of FY2022. Profit for the six months of FY2023 was US$1.2 million as compared to US$85.8 million for the first six months of FY2022.

7	25 Sep 2023

The Company announced its entry into two (2) sale and purchase agreements to acquire the entire issued share capital of Taylor Maritime Management Limited and Tamar Ship Management Limited from Taylor Maritime Group Limited and Temeraire Holding (MI) Limited. Following the acquisition, the companies will become wholly owned subsidiaries of the Company.

8	29 Sep 2023

The Company announced the effective date of a proposed capital reduction set to be on 29 September 2023. Pursuant to the proposed capital reduction, the fully paid-up share capital of the Company would be reduced by US$32.44 million. The fully paid-up share capital of the Company would be reduced from US$320.68 million to US$288.24 million.

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APPENDIX A IFA LETTER

9	3 Oct 2023	The Company announced the completion of the two (2) sale and purchase agreements dated 25 September 2023. The acquisition became legally effective on 3 October 2023.
10	24 Oct 2023	The Company announced the completion of ship sales transactions as well as the exercise of purchase option on one (1) of the chartered-in vessel.
11	28 Nov 2023

The Company announced its unaudited financial results for the first nine months of FY2023 Revenue for the first nine months of FY2023 was US$298.3 million as compared to US$379.1 million for the corresponding nine months of FY2022. Loss for the first nine months of FY2023 was US$7.2 million as compared to a profit of US$107.9 million in the first nine months of FY2022.

12	7 Dec 2023

The Company announced the resignation of Mr Charles Maltby as a non-executive director with effect from 31 December 2023. Further, a new standing committee of the Board, the Safety and Technical Committee, was formed and is comprised of two (2) independent non-executive directors, Mr Paul Charles Over and Mr Alan Ian Hatton.

13	25 Jan 2024	The Company announced the completion of six (6) ship transactions.
14	26 Jan 2024

The Company announced disclosure updates on its major shareholder, TMI (e.g., TMI published a quarterly NAV announcement and trading update, factsheet and investor presentation on the LSE and its website which included information regarding the Company).

15	28 Feb 2024

The Company announced its unaudited earnings for its full year of FY2023. Revenue for the full year of FY2023 US$387.1 million as compared to US$460.5 million for the full year of FY2022. Loss for the full year of FY2023 was US$9.6 million compared to a profit of US$103.4 million for the full year of FY2022.

16	8 Mar 2024

The Company announced that Grindrod Shipping Pte. Ltd., a wholly owned subsidiary of the Company entered into a US$83 million reducing revolving credit facility with Nordea Bank ABP, Filial I Norge and Skandinaviska Enskilda Banken AB (Publ) for the purpose of refinancing an existing US$114.1 million senior secured term loan facility with Credit Agricole Corporate and Investment Bank and Hamburg Commercial Bank AG.

17	27 Mar 2024	The Company announced notice of its 2023 annual report on form 20-F.
18	28 Mar 2024	The Company announced notice of its Annual General Meeting to be held on 25 April 2024 by electronic means at 18:00 Singapore Standard Time.
19	4 Apr 2024	The Company announced its proposal to implement the Selective Capital Reduction.
20	25 Apr 2024	The Company announced the results of its Annual General Meeting held on 25 April 2024.
21	26 Apr 2024

The Company announced disclosure updates on its major shareholder, TMI (e.g., TMI published a quarterly NAV announcement and trading update, factsheet and investor presentation on the LSE and its website which included information regarding the Company).

Based on the above, we note that over the last 12-month period prior and up to 3 April 2024, being the last traded day of the Shares before to the Selective Capital Reduction Announcement Date (the “Last Traded Day”), the Participating Share Price is higher than the closing prices for the Shares for all trading days during the period. However, based on the table below, we noted that the Participating Share Price is at a discount of approximately 4.36% to the highest traded price over the last 12-months.

We also noted that the Participating Share Price is at a premium of approximately 39.02% to the last transacted price of US$10.25 (the “Last Transacted Price”) on the Last Traded Day. On 5 April 2024, (being the next market day after the Selective Capital Reduction Announcement Date), the Shares closed at US$13.65 and since then, the closing price of this Shares have traded at between US$13.43 and US$13.96 up to the Latest Practicable Date.

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APPENDIX A IFA LETTER

We have also compared the volume weighted average price (“VWAP”) of Shares for selected reference periods between the 12-month period prior to the Last Traded Day and to the Latest Practicable Date as set out in the table below:

	Lowest traded price	Highest traded Price	VWAP or Last Transacted Price		Premium / (discount) of Participating Share Price(2) over VWAP
	(US$)	(US$)	(US$)		(%)

Periods prior to the Last Traded Day(3)

Last 12 months	6.800	14.900	9.661		47.50
Last 6 months	7.350	14.900	10.152		40.37
Last 3 months	8.500	10.960	9.434		51.05
Last 1 month	8.600	10.960	9.886		44.14
Last Traded Day	10.050	10.713	10.250	(4)	39.02

Periods after the Selective Capital Reduction Announcement Date

Market Day(6) immediately after the Selective Capital Reduction Announcement Date	13.200	13.700	13.650	(4)	4.40
Between the Market Day immediately after the Selective Capital Reduction Announcement Date and the Latest Practicable Date (both dates inclusive)	13.200	14.190	13.555		5.13
Latest Practicable Date	13.550	14.000	13.700	(5)	4.01

Source: Bloomberg L.P.

Notes:

(1)	The VWAP is weighted based on the volume of Shares traded and transacted prices of the Shares for the Market Days in the respective periods.

(2)	Based on the Participating Share Price of US$14.25 per Participating Share.

(3)	Including the Last Traded Day.

(4)	The closing price on the Last Traded Day and the Market Day immediately after the Selective Capital Reduction Announcement Date.

(5)	The closing price on the Latest Practicable Date.

(6)	“Market Day” is defined as a day which Nasdaq is open for the trading of securities.

The key observations in respect of the above analysis are highlighted below:

(a)	Over the 12-month period prior to the Last Traded Day, the Shares have traded between a low of US$6.800 and a high of US$14.900;

(b)	The Participating Share Price represents a premium of 47.50%, 40.37%, 51.05% and 44.14% to the VWAP for the 12-month, 6-month, 3-month and 1-month periods prior to the Last Traded Day respectively;

(c)	The Participating Share Price represents a premium of 39.02% to the Last Transacted Price;

(d)	The Participating Share Price represents a premium of 4.40% to the closing price on the Market Day immediately after the Selective Capital Reduction Announcement Date;

(e)	The Participating Share Price represents a premium of 5.13% to the VWAP for the period between the Market Day immediately after the Selective Capital Reduction Announcement Date and the Latest Practicable Date; and

(f)	The Participating Share Price represents a premium of 4.01% to the last transacted price as at the Latest Practicable Date.

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APPENDIX A IFA LETTER

For illustration purposes only, we set out in the table below the average daily trading volume (“ADTV”) of the Shares and the ADTV as a percentage of its Free Float (as defined in the notes below) for selected reference periods between the 12-month period prior to the Last Traded Day and the Latest Practicable Date:

	ADTV(1)	ADTV as a percentage of Free Float(2)
	(Shares)	(%)

Periods prior to the Last Traded Day(3)
Last 12 months	31,431	0.90
Last 6 months	26,878	0.77
Last 3 months	13,699	0.39
Last 1 month	16,663	0.48
Last Traded Day	15,101	0.43

Periods after the Selective Capital Reduction Announcement Date

Market Day immediately after the Selective Capital Reduction Announcement Date	290,210	8.34
Between the Market Day immediately after the Selective Capital Reduction Announcement Date and the Latest Practicable Date (both dates inclusive)	36,579	1.05
Latest Practicable Date	27,395	0.79

Source: Bloomberg L.P.

Notes:

(1)	The ADTV is computed based on the total volume of Shares traded for all the Market Days for the relevant periods, divided by the total number of Market Days (including Market Days when no Shares were traded) during the respective periods.

(2)	Calculated based on a free float of approximately 3,479,225 Shares (“Free Float”), as confirmed by management as at the Latest Practicable Date

(3)	Including the Last Traded Day.

The key observations in respect of the above analysis are highlighted below:

(a)	The average daily traded volume of the Shares for the 12-month, 6-month, 3-month and 1-month periods prior and up to the Last Traded Day represents approximately 0.90%, 0.77%, 0.39% and 0.48% of the Free Float respectively;

(b)	The average daily traded volume of the Shares on the Last Traded Day represents 0.43% of the Free Float;

(c)	The average daily traded volume of the Shares on the Market Day immediately after the Selective Capital Reduction Announcement Date represents 8.34% of the Free Float;

(d)	The average daily traded volume of the Shares for the period between the Market Day immediately after the Selective Capital Reduction Announcement Date and the Latest Practicable Date represents 1.05% of the Free Float; and

(e)	The average daily traded volume of the Shares on the Latest Practicable Date represents 0.79% of the Free Float.

Based on the above observations, it would appear that the trading activity and market price of the Shares since the Selective Capital Reduction Announcement Date up to the Latest Practicable Date may be supported by the Participating Share Price.

We wish to highlight that the above analysis of the trading performance of the Shares serves only as an illustrative guide and is not an indication of the future trading performance of the Shares.

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APPENDIX A IFA LETTER

8.3	Historical Share price performance relative to the Nasdaq Composite

To assess the market price performance of the Shares vis-à-vis the general price performance of the Nasdaq Composite, we have compared the market movement of the Shares price against the Nasdaq Composite for the period between 12-months prior to the Last Traded Day and the Latest Practicable Date, as illustrated below:

Source: Bloomberg L.P.

We note that during the period between 12-months prior to the Last Traded Day and the Latest Practicable Date, the Shares had generally underperformed the Nasdaq Composite on a normalised basis. The movements in the last transacted prices of the Shares and the Nasdaq Composite between the Last Traded Day and the Latest Practicable Date are as follows:

	Closing price on the Last Traded Day (US$)	Closing price as at the Latest Practicable Date (US$)	% change between the Last Traded Day and the Latest Practicable Date
Company	10.250	13.700	33.66
Nasdaq Composite	16,277.460	16,349.250	0.44

Source: Bloomberg L.P.

Between the Last Traded Day and the Latest Practicable Date, the market price of the Shares has increased by 33.66% while the Nasdaq Composite increased by 0.44%.

Based on the above observations, it would appear that the market price of the Shares since the Last Traded Day to the Latest Practicable Date may be supported by the Participating Share Price. Shareholders should note that the past trading performance of the Shares should not in any way be relied upon as an indication or a promise of the future trading performance of the Shares.

8.4	NTA-based valuation of the Company

The net tangible asset (“NTA”) based valuation provides an estimate of the value of a company assuming the hypothetical sale of all its tangible assets over a reasonable period of time. NTA is computed by deducting the intangible assets from the Company’s net asset value.

NTA shows the extent to which the value of the Company is backed by tangible assets. However, it does not take into account the value of any intangible assets such as goodwill and right of use asset. NTA based valuation is meaningful only in so far as to show the extent to which the value of each Share is backed by tangible assets.

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8.4.1	NAV and NTA of the Company as at 31 December 2023

Based on the latest announced audited financial results of the Company for FY2023, the Company recorded a NAV and NTA position of approximately US$246.12 million and US$198.05 million respectively, equivalent to approximately a NAV value of US$12.50 per Share and a NTA value of US$10.06 per Share as at the Latest Practicable Date.

The Participating Share Price of US$14.25 represents a premium of 14.0% to the NAV per Share and a premium of 41.6% to the NTA per Share.

In our evaluation of the financial terms of the Selective Capital Reduction, we have considered whether there are any factors which have not been otherwise disclosed in the financial statements of the Company that are likely to have a material impact on the latest announced audited NTA of the Company as at 31 December 2023.

In this respect, save as disclosed in the audited financial statements of the Company as at FY2023, the Board has confirmed that, to its best knowledge and belief, as at the Latest Practicable Date, there are no additional material contingent liabilities which are likely to have a material impact on the NTA of the Company.

We have also reviewed the latest announced audited statement of financial position of the Company as at 31 December 2023 to determine whether there are any assets that are of an intangible nature and as such, would not appear in a valuation based on NTA per Share as at 31 December 2023.

The Board has confirmed that, to its best knowledge and belief, as at the Latest Practicable Date, there are no additional material intangible assets which ought to be disclosed in the statement of financial position of the Company in accordance with the International Financial Reporting Standards and Singapore Financial Reporting Standards and which have not been so disclosed and where such intangible assets would have had a material impact on the overall financial position of the Company.

8.4.2	Revalued NAV and NTA of the Company as at 31 December 2023 against the Participating Share Price

In our evaluation of the financial terms of the Selective Capital Reduction, we have also considered whether there are any tangible assets which should be valued at an amount that is materially different from that which is recorded in the audited statement of financial position of the Company as at 31 December 2023.

As part of the Company’s quarterly valuation of their vessel fleet, the Company has commissioned the Valuers, Braemar and Hartland, to conduct an independent valuation of the fleet of 19 owned vessels and three chartered-in vessels, of which three of the chartered-in vessels have purchase options as at 31 December 2023.

The management of the Company has confirmed that the independent valuations are prepared based on the “Market Value”, where “Market Value” is defined as the estimated amount for which an asset or liability should exchange on the valuation date between a willing buyer and a willing seller in an arm’s length transaction based on the Valuers’ professional assessment. When valuing a particular vessel, the Valuers will take into account the vessel’s type, size and standard specifications, comparable recent sales, buyers’ and sellers’ price expectations for vessels currently being offered in the market, and freight market sentiment. Thereafter, adjustments are made for age and survey position, and also for particular specification features, such as Ballast Water Treatment Systems and energy saving devices.

Revaluation surplus or deficit arising from the independent valuations of the Vessels

An analysis of the revaluation surplus or deficit for the Vessels was conducted. This analysis categorized the Vessels into two (2) groups: (a) owned vessels and (b) chartered-in vessels with purchase options. Independent valuations as at the Valuation Date and net book values as at 31 December 2023 were used for owned vessels, while chartered-in vessels with purchase options employed their respective exercise prices. The overall revaluation surplus or deficit of the Vessels was then incorporated into the Company's NAV and NTA, as of 31 December 2023, to calculate the revalued NAV ("RNAV") and revalued NTA (“RNTA”) as of 31 December 2023 respectively.

Owned vessels

For the purpose of estimating the revaluation surplus or deficit of the 19 owned vessels, we have conducted a comparative analysis of the average market value, as determined by the independent valuation by Braemar and Hartland as at the valuation date of 31 December 2023, with the net book value for each vessel as at 31 December 2023, being the latest publicly available audited financial results for FY2023 as shown in the table below. The revaluation surplus for the 19 owned vessels is estimated to be US$84.93 million, being the difference between the total average market value of the vessels and their total net book value as at 31 Dec 2023:

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	Vessel name	Net book value as at 31 Dec 2023(2)	Market value as at 31 Dec 2023 (US$’million)				Average market value(3)
		(US$’million)	Braemar		Hartland		(US$’million)
	Handysize
1.	IVS Kingbird	10.33	10.44		10.04		10.24
2.	IVS Ibis	9.27	11.20		12.30		11.75
3.	IVS Phinda	14.21	19.56		20.34		19.95
4.	IVS Sparrowhawk	12.93	15.76		16.39		16.07
5.	IVS Thanda	14.83	21.78		22.15		21.96
6.	IVS Sunbird	13.89	16.83		17.59		17.21
7.	IVS Tembe	15.39	21.78		23.46		22.62
8.	IVS Merlin	15.29	16.41		16.21		16.31
9.	IVS Kinglet	11.00	14.13		13.26		13.70
10.	IVS Magpie	8.54	10.70		11.28		10.99
11.	IVS Knot	10.32	13.40		12.63		13.02
12.	Imabari Hull No. SH784	16.88	17.13	(4)	16.88	(4)	17.00

	Supramax/Ultramax
13.	IVS Phoenix	21.67	31.35		30.70		31.03
14.	IVS Wentworth	18.66	22.50		23.48		22.99
15.	IVS Gleneagles	19.94	24.55		24.12		24.34
16.	IVS North Berwick	20.51	26.75		26.74		26.75
17.	IVS Swinley Forest	21.26	28.60		28.10		28.35
18.	IVS Okudogo	23.25	31.35		30.94		31.15
19.	IVS Prestwick	23.45	31.35		30.96		31.16

	Total	301.62	385.57		387.57		386.55

Source: Management and Valuation Certificates from Braemar and Hartland

Notes:

(1)	Any discrepancies between the figures listed and the totals thereof are due to rounding.

(2)	The net book values of the vessels as at 31 December 2023 were provided by the Management.

(3)	Average market value of each respective vessels is calculated from the average of the independent valuations performed by Braemar and Hartland.

(4)	Calculated based on 50% of the market value derived from the respective Valuation Certificates. As per the management’s representation, the net book value of Imabari Hull No. SH784 as at 31 December is only 50% of the instalment for this vessel under construction.

Chartered-in vessels

A similar valuation exercise was conducted to evaluate the revaluation surplus or deficit on the three (3) remaining chartered-in vessels with purchase options, on the assumption that if the Company were to exercise its options to purchase at their respective option prices, the Company would benefit from the potential surplus in value based on the independent valuations of these vessels as at 31 December 2023.

	Vessel name	Exercise price(2)		Market value as at 31 Dec 2023 (US$’million)		Average market value(3)
		(US$’million)		Braemar	Hartland	(US$’million)
	Supramax/Ultramax
1.	IVS Atsugi	24.20	(4)	32.25	32.28	32.27
2.	IVS Pebble Beach	24.20	(4)	32.25	32.42	32.34
3.	IVS Naruo(5)	11.98	(6)	24.75	24.24	24.50

	Total	60.38		89.25	88.94	89.10

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Source: Management and Valuation Certificates from Braemar and Hartland

Notes:

(1)	Any discrepancies between the figures listed and the totals thereof are due to rounding.

(2)	Exercise price is based on the pre-agreed purchase price of the listed chartered-in vessels with purchase options.

(3)	Average market value of each respective vessels is calculated from the average of the independent valuations of each chartered-in vessels performed by Braemar and Hartland.

(4)	The exercise price of the chartered-in vessels has taken into account a linear depreciation of US$1m per year.

(5)	Chartered-in until Q4 2024. The purchase option was exercised in November 2023.

(6)	The exercise price of the chartered-in vessel quoted in Japanese Yen (“JPY”) is converted to US$ based on the forward exchange rate of US$1:JPY142 that the Company took out on 11 December 2023.

Based on the above analysis, the revaluation surplus arising from the three (3) chartered-in vessels is approximately US$28.72 million, which is derived from the difference between the total average market value of the vessels of US$89.10 million and their total exercise price of US$60.38 million.

Shareholders should read the above in conjunction with the Valuation Certificates, which are set out in Appendix G to the Circular. Save as disclosed above, the other assets of the Company have not been revalued for the purpose of determining the RNAV and RNTA of the Company.

The Board has confirmed that, save as set out above and to its best knowledge and belief, as at the Latest Practicable Date, on aggregate basis, there are no material differences between the estimated market value of the assets and their respective book values as at 31 December 2023 which would have a material impact on the RNAV and RNTA of the Company.

(US$ million except per Share amounts)

NAV of the Company as at 31 December 2023	246.12
Add: Revaluation Surplus, net of potential tax liabilities(1)	113.65
RNAV of the Company	359.77
RNAV per Share (US$)	18.27

The NTA of the Company as at 31 December 2023 is approximately US$198.0 million.

(US$ million except per Share amounts)

NTA of the Company as at 31 December 2023	198.05
Add: Revaluation Surplus, net of potential tax liabilities(1)	113.65
RNTA of the Company	311.70
RNTA per Share (US$)	15.83

Notes:

(1)	As confirmed with management of the Company, the Vessels are registered and flagged in Singapore and the Marshall Islands, where there are no capital gains tax in Singapore and a zero-tax rate in the Marshall Islands. The revaluation surplus amounted to US$113.65 million, comprising revaluation surplus of US$84.93 million for owned vessels and US$28.72 million for chartered-in vessels.

We note that the Participating Share Price of US$14.25 represents a discount of approximately 22.0% and 10.0% to the RNAV per Share and RNTA per Share of US$18.27 and US$15.83 respectively.

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We wish to highlight that the RNAV and RNTA shown above include the revaluation surpluses on the Vessels. Shareholders should note that the Company has not fully earned or realized the surpluses on such Vessels as at the Latest Practicable Date, and that there is no assurance that any revaluation surpluses eventually recorded by the Company on the Vessels will be the same as indicated above.

Shareholders should note that the above analysis assumes the hypothetical sale of the Vessels of the Company as at the Latest Practicable Date. The Board has confirmed to us that as at the Latest Practicable Date, the Company does not have any plans for an impending material disposal and/or conversion of the use of the Company’s Vessels and the Company has not received any offers for the Vessels at the market values set out in the table above.

8.5	Comparison with financial valuation ratios of Selected Comparable Companies

For the purpose of assessing the Participating Share Price, references can be made to companies which are listed and traded on the New York Stock Exchange (the “NYSE”) and the London Stock Exchange (the “LSE”), whose business activities and industries are comparable to the Company (“Selected Comparable Companies”) to give an indication of the current market expectations with regards to the valuation of these businesses, implied by their respective closing market prices as at the Latest Practicable Date

The Selected Comparable Companies have been identified through a search on subscribed financial database and other public sources. Relevant information has been extracted from the annual reports and/or public announcements of the Selected Comparable Companies. We have had discussions with the Board and management of the Company about the suitability of the Selected Comparable Companies serving as a basis for comparison with the core businesses of the Company and have obtained confirmations from the Board and management of the Company on the appropriateness of the Selected Comparable Companies.

We recognise, however, that our list of Selected Comparable Companies is not exhaustive and there may not be any companies listed on NYSE, the LSE or other stock exchanges that are directly comparable to the Company in terms of business activities, scale of operations, types of products and services, geographical markets, track record, future prospects, asset base, risk profile, customer base and other relevant criteria. As such, any comparison made with respect to the Selected Comparable Companies is therefore intended to serve as an illustrative guide only.

We wish to highlight that the figures used in our financial assessment have been extracted where available and/or applicable, from Bloomberg L.P. and other publicly available sources. We make no representations or warranties, express or implied, as to the accuracy or completeness of such information.

For the purpose of our evaluation and for illustration, we have made comparisons between the Participating Share Price and the valuation of the Selected Comparable Companies on a historical basis using the following:

Valuation Ratio	General Description
Enterprise Value-to-Earnings Before Interest, Tax, Depreciation and Amortization (“EV/EBITDA”)

“EV” or “Enterprise Value” is the sum of a company’s market capitalisation, preferred equity, independent interests, consolidated short and long-term debts, inclusive of finance lease liabilities, less its consolidated cash and cash equivalents.

“EBITDA” stands for historical consolidated earnings before interest, tax, depreciation and amortization expenses, inclusive of share of associates’ and joint ventures’ income.

The EV/EBITDA ratio illustrates the ratio of the enterprise value of a company’s business relative to its historical pre-tax consolidated operating cashflow performance, without regard to its capital structure.

In our analysis, we calculated the Enterprise Value based on the market capitalisation as of the Latest Practicable Date divided by the EBITDA based on the latest available full year numbers.

Price-to-Earnings (“P/E”) ratio

P/E ratio illustrates the ratio of the market price of a company’s shares relative to its consolidated after-tax earnings per share attributable to the owners of the respective companies as stated in its financial statements. The P/E ratio is affected by, inter alia, the capital structure of a company, its tax position as well as its accounting policies relating to depreciation and intangible assets. In our analysis, we used the market price of the shares as of the Latest Practicable Date, divided by the aggregate of the most recently announced four (4) quarters earnings per share.

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Valuation Ratio	General Description
Price-to-Net Asset Value (“P/NAV”) ratio

P/NAV ratio illustrates the ratio of the market price of a company’s share relative to its historical net asset value per share as recorded in its financial statements. “NAV” or “net asset value” is defined at the total assets less total liabilities and excludes where applicable non-controlling interest. The NAV figure provides an estimate of the value of a company assuming the sale of its assets, the proceeds which are first used to settle its liabilities and obligations with the balance available for distributions to its shareholders. Comparisons of companies using their NAV are affected by differences in their respective accounting policies, in particular, their depreciation, amortisation and asset valuation policies. In our analysis, we used the market price of the shares as of the Latest Practicable Date, divided by the most recently announced NAV per share.

Price-to-Net Tangible Asset (“P/NTA”) ratio

P/NTA ratio illustrates the ratio of the market price of a company’s share relative to its historical net tangible asset per share as recorded in its financial statements. “NTA” or “net tangible asset” is defined as total tangible assets (excluding intangible assets) less total liabilities and excludes, where applicable, non-controlling interest. The NTA figure provides an estimate of the value of a company assuming the sale of all its tangible assets, the proceeds which are first used to settle its liabilities and obligations with the balance available for distribution to its shareholders. Comparisons of companies using their NTAs are affected by differences in their respective accounting policies, in particular, their depreciation, amortisation and asset valuation policies. In our analysis, we used the market price of the shares as of the Latest Practicable Date, divided by the most recently announced NTA per share.

The financial ratios for the Selected Comparable Companies are calculated based on their closing prices as at the Latest Practicable Date and the publicly available financial results for their respective financial periods or financial year ends.

Comparisons between the Company and the Selected Comparable Companies may be affected, inter alia, by differences in their accounting policies. Our analysis has not attempted to adjust for such differences.

In view of the above, it should be noted that any comparison made with respect to the Selected Comparable Companies merely serves as an illustration and that the conclusions drawn from the comparisons may not necessarily reflect the perceived market valuation of the Company as at the Latest Practicable Date

We set out in the table below the list of Selected Comparable Companies, together with a brief description of their principal activities which are considered to be broadly comparable to the Company:

Selected Comparable Companies	Listing Location	Brief Business Description
Tufton Oceanic Assets Limited (“Tufton”)	LSE	Tufton operates as an investment company. Tufton invests in a portfolio of secondhand commercial sea-going vessels.
TMI	LSE	TMI operates as a managed shipping company. TMI specializes in the acquisition and chartering of vessels in the handysize and supramax bulk carrier segments of the shipping sector.
Diana Shipping Inc. (“Diana Shipping”)	NYSE

Diana Shipping is a global provider of shipping transportation services through its ownership and bareboat charter-in of drybulk vessels. Its vessels transport a range of drybulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes.

Safe Bulkers Inc. (“Safe Bulkers”)	NYSE

Safe Bulkers is a global shipping company providing worldwide seaborne transportation solutions in the drybulk sector. Its vessels transport major bulks, which include iron ore, coal, grain and minor bulks, which include bauxite, fertilizers and steel products.

Genco Shipping & Trading Ltd. (“Genco Shipping”)	NYSE	Genco Shipping provides marine shipping services. It focuses on dry bulk carrier ships used to transport iron ore, coal, grain, steel, and other products.

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We set out in the table below the financial ratios of the Company and the Selected Comparable Companies listed on the NYSE and LSE as at the Latest Practicable Date:

Company Name	Market Capitalisation (US$ million)	EV/EBITDA(1) (x)	P/E(2) (x)	P/NAV	P/NTA

Tufton	332.26	9.41	9.41	0.78	0.78
TMI	342.43	N.M.	N.M.	0.79	0.79
Diana Shipping	325.78	17.22	6.53	0.67	0.67
Safe Bulkers	579.25	8.25	6.95	0.73	0.73
Genco Shipping	929.47	17.91	N.M.	1.02	1.02

High		17.91	9.41	1.02	1.02
Median		13.32	6.95	0.78	0.78
Mean		13.20	7.63	0.80	0.80
Low		8.25	6.53	0.67	0.67

Company (As implied by the Participating Share Price of US$14.25)	280.52	6.30	N.M.	1.14	1.42

				P/RNAV	P/RNTA
				0.78	0.90

Source: Bloomberg L.P. and latest announced financial statements and/or annual reports of the respective Selected Comparable Companies

Notes:

(1)	EV/EBITDA ratio is calculated based on the latest available annual reports or the latest announced financial statements of the Selected Comparable Companies.

(2)	P/E ratio is calculated based on the earnings as extracted from the latest available annual report or the latest available announced financial statements of the Selected Comparable Companies.

(3)	N.M denotes not meaningful as company recorded negative earnings/revenue.

Based on the above ratio analysis of the Company, we noted that:

(a)	The EV/EBITDA ratio of the Company of 6.30 times, as implied by the Participating Share Price, is below the range of the EV/EBITDA ratios of the Selected Comparable Companies;

(b)	The P/E ratio of the Company, as implied by the Participating Share Price, is not meaningful as the Company incurred a loss after tax of approximately US$9.6 million for FY2023. Meanwhile, the Comparable Companies were traded at a P/E ratio of an average of 7.63 times;

(c)	The P/NAV ratio of the Company of 1.14 times, as implied by the Participating Share Price, is above the range of the P/NAV ratios of the Selected Comparable Companies;

(d)	The P/RNAV ratio of the Company of 0.78 times, as implied by the Participating Share Price, is within the range, below the mean and on par with the median of the P/NAV ratios of the Selected Comparable Companies;

(e)	The P/NTA ratio of the Company of 1.42 times, as implied by the Participating Share Price, is above the range of the P/NAV ratios of the Selected Comparable Companies; and

(f)	The P/RNTA ratio of the Company of 0.90 times, as implied by the Participating Share Price, is within the range and above the mean and median of the P/NTA ratios of the Selected Comparable Companies.

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APPENDIX A IFA LETTER

9.	DIVIDEND TRACK RECORD OF THE COMPANY

Following the implementation of the Company’s dividend policy as announced in its Form 20-F filed with the SEC on 18 August 2021, we set out below the information on dividends per Share as declared and paid by the Company and the dividend yield from 1Q2021 to 4Q2023:

	Quarterly dividends
Dividend declared and paid	1Q2021	2Q2021	3Q2021	4Q2021	1Q2022	2Q2022	3Q2022	4Q2022		1Q2023	2Q2023
Dividend per Share (US$)		-	0.72	0.72	0.47	0.84	-	5.00	(3)	0.03	0.03

Average Share price during the period[1] (US$)	5.91	8.62	13.50	14.66	20.71	24.08	20.22	23.71		14.19	9.77

Dividend yield for the respective period[2] (%)	12.18	-	5.37	4.91	2.27	3.49	0.00	21.09		0.21	0.31

Source: Company’s announcements

Notes:

(1)	Based on the average daily closing prices of the Shares for the respective periods.

(2)	Dividend yield is calculated by dividing the dividend per Share over the average Share price for the respective periods.

(3)	Special dividend declared in connection with the VGO.

In light of the extraordinary general meeting held on 10 August 2023, where the proposed capital reduction was approved and resulted in a total cash distribution up to a maximum of US$45.0 million, the Company did not declare any further dividends for 2023.

The Company made the following Share repurchases for the period from 1Q2021 to 4Q2021:

	Shares Repurchased

	1Q2021	2Q2021	3Q2021	4Q2021
Number of Shares repurchased (US$)		33,467	91,871	700,491

Average purchase price per Share (US$)	-	8.46	14.87	14.58

Source: Company’s announcements

We note that there were no further Shares repurchased for the period from 1Q2022 to 4Q2023.

We wish to highlight that the above is not an indication of the Company’s future dividend and share repurchase policy, and there is no assurance that the Company will or will not pay dividends and/or shares repurchased in future and/or maintain the level of dividends paid and/or shares repurchased in past periods.

10.	OTHER RELEVANT FACTORS FOR CONSIDERATION

10.1	Future Plans of the Non-Participating Shareholder’s for the Company and its Employees

We note that the Non-Participating Shareholders do not currently intend to implement any major changes to the business and operations of the Company, including discontinuing the employment of existing employees of the Company other than in the ordinary and usual course of the business.

However, the Non-Participating Shareholders retain the flexibility to the further change their plans and intentions at any time, as deemed appropriate and in the light of any options and opportunities that present themselves and which the Non-Participating Shareholders may regard to be in the interests of the Group.

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APPENDIX A IFA LETTER

10.2	Financial Performance of the Company

We note that the Company reported a loss for FY2023 and the net asset value of the Company had been trending downward for the Period Under Review from US$319.6 million in FY2021 to US$246.1 million in FY2023.

10.3	Implications of delisting

We note that in the event that the Selective Capital Reduction is effective, all the Shares will be owned by GF. Subsequently, the Company will be delisted from Nasdaq and an application will be made to remove the Shares from the list maintained by the JSE of securities admitting to listing (the “List”).

Delisting from Nasdaq and cancellation of the listing on the List will result in a reduction in liquidity and marketability of the Shares.

11	RECOMMENDATION

In arriving at our recommendation in relation to the Selective Capital Reduction, we have taken into account the factors which we consider to have a significant bearing on our assessment which includes our analyses as outlined within paragraphs 8 and 9:

In evaluating and assessing the financial terms of the Selective Capital Reduction, we have given due consideration to the following:

(a)	An assessment of the financial performance and position of the Company:

(i)	the Company incurred losses of US$9.6 million in FY2023 but reported profits of US$103.4 million and US$129.5 million for FY2022 and FY2021 respectively;

(ii)	the Company’s net asset value decreased over the three (3) years from US$319.6 million in FY2021, to US$287.4 million in FY2022 followed by US$246.1 million in FY2023; and

(iii)	the Company’s working capital decreased from US$61.1 million as at 31 December 2021 to a working capital of US$11.5 million in FY2023.

(b)	An assessment of the historical market price and trading activities of the Shares:

(i)	the Participating Share Price is higher than the closing prices for the Shares for all the trading days for 100% of the time within the last 12-month period prior to the Last Traded Day;

(ii)	the Participating Share Price represents a premium of 47.50%, 40.37%, 51.05% and 44.14% to the VWAP for the 12-month, 6-month, 3-month and 1-month periods prior to the Last Traded Day respectively;

(iii)	the Participating Share Price represents a premium of 4.40% to the closing price on the Market Day immediately after the Selective Capital Reduction Announcement Date;

(iv)	the Participating Share Price is at a premium of 5.13% to the VWAP for the period between the Market Day immediately after the Selective Capital Reduction Announcement Date and the Latest Practicable Date and a premium of 4.01% to the last transacted price as at the Latest Practicable Date respectively;

(v)	the average daily traded volume of the Shares for the 12-month, 6-month, 3-month and 1-month periods prior and up to the Last Traded Day represents approximately 0.90%, 0.77%, 0.39% and 0.48% of the Free Float respectively;

(vi)	the average daily traded volume of the Shares on the Last Traded Day represents 0.43% of the Free Float;

(vii)	the average daily traded volume of the Shares on the Market Day immediately after the Selective Capital Reduction Announcement Date represents 8.34% of the Free Float;

(viii)	the average daily traded volume of the Shares for the period between the Market Day immediately after the Selective Capital Reduction Announcement Date and the Latest Practicable Date represents 1.05% of the Free Float; and

(ix)	the average daily traded volume of the Shares on the Latest Practicable Date represents 0.79% of the Free Float.

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APPENDIX A IFA LETTER

(c)	An assessment of the historical Share price performance relative to the Nasdaq Composite showed that (i) for the 12-month period prior to the Last Traded Day, the Shares had generally underperformed the Nasdaq Composite on a normalised basis; and (ii) the closing price of the Shares had increased by approximately 33.66% while the Nasdaq Composite had increased by 0.44% between the Last Traded Day and the Latest Practicable Date.

(d)	An assessment of the NAV and RNAV of the Company as follows:

(i)	the Participating Share Price represents a premium of approximately 14.0% to the audited NAV per Share; and

(ii)	the Participating Share Price is at a discount of approximately 22.0% to the audited RNAV per Share.

(e)	An assessment of the NTA and RNTA of the Company as follows:

(i)	the Participating Share Price represents a premium of approximately 41.6% to the audited NTA per Share; and

(ii)	the Participating Share Price is at a discount of approximately 10.0% to the audited RNTA per Share.

(f)	A comparison with the valuation ratios of the Selected Comparable Companies as follows:

(i)	the EV/EBITDA ratio of the Company of 6.30 times, as implied by the Participating Share Price, is below the range of the EV/EBITDA ratios of the Selected Comparable Companies;

(ii)	the P/E ratio of the Company, as implied by the Participating Share Price, is negative and not meaningful as the Company incurred a loss after tax of approximately US$9.6 million for FY2023. Meanwhile the Selected Comparable Companies were traded at a P/E ratio of an average of 7.63 times;

(iii)	the P/NAV ratio of the Company of 1.14 times, as implied by the Participating Share Price, is positive and above the range of the P/NAV ratios of the Selected Comparable Companies;

(iv)	the P/RNAV ratio of the Company of 0.78 times, as implied by the Participating Share Price, is within the range, below the mean and on par with the median of the P/NAV ratios of the Selected Comparable Companies;

(v)	the P/NTA ratio of the Company of 1.42 times, as implied by the Participating Share Price, is positive and above the range of the P/NTA ratios of the Selected Comparable Companies; and

(vi)	the P/RNTA ratio of the Company of 0.90 times, as implied by the Participating Share Price, is within the range and above the mean and median of the P/NTA ratios of the Selected Comparable Companies.

Having considered the above and subject to the assumptions and qualifications set out in this Letter, we are of the opinion that on balance, the financial terms of the Selective Capital Reduction are fair and reasonable.

In determining that the Selective Capital Reduction is fair, we have considered the following pertinent factors and have placed greater emphasis on asset-based financial ratios given that the Company is in asset intensive business:

(i)	the Participating Share Price represents a premium of between 47.50%, 40.37%, 51.05% and 44.14% over the VWAPs of the Shares for each of the 12-month, 6-month, 3-month and 1-month periods prior to and including the Last Traded Day;

(ii)	the Participating Share Price represents a premium over the NAV and the NTA per Share of the Company whilst Selected Comparable Companies’ share prices are mostly trading at discount to their respective NAV and NTA per share; and

(iii)	the Participating Share Price represents a discount to the RNAV and RNTA per Share of the Company which is within the range of discounts at which Selected Comparable Companies’ share prices are trading to their respective NAV and NTA per share.

In determining that the Selective Capital Reduction is reasonable, we have considered the following pertinent factors;

(i)	the Company’s net profits have been declining for the Period Under Review. In addition, the Company’s working capital has been decreasing over the Period Under Review;

(ii)	the Participating Share Price is higher than all of the Company’s closing share price since 5 April 2023, being 12 months prior to the Selective Capital Reduction Announcement Date, and up to the Last Trading Day;

A-21

APPENDIX A IFA LETTER

(iii)	the average daily trading volume of the Shares was less than 1% of Free Float over the last 12-month period prior to the Last Traded Day, the Selective Capital Reduction represent an opportunity for Shareholders to completely divest their interest at a premium and with certainty;

(iv)	the Company has paid dividends during the Period Under Review and announced on 13 July 2023 that the Company did not intend to declare any further dividends for 2023 in light of the proposed capital reduction announced on 10 August 2023. There is no assurance that dividends will be paid in the future. We further noted that there were no further Shares repurchased for the period from 1Q2022 to 4Q2023; and

(v)	there is no alternative offer for the Shares as at the Latest Practicable Date.

Accordingly, we advise the Board (other than the Recused Directors) to recommend that Participating Shareholders VOTE IN FAVOUR of the Selective Capital Reduction, unless Participating Shareholders are able to obtain a price higher than the Participating Share Price on the open market, after taking into account the brokerage and related costs in connection with open market transactions.

We would advise the Board (other than the Recused Directors) to consider highlighting that there are no assurances that the market prices of the Shares, in the event that the resolution relating to Selective Capital Reduction is not approved, may not maintain their current prevailing levels as at the Latest Practicable Date.

The Board (other than the Recused Directors) should note that transactions of the Shares are subject to possible market fluctuations and, accordingly, our opinion and advice on the Selective Capital Reduction does not and cannot take into account the future transactions or price levels that may be established for the Shares since these are governed by factors beyond the ambit of our review.

This Letter is addressed to the Board (other than the Recused Directors) for their benefit, in connection with and for the purposes of their consideration of the financial terms of the Selective Capital Reduction. The recommendations made by them to the Shareholders in relation to the Selective Capital Reduction shall remain the sole responsibility of the Board (other than the Recused Directors).

Whilst a copy of this Letter may be reproduced in any document that is required to be filed with the SEC in connection with the Selective Capital Reduction, neither the Company, the Board nor any other persons may reproduce, disseminate or quote this Letter (or any part thereof) for any other purpose or in any manner without the prior written consent of CICF in each specific case, other than for the purpose of the Selective Capital Reduction.

This Letter is governed by, and construed in accordance with, the laws of Singapore, and is strictly limited to the matters stated herein and does not apply by implication to any other matter.

Yours faithfully

For and on behalf of

CEL Investment Corporate Finance Pte. Ltd.

Ng Boon Eng	Ashton Chang
Chief Executive Officer	Associate Director, Corporate Finance

A-22

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

PART A – TAYLOR MARITIME INVESTMENTS LIMITED

1	DIRECTORS AND EXECUTIVE OFFICERS

The name, address, telephone number and description of the directors and executive officers of TMI as at the Latest Practicable Date are as follows:

Name	Designation	Appointment Date	Address and Telephone Number
Mr. Edward David Christopher Buttery

Chief Executive Officer and Executive Director

Mr. Buttery is the Founder, CEO and Executive Director of TMI and has extensive experience in the shipping and maritime finance fields over the last 19 years. Mr. Buttery’s previous experience includes serving as a Chartering Manager at Pacific Basin, the Deputy COO of Asia Maritime Pacific and a member of the ship finance team at Nordea Bank.

		31 March 2021	1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL Tel: (44) 20-3838-0530
Mr. Christopher Buttery

Non-Executive Director

Mr. Buttery has over 40 years of experience in the shipping industry, which includes co-founding the original Pacific Basin business with Belgian Shipping Partners in 1987 and later re-establishing himself with the current Pacific Basin in 1998, where he held various executive positions until 2007. He has served as a non-executive director for companies such as Fleming Japanese Smaller Companies Ltd., Epic Gas Pte., and The China Navigation Company.

28 April 2021
Ms. Sandra Platts

Independent Non-Executive Director Ms. Platts serves as a Senior Independent Director at Sequoia Economic Infrastructure Fund, a Non-Executive Director of Investec Bank (Channel Islands) Limited and Marble Point Loan Financing Limited. She served as the COO for the Channel Islands business in 2000 for Kleinwort Benson Private Bank Group – UK and Channel Islands. In 2007, she became the Managing Director of the Guernsey branch of Kleinwort Benson. Until 2010, Ms. Platts held directorships with the holding board and the Bank, Trust Company and Operational Board of KB Group.

28 April 2021
Mr. Charles Maltby

Independent Non-Executive Director

Prior to serving on the board of directors at TMI, Mr. Maltby was a Non-Executive Director at the Company. He began his shipping career at Mobil Shipping in 1992 and later joined Pacific Basin as its Managing Director in the UK. From 2014 to 2019, he served as the Executive Chairman of Epic Gas and he is a member of the Institute of Chartered Shipbrokers. He has been the Chief Executive Officer of BW Epic Kosan since 2015.

1 January 2024
Ms. Trudi Clark

Independent Non-Executive Director

After 10 years in public practice as an accountant, Ms. Clark became the Head of European Internal Audit at the Bank of Bermuda. In 1995, she joined Schroders in the Channel Islands as its CFO, where she later became its Banking Director in 2000 and then the Managing Director in 2003. After establishing and working in a family office from 2006 to 2009, she established the Guernsey practice of David Rubin & Partners Limited. She also serves as a non-executive director for various listed and non-listed companies.

28 April 2021

B-1

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

Name	Designation	Appointment Date	Address and Telephone Number
Mr. Frank Dunne

Senior Independent Director

Mr. Dunne served as the Interim Chair of the board of directors at TMI from 6 January 2023 to 1 June 2023. Mr. Dunne has over 40 years of legal experience, specialising in maritime law and transactions for major international shipping companies. He was a Partner of Watson Farley & Williams and later became the firm’s Chairman from 2004 to 2017. In 2011, he was named the “Maritime Lawyer of the Year” by Lloyd’s List, a leading publication in the shipping sector.

31 October 2022
Mr. Henry Strutt

Independent Chair

Mr. Strutt is the Independent Chair of the board of directors at TMI. He has extensive experience in investment banking, fund management and financial advising. He spent over 20 years with the Robert Fleming Group, including 17 years working in the Far East, Hong Kong and Tokyo. In 1996, he became the Executive Chairman of the Jardine Fleming Group and later returned to London after being appointed joint Chief Executive of the Robert Fleming Group’s Investment Banking Division. After the sale of the Robert Fleming Group to Chase Manhattan, he worked as an executive and non-executive at various fund management and financial advisory business. Mr. Strutt is currently a non-executive director at New Waves Solutions.

1 June 2023
Ms. Yam Lay Tan

Chief Financial Officer

Ms. Tan has been a member of the Institute of Singapore Chartered Accountants since 1994. Prior to joining Taylor Maritime in 2019, Ms. Tan was a General Manager, Finance at Epic Gas Pte., where she served as the director and company secretary for more than 40 companies. Prior to this, she held senior finance positions at various security, IT, semiconductor and service companies.

27 May 2021
Mr. Carl Ackerley

Chief Operating Officer

Prior to his appointment as the Chief Operating Officer of TMI Mr. Ackerley was the COO of the Company since March 2021. Mr. Ackerley previously worked as a broker in London, Johannesburg and Melbourne from 1989 to 2001. He worked with Furness Withy Australia from 2001 to 2006 before joining Pacific Basin. Until 2010, he led Pacific Basin’s new Supramax division, and later became the General Manager of Pacific Basin Australia. He joined the Company’s Island View Shipping division in 2010 where he established its Supramax division and developed its Handysize fleet and third-party vessels.

1 July 2023
Ms. Camilla Pierrepont

Chief Strategy Officer and Head of Investor Operations

Ms. Pierrepont joined Taylor Maritime in 2018 as the Group Strategy Director. She has held various strategy and investment roles over the last 16 years. This experience includes working as a Portfolio Manager at the venture capital firm Blenheim Chalcot (London). She also spent four years working at Epic Gas Pte. (London & Singapore) as the Head of Strategic Investment and three years as a Senior Strategy Manager at Microsoft.

27 May 2021

B-2

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

Name	Designation	Appointment Date	Address and Telephone Number
Mr. Alexander Slee

Deputy Chief Executive Officer

Mr. Slee joined Taylor Maritime in 2016 as the Deputy Chief Executive Officer. Prior to that, Mr. Slee spent 15 years in the shipping industry. He began his career as an investment banker at Citigroup in London before joining Pacific Basin Shipping in Hong Kong. From 2010 to 2016, he was the General Manager of Vanship Holdings, a privately-owned tanker and bulker ship owning company.

27 May 2021

2	REGISTERED OFFICE

The registered office of TMI is 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL.

3	PRINCIPAL ACTIVITIES

TMI was registered in Guernsey under the Companies (Guernsey) Law, 2008 on 31 March 2021. TMI’s registration number is 69031 and it is regulated by the Guernsey Financial Services Commission as a registered closed-ended collective investment scheme pursuant to the Protection of Investors (Bailiwick of Guernsey) Law, 2020, the Registered Collective Investment Scheme Rules and Guidance 2021 and the Prospectus Rules 2021. TMI’s ordinary shares were admitted to the premium listing segment of the Official List of the UK Listing Authority and began trading on the Main Market of the London Stock Exchange on 27 May 2021.

TMI specialises in the acquisition and chartering of vessels in the handysize and supramax/ultramax bulk carrier segments of the global shipping sector. TMI invests in a diversified portfolio of vessels which are primarily second-hand. The current portfolio numbers 18 vessels in the geared drybulk segment. The ships are employed utilising a variety of employment/charter strategies.

4	SHARES

As at the Latest Practicable Date, TMI has an issued and fully paid share capital of US$331,079,242 comprising 327,652,420 ordinary shares.

5	FINANCIAL INFORMATION

5.1	Income Statement and Balance Sheet

Set forth below is a summary of certain financial information extracted from:

(a)	The audited consolidated financial statements of the TMI Group for the financial year ended 31 March 2023;

(b)	The audited consolidated financial statements of the TMI Group for the period from 31 March 2021 (date of incorporation) to 31 March 2022; and

(c)	The unaudited interim consolidated financial statements of the TMI Group for the six-month period ended 30 September 2023.

TMI’s annual report and consolidated financial statements for FY2022 and FY2023 (the “TMI Financial Statements”) have been prepared in accordance with IFRS issued by the International Accounting Standards Board and interpretations issued by the International Financial Reporting Interpretations Committee.

The unaudited interim consolidated financial statements have been prepared in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’ and should be read in conjunction with TMI’s annual report and audited consolidated financial statements for FY2023.TMI owns its investments through special purpose vehicles, which include GF which holds the existing investment in the Company. These investments are not consolidated, in accordance with the investment entities exemption as required under IFRS 10, into the results of TMI but are accounted for at fair value in the consolidated statement of financial position, which forms part of the TMI Financial Statements.

The TMI Group's credit facility is advanced to TMI HoldCo Limited, the holding company of the special purpose vehicles. TMI HoldCo Limited's results are also not consolidated but are accounted for at Fair Value in the Consolidated Statement of Financial position.

B-3

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

The last published unaudited net asset value per ordinary share of TMI as at 31 December 2023 was US$1.36. This was announced on 26 January 2024.

Consolidated Statement of Comprehensive Income	Reported under IFRS
	FP2024[1]	FY2023	FY2022
	(unaudited)	(audited)	(audited)
	US$	US$	US$
(Loss)/Income	(115,075,874)	36,105,394	259,087,454
Exceptional items	-	-	-
(Loss)/profit for the period/year before tax	(120,100,402)	26,160,931	252,881,535
(Loss)/profit for the period/year after tax	(120,243,501)	26,210,533	252,811,565
Foreign currency adjustment on translation to presentation currency	(16,516)	(19,416)	-
Total comprehensive income for the period/year	(120,260,017)	26,191,117	252,811,565

Attributable to:
- The Ordinary Equity holders of TMI	(120,260,017)	26,191,117	252,811,565

Earnings per Ordinary Share (in US cents)
Basic (loss)/earnings[2]	(0.36)	0.08	0.80
Diluted (loss)/earnings[32]	(0.36)	0.08	0.79

Consolidated Statement of Financial Position	Reported under IFRS
	FP2024[3]	FY2023	FY2022
	(unaudited)	(audited)	(audited)
	US$	US$	US$
Non-current assets
Financial assets at fair value through profit or loss	431,550,193	556,738,240	574,114,922
Property, plant & equipment	539,134	557,089	-
Total non-current assets	432,089,327	557,295,329	574,114,922
Current assets
Cash and cash equivalents	3,082,810	11,199,937	3,382,410
Trade and other receivables	462,780	554,224	56,821
Total current assets	3,545,590	11,754,161	3,439,231
Total assets	435,634,917	569,049,490	577,554,153
Current liabilities
Trade and other payables	2,477,789	2,935,190	2,305,384
Total current liabilities	2,477,789	2,935,190	2,305,384
Net assets	433,157,128	566,114,300	575,248,769
Equity
Share Capital	333,479,334	333,479,334	333,479,334
Retained earnings	97,821,500	231,257,657	241,282,790
Foreign current translation reserve	(35,932)	(19,416)	-
Other reserves	1,892,226	1,396,725	486,645
Total equity	433,157,128	566,114,300	575,248,769
Number of Ordinary Shares	330,215,878	330,215,878	330,215,878
Net asset value per Ordinary Share	1.3117	1.7144	1.7420

Net dividend per Ordinary Share	0.08	0.11	0.035

1 For the six-month period ended 30 September 2023.

2 Rounded to the nearest two decimal places.

3 For the six-month period ended 30 September 2023.

B-6

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

5.2	Significant Accounting Policies

The significant accounting policies of TMI are disclosed in Note 2 of the audited consolidated financial statements of the TMI Group for FY2023. Copies of TMI’s Annual Report and Audited consolidated financial statements for FY2022 and FY2023 and the unaudited interim consolidated financial statements for FP2024 are available on the TMI website at https://taylormaritimeinvestments.com/investor-centre/financial-esg-reports/.

5.3	Changes in Accounting Policies

There are no changes in the accounting policies of TMI which will cause the financial statements of TMI not to be comparable to a material extent. Although TMI has adopted all the new and revised standards which are effective for annual financial periods beginning on or after 1 January 2023, the adoption of these standards did not have any effect on the financial performance or position of TMI.

6	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF TMI

Other than any other information on the TMI Group which is publicly available (including without limitation, any announcements released by TMI on the London Stock Exchange), there have been no material changes in the financial position of TMI since 31 March 2023, being the date of the last published audited accounts of TMI and, 30 September 2023, being the date of the last published unaudited accounts of TMI.

7	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF THE GROUP

Save as disclosed in this Circular and the audited financial statements of the Group for the financial year ended 31 December 2023 and save for any publicly available information on the Group, as at the Latest Practicable Date, within the knowledge of TMI, there have been no known material changes in the financial position or prospects of the Group since 31 December 2023, being the date of the last published audited accounts of the Group.

8	RESPONSIBILITY STATEMENT

The directors of the Non-Participating Shareholders (including any who may have delegated detailed supervision of paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular, for which the Non-Participating Shareholders have taken responsibility) have taken all reasonable care to ensure that the facts stated and all opinions expressed in paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular (other than all facts relating to and opinions expressed by the Company, the IFA and the Financial Adviser) are fair and accurate and that no material facts have been omitted from this Circular, and they accept responsibility accordingly.

Where any information in paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular (other than all facts relating to and opinions expressed by the Company, the IFA and the Financial Adviser) has been extracted or reproduced from published or publicly available sources, the sole responsibility of directors of the Non-Participating Shareholders has been to ensure, through reasonable enquiries, that such information is accurately extracted from such sources or, as the case may be, reflected or reproduced in paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular.

B-7

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

PART B – GOOD FALKIRK (MI) LIMITED

1	DIRECTOR

The name, address, telephone number and description of the director of GF as at the Latest Practicable Date are as follows:

Name	Designation	Address and Telephone Number
TMI Director 1 Limited

Director

TMI Director 1 Limited is the corporate director of GF. Its directors include Mr. Alex Slee, Ms. Trudi Clark and Ms. Sandra Platts, whose respective descriptions are each set forth in Part A of this Appendix B.

1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL Tel: (44) 20-3530-3632

2	REGISTERED OFFICE

The registered office of GF is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

3	PRINCIPAL ACTIVITIES

TMI owns all the shares of GF, its wholly-owned Subsidiary incorporated in the Republic of the Marshall Islands. GF’s principal business is to hold investments on behalf of the TMI group. GF currently holds the TMI group’s existing investment in the Company.

4	SHARES

GF has an issued and paid-up share capital of US$1 divided into 1 ordinary share. GF does not hold any shares in treasury.

5	FINANCIAL INFORMATION

5.1	Income Statement and Balance Sheet

Set forth below is a summary of certain financial information extracted from:

(a)	the unaudited management accounts of GF for the financial year ended 31 March 2023;

(b)	the unaudited management accounts of GF for the financial year ended 31 March 2022; and

(c)	the unaudited management accounts of GF for FP2024.

GF’s unaudited management accounts have been prepared in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’.

The last unaudited net asset value of GF as at 31 December 2023, was US$295,142,822.

Consolidated Statement of Comprehensive Income	Reported under IFRS
	FP2024[4]	FY2023	FY2022
	(unaudited)	(unaudited)	(unaudited)
	US$	US$	US$
(Loss)income	(57,566,190)	31,691,013	41,262,967
Exceptional items	-	-	-
(Loss)/profit for the period/year before tax	(64,662,295)	17,454,873	41,258,581
(Loss)/profit for the period/year after tax	(64,662,295)	17,454,873	41,258,581

B-8

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

Consolidated Statement of Financial Position	Reported under IFRS
	FP2024[32]	FY2023	FY2022
	(unaudited)	(unaudited)	(unaudited)
	US$	US$	US$
Non-current assets
Financial assets at fair value through profit or loss	304,339,096	362,391,477	125,292,585
Total non-current assets	304,339,096	362,391,477	125,292,585
Current assets
Cash and cash equivalents	5,308	608,194	445,999
Other receivables and prepayments	83,507	-	3,131,698
Total current assets	88,815	608,194	3,577,697
Total assets	304,427,911	362,999,671	128,870,282
Current liabilities
Other payables and accruals	8,507	1,311,487	-
Total current liabilities	8,507	1,311,487	-
Non-current liabilities
Bank loan	-	92,016,360	-
Total non-current liabilities	-	92,016,360	-
Net assets	304,419,404	269,671,824	128,870,282
Equity
Share Capital	1	1	1
Shareholder Loan	313,868,245	214,458,370	87,611,700
(Accumulated losses)/Retained earnings	(9,448,842)	55,213,453	41,258,581
Total equity	304,419,404	269,671,824	128,870,282

Net dividend per share	NIL	3,500,000	NIL

5.2	Significant Accounting Policies

The significant accounting policies of GF are disclosed in Note 2 of the audited consolidated financial statements of the TMI Group for FY2023. Copies of TMI’s Annual Report and Audited consolidated financial statements for FY2023 are available on the TMI website at https://taylormaritimeinvestments.com/investor-centre/financial-esg-reports/.

5.3	Changes in Accounting Policies

There are no changes in the accounting policies of GF which will cause the financial statements of GF not to be comparable to a material extent.

6	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF GF

GF is a company incorporated in the Republic of the Marshall Islands. GF is not required under the laws of the Marshall Islands to prepare audited financial statements or accounts. Accordingly, GF has historically only prepared unaudited management accounts.

Save as disclosed in this Circular and unaudited management accounts for the 6-month period ended 30 September 2023 and save for any publicly available information on GF, as at the Latest Practicable Date, there have been no known material changes in the financial position or prospects of GF since 31 March 2023, being the end of FY2023 for GF.

7	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF THE GROUP

Save as disclosed in this Circular and the audited financial statements of the Group for the financial year ended 31 December 2023 and save for any publicly available information on the Group, as at the Latest Practicable Date, within the knowledge of GF, there have been no known material changes in the financial position or prospects of the Group since 31 December 2023, being the date of the last published audited accounts of the Group.

4 For the six-month period ended 30 September 2023.

B-9

APPENDIX B ADDITIONAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

8	RESPONSIBILITY STATEMENT

The directors of the Non-Participating Shareholders (including any who may have delegated detailed supervision of paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular, for which the Non-Participating Shareholders have taken responsibility) have taken all reasonable care to ensure that the facts stated and all opinions expressed in paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular (other than all facts relating to and opinions expressed by the Company, the IFA and the Financial Adviser) are fair and accurate and that no material facts have been omitted from this Circular, and they accept responsibility accordingly.

Where any information in paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular (other than all facts relating to and opinions expressed by the Company, the IFA and the Financial Adviser) has been extracted or reproduced from published or publicly available sources, the sole responsibility of directors of the Non-Participating Shareholders has been to ensure, through reasonable enquiries, that such information is accurately extracted from such sources or, as the case may be, reflected or reproduced in paragraph 5 (Intentions Relating to the Company) and paragraph 6 (Non-Participating Shareholders: Disclosures of Shareholders, Dealings and Other Arrangements) of the Letter, and Appendix B (Additional Information on the Non-Participating Shareholders), Appendix C (Disclosures of Holdings and Dealings in Company Securities), and Appendix D (General Information on the Non-Participating Shareholders) to this Circular.

B-10

APPENDIX C DISCLOSURES OF HOLDINGS AND DEALINGS IN COMPANY SECURITIES

1	HOLDINGS OF COMPANY SECURITIES

As at the Latest Practicable Date, based on (i) the latest information available to the Non-Participating Shareholders and (ii) responses received pursuant to enquiries made by the Non-Participating Shareholders, the holdings of Company Securities of the Non-Participating Shareholders and the following persons who are Acting in Concert with them as at the Latest Practicable Date, are set forth below:

		Direct Interest		Deemed Interest				Total Interest
Name	Address	No. of Shares	%(1)	No. of Shares		%(1)		No. of Shares	%(1)
TMI	1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL	0	0.00	16,206,365	(2)	82.33	(2)	16,206,365	82.33
GF	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960	16,206,365	82.33	0		0		16,206,365	82.33
TMG	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960	138,828	0.71	0		0		138,828	0.71
Temeraire	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands, MH 96960	74,754	0.38	0		0		74,754	0.38
TOTAL		16,419,947	83.41	16,206,365		82.33		16,419,947	83.41

Notes:

(1)	Calculated based on 19,685,590 Shares in issue and the percentage figures are rounded to the nearest two decimal places.

(2)	TMI is deemed to have an interest in the Shares held by GF, given that GF is a wholly-owned Subsidiary of TMI.

2	DEALINGS IN COMPANY SECURITIES

2.1	During the Reference Period

Based on (i) the latest information available to the Non-Participating Shareholders and (ii) responses received pursuant to enquiries made by the Non-Participating Shareholders, none of the Non-Participating Shareholders or parties Acting in Concert with them has dealt for value in the Company Securities during the Reference Period.

2.2	During the Previous Two Years

On each of 28 November 2022 and 19 December 2022 respectively, in connection with the VGO and following the expiration of the initial offering period and the subsequent offering period, GF purchased 8,966,040 Shares and 1,839,787 Shares, respectively, validly tendered Shares.

The table below sets forth information relating to GF’s acquisition of a total of 10,805,827 Shares over the two-year period prior to the Selective Capital Reduction. Purchases or acquisitions of the Shares were made by way of the VGO and at such price as determined by TMI.

Date	Total Number of Shares Purchased	Range of Prices per Share	Average Price Per Share
28 November 2022	8,966,040	$21.00 - $21.00	$21.00

19 December 2022	1,839,787	$21.00 - $21.00	$21.00

C-1

APPENDIX D GENERAL INFORMATION ON THE NON-PARTICIPATING SHAREHOLDERS

1	DISCLOSURE OF INTERESTS – THE NON-PARTICIPATING SHAREHOLDERS

1.1	No Agreement having any Connection with or Dependence upon the Selective Capital Reduction

As at the Latest Practicable Date, there is no agreement, arrangement or understanding between: (a) the Non-Participating Shareholders or parties Acting in Concert with them, and (b) any of the current or recent directors of the Company or any of the current or recent Shareholders having any connection with or dependence upon the Selective Capital Reduction.

1.2	Transfer of Shares

The Participating Shares held by the Participating Shareholders will be cancelled pursuant to the Selective Capital Reduction. The Non-Participating Shareholders reserve the right to transfer any Shares to any of its Related Corporations or for the purpose of granting security in favour of financial institutions which have extended or shall extend credit facilities to it.

1.3	No Payment or Benefit to Directors of the Company

As at the Latest Practicable Date, there is no agreement, arrangement or understanding between (i) the Non-Participating Shareholders or parties Acting in Concert with them and (ii) any Director or director of any Related Corporation of the Company for any payment or other benefit to be made or given to such Director or director of any related corporation of the Company as compensation for loss of office or otherwise in connection with the Selective Capital Reduction.

1.4	No Agreement Conditional upon Outcome of the Selective Capital Reduction

Save as disclosed below, as at the Latest Practicable Date, there is no agreement, arrangement or understanding between (a) the Non-Participating Shareholders or parties Acting in Concert with them; and (b) any of the Directors or any other person having any connection with or dependence upon the outcome of the Selective Capital Reduction or otherwise in connection with the Selective Capital Reduction.

As announced by the Company on 25 September 2023, Grindrod Shipping Pte. Ltd., a wholly owned subsidiary of the Company (as buyer) and the Company (as parent of the buyer) had entered into the Sale and Purchase Agreements. In connection with the Sale and Purchase Agreements, after the Selective Capital Reduction has become effective, payment of certain earn-out payments to TMG and Temeraire will be accelerated. The Company expects to make such earn-out payments in cash. As announced by the Company on 25 September 2023, the aggregate maximum value of the consideration for the Acquisition will not exceed US$13.5 million (of which US$4.2 million was paid on 3 October 2023).

1.5	No Agreements or Arrangements Concerning Company Securities

Except as may be set forth in this Circular, none of the Non-Participating Shareholders, or, to the best of their knowledge, any of the persons listed in Appendix B hereto, has any agreement, arrangement, or understanding or potential conflict of interest with respect to the Selective Capital Reduction, with any other person regarding the Company Securities, including, but not limited to: any contract, arrangement, understanding, or relationship concerning the transfer or voting of the Company Securities.

D-1

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

The following additional information on the Company is disclosed in connection with the Selective Capital Reduction.

1	DIRECTORS AND EXECUTIVE OFFICERS

The names, addresses, telephone number and descriptions of the Directors and executive officers of the Company as at the Latest Practicable Date are as follows:

Name	Designation	Appointment Date	Address and Telephone Number
Dr. Kurt Klemme

Non-Executive Chairman

Dr. Klemme is the Chairman of the Board of Directors, member of the Company’s Audit and Risk Committee and member of the Compensation and Nomination Committee. Dr. Klemme has nearly 26 years of experience in the shipping industry and is presently the Managing Director of Reederei Nord GmbH Germany and Group Managing Director of the international Reederei Nord Holdings. He has worked in a variety of leadership positions with the group during the past 20 years. Currently, he is also Chairman of the German Shipowners’ Defence Association.

		6 December 2022	1 Temasek Avenue #10-02 Millenia Tower Singapore 039192 Tel: (65) 6323 0048
Ms. Rebecca Brosnan

Non-Executive Director

Ms. Brosnan is a member of the Company’s Audit and Risk Committee. Ms. Brosnan has over 20 years of experience in investment banking, financial markets, commodities and currently serves as the IFC Nominated Director on the Board of the City Bank, a listed commercial bank in Bangladesh. Previously, Ms. Brosnan was the Chief Financial Officer & Head of Strategy of Diginex, the COO & CFO of Mother’s Choice and Head of Asia Commodities and Head of Strategy at the Hong Kong Stock Exchange.

6 December 2022
Mr. Edward David Christopher Buttery

Executive Director / Chief Executive Officer

Mr. Buttery previously served as a member of the Company’s board of directors and as member of the Compensation and Nomination Committee from 6 December 2022 to 31 March 2023. Mr. Buttery is the Founder, Chief Executive Officer and Executive Director of TMI and has extensive experience in the shipping and maritime finance fields over the last 18 years. Prior to that, Mr. Buttery was a Chartering Manager at Pacific Basin, Deputy COO of Asia Maritime Pacific and a member of the ship finance team at Nordea Bank.

Appointed as a director on 6 December 2022 Appointed as the new Chief Executive Officer on 1 April 2023

E-1

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

Name	Designation	Appointment Date	Address and Telephone Number
Mr. Alan Hatton

Non-Executive Director

Mr. Hatton has over 16 years of leadership experience in the maritime industry and is currently the Managing Director of Foreguard Shipping, a privately-owned ship owner and operator of vessels in the chemical, offshore and gas sectors. Mr. Hatton started his career as an M&A banker at DrKW and Lazard and subsequently held CEO positions at publicly listed and private ship owning and operating companies. Mr. Hatton holds a B.Sc. and M.Sc. from the London School of Economics and Political Science, has completed the Copenhagen Business School Blue Board Leadership Program (2023-2024) and is a Singapore Institute of Directors Senior Accredited Director.

14 December 2022
Mr. Paul Charles Over

Non-Executive Director

Mr. Paul Over is based in Hong Kong. Mr. Over joined the London shipbroking company Eggar Forrester Ltd in 1976 after being at sea with Kristian Jebsen A/S. He then joined Jardine, Matheson & Co., Limited, working first for their London based shipbroking company, Howe Robinson, before transferring to Hong Kong in 1980 to the ship owning division of the group. He left Jardines in 1984 to join the Continental Grain Company in Hong Kong where he was responsible for their Far East and Australian freight activities. Mr. Over joined Pacific Basin on its inception in 1987 as a founder and subsequent COO of the listed entity before retiring from that position in 2007. He held positions as independent non-executive director within the Baltic Exchange as a Director, Vice Chairman of the main company and as Chairman of its Freight Futures subsidiary, Baltic Exchange Derivatives Trading Ltd. He also held independent non-executive director positions with Carisbrooke Shipping Ltd., Runciman Investments Ltd., Epic Gas Pte. Ltd., the London P&I Club, Asia Maritime Pacific of Hong Kong and has retired as an independent non-executive director of Taylor Maritime (HK) Ltd. on 3 October 2023. He is currently a director on the members’ committee of the UK P&I Club.

17 February 2022
Mr. Cullen Schaar

Non-Executive Director

Mr. Schaar is a member of the Company’s Compensation and Nomination Committee since 10 February 2023. Mr. Schaar was appointed as the new Compensation and Nomination Committee Chairman effective on 1 April 2023. Mr. Schaar has over 16 years of experience investing in the maritime industry and is a private investor in the finance, energy and transportation sectors. Prior to that, Mr. Schaar was President of Indigena Capital LP, Interim Chief Financial Officer and Director of Epic Gas Ltd., and an investment professional at Jefferies Financial Group, Inc.

6 December 2022

E-2

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

Name	Designation	Appointment Date	Address and Telephone Number
Mr. Gordon William French

Non-Executive Director

Mr. French is a member of the Audit and Risk Committee and Compensation and Nomination Committee. Mr. French was appointed as the Audit and Risk Committee Chairman effective on 1 April 2023. Mr. French was the Head of Global Banking and Markets for Asia-Pacific at HSBC based in Hong Kong responsible for all Global Banking and Market’s businesses in the region: Global Banking, Global Markets, Securities Services, Global Liquidity and Cash Management and Balance Sheet Management. Having served 33 years, Mr. French retired from his role at HSBC at the end of 2020. He represented HSBC on various regulatory and exchange committees and he was also the inaugural Chairman of HSBC Bank (Singapore) Limited from April 2016 to June 2017.

20 March 2023

2	PRINCIPAL ACTIVITY

The Company is a global provider of maritime transportation services predominantly in the drybulk sector.

3	REGISTERED OFFICE

The registered office of the Company is at 1 Temasek Avenue, #10-02 Millenia Tower, Singapore 039192.

4	SHARE CAPITAL

4.1	Issued Capital

As at the Latest Practicable Date:

(a)	the Company has an issued and paid-up share capital of US$290,193,001 comprising 19,685,590 Shares issued and outstanding. The Company has only one class of Shares in issue (being the Shares);

(b)	the Company does not hold any Shares in treasury; and

(c)	no Shares have been issued by the Company since 31 December 2023, being the end of the last financial year of the Company.

4.2	Rights of Shareholders in respect of Capital, Dividends and Voting

The rights of Shareholders in respect of capital, dividends and voting are contained in the constitution of the Company. For ease of reference, selected texts of the Company’s constitution relating to the rights of Shareholders in respect of capital, dividends and voting have been reproduced in Appendix F hereto.

4.3	Convertible Instruments

As at the Latest Practicable Date, there are no outstanding instruments convertible into, rights to subscribe for, and options in respect of Shares or securities in the Company which carry voting rights affecting Shares.

4.4	Transfer Restrictions

There is no restriction in the constitution of the Company on the right to transfer any Shares, which has the effect of requiring the holders of the Shares, before transferring them, to first offer them for purchase to Shareholders or to any other person.

E-3

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

5	DISCLOSURE OF INTERESTS

5.1	Interests and dealings of the Company in the Non-Participating Shareholders’ Securities

As at the Latest Practicable Date, the Company:

(a)	does not have any direct or deemed interests in any Non-Participating Shareholder Securities; and

(b)	has not dealt for value in any Non-Participating Shareholders Securities during the Reference Period.

5.2	Interests and dealings of Directors in Non-Participating Shareholders’ Securities

(a)	As at the Latest Practicable Date, saved as disclosed below, none of the Directors has any direct or deemed interests in Non-Participating Shareholders Securities:

	Non-	Direct Interest		Deemed Interest				Total Interest
Name	Participating Shareholder	No. of Shares	%(1)	No. of Shares		%(1)		No. of Shares	%(1)
Edward David Christopher Buttery	TMI	615,000	0.186	85,344	(2)	0.026	(2)	700,344	0.212

Notes:

(1)	Calculated based on 330,215,878 shares of TMI in issue and the percentage figures are rounded to the nearest two decimal places.

(2)	Mr. Edward David Christopher Buttery is deemed to have an interest in the 85,344 shares of TMI held by his wife pursuant to s 164(15)(a) of the Companies Act.

Mr. Edward David Christopher Buttery has been granted certain unvested share awards under the long-term incentive plan established by TMI (“LTIP”), where the conditions of vesting of such LTIP share awards include (i) a vesting period of over 3 years; (ii) applicable performance criteria being met; (iii) Edward Buttery’s continued employment with TMI; and (iv) the approval of the Nomination & Remuneration Committee of TMI. Mr. Edward David Christopher Buttery holds unvested LTIP share awards which may entitle him to be issued: (i) up to a maximum of 750,000 shares in TMI in August 2024; (ii) up to a maximum of 642,629 shares in TMI in August 2025; and (iii) up to a maximum of 816,621 shares in TMI in August 2026.

Mr. Edward David Christopher Buttery has been granted certain unvested share awards under the short-term incentive plan established by TMI (“STIP”), where such unvested STIP share awards may vest annually in equal tranches. Conditions for vesting of the STIP share awards include: (i) Mr. Edward David Christopher Buttery’s continued employment with TMI, and (ii) the approval of the Nomination & Remuneration Committee of TMI. Mr. Edward David Christopher Buttery holds unvested STIP share awards which may entitle him to be issued up to a maximum of 256,799 shares in TMI in three instalments in August 2024, August 2025 and August 2026 upon vesting of the STIP share awards.

(b)	As at the Latest Practicable Date, saved as disclosed below, none of the Directors has dealt for value in the Non-Participating Shareholders’ Securities during the Reference Period:

Dealings of Directors in Non-Participating Shareholders’ Securities

Name	Non-Participating Shareholder	Transaction Date	Nature of Transaction	Number of Non-Participating Shareholders Securities traded	Price per Non-Participating Shareholders Security
Edward David Christopher Buttery	TMI	15 March 2024	Buy	200,000 TMI shares	US$0.98

E-4

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

5.3	Interests and dealings of the Directors in the Company Securities

As at the Latest Practicable Date:

(a)	none of the Directors have any direct or deemed interests in the Company Securities[5]; and

(b)	none of the Directors has dealt for value in any Company Securities during the Reference Period.

5.4	Interests of the IFA in the Company Securities

As at the Latest Practicable Date, none of the IFA, its related corporations or any funds whose investments are managed by the IFA on a discretionary basis:

(a)	own or control any Company Securities; or

(b)	have dealt for value in any Company Securities during the Reference Period.

5.5	Interests of the Financial Adviser in the Company Securities

As at the Latest Practicable Date, none of the Financial Adviser, its related corporations or any funds whose investments are managed by the Financial Adviser on a discretionary basis:

(a)	own or control any Company Securities; or

(b)	have dealt for value in any Company Securities during the Reference Period.

5.6	Intentions of the Directors in respect of their Shares

As at the Latest Practicable Date, none of the Directors hold Shares.

6	OTHER DISCLOSURES AND ARRANGEMENTS AFFECTING DIRECTORS

6.1	Directors’ Service Contracts

As at the Latest Practicable Date, there are no service contracts between any of the Directors or proposed directors with the Company or any of its Subsidiaries which have more than 12 months to run and which cannot be terminated by the employing company within the next 12 months without paying any compensation.

Furthermore, there are no such service contracts entered into or amended between any of the Directors or proposed directors with the Company or any of its Subsidiaries during the period commencing on six (6) months prior to the Announcement Date and ending on the Latest Practicable Date

6.2	No Payment or Benefit to the Directors

As at the Latest Practicable Date, there is no agreement, arrangement or understanding for any payment or other benefit to be made or given to any Director or director of any other corporation which is, by virtue of Section 6 of the Companies Act, deemed to be related to the Company, as compensation for loss of office or otherwise in connection with the Selective Capital Reduction

6.3	No Agreement Conditional upon Outcome of Selective Capital Reduction

As at the Latest Practicable Date, there are no agreements or arrangements made between any Directors or any other person having any connection with or conditional upon the outcome of the Selective Capital Reduction

6.4	Material Contracts entered into by the Company

As at the Latest Practicable Date, there are no material contracts entered into by the Company in which any Director has a material personal interest, whether direct or indirect

5 Mr. Edward David Christopher Buttery has an indirect interest in 30,144 Shares. This arises from his direct interest of 615,000 ordinary shares in TMI; his indirect interest in the Company is proportionate to GF’s 82.33% shareholdings in the issued share capital of the Company.

E-5

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

7	FINANCIAL INFORMATION

7.1	Consolidated Profit and Loss Account

Consolidated Statement of Profit or Loss (US$’000)

	Audited FY2023 $’000	Audited FY2022 $’000	Audited FY2021 $’000
Revenue	387,096	460,460	455,839
Cost of sales	(347,729)	(293,698)	(278,942)
Other income and expenses	(34,005)	(47,733)	(32,271)
Net interest paid	(14,301)	(14,905)	(12,097)
(Loss) profit before taxation	(8,939)	104,124	132,529
Income tax (expense) benefit	(683)	(757)	118
Loss for the year from discontinued operation	-	-	(3,165)
(Loss) profit for the year	(9,622)	103,367	129,482
Items that will not be reclassified subsequently to profit or loss	(226)	(96)	895
Items that may be reclassified subsequently to profit or loss	178	(7,711)	3,965
Total comprehensive (loss) income for the year	(9,670)	95,560	134,342
Total comprehensive (loss) income for the year attributable to:
Owners of the Company	(9,670)	95,560	123,785
Non-controlling interests	-	-	10,557
(Loss) earnings per share attributable to the owners of the Company	$	$	$
From continuing operations
Basic	(0.49)	5.45	6.38
Diluted	(0.49)	5.45	6.10
Dividends per share	0.06	6.31	1.44

The above summary financial information is extracted from the financial statements for FY2023 (which contain the FY2022 and FY2021 Results) and should be read together with the accompanying notes thereto. The FY2023 Results and the accompanying notes thereto are set out in Appendix H to this Circular.

The Group made an audited net loss of US$9.7 million for the year ended 31 December 2023.

7.2	Consolidated Balance Sheet

A summary of the Group’s audited consolidated balance sheet as at 31 December 2023, as provided under the FY2023 Results (being its last published audited accounts), is set forth below.

Statement of Financial Position (US$’000)

Audited FY2023 $’000
Current assets	98,076
Non-current assets	362,808
Total assets	460,884
Current liabilities	86,624
Non-current liabilities	128,140
Total liabilities	214,764
Net assets	246,120
Share capital	290,193
Other equity and reserves	(24,508)
Accumulated (losses) profit	(19,565)
Total equity	246,120

The above summary financial information is extracted from the financial statements for FY2023 (containing the FY2023 Results) and should be read together with the aforementioned financial statements and the accompanying notes thereto. The FY2023 Results and the accompanying notes thereto are set forth in Appendix H hereto.

E-6

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

7.3	Material Accounting Policies

A summary of the material accounting policies of the Group is set forth in Note 2 to the FY2023 Results, which are reproduced in Appendix H hereto.

Save as disclosed in this Circular and publicly available information on the Group (including but not limited to that contained in the FY2023 Results), there are no significant accounting policies or any points from the notes to the financial statements which are of major relevance for the interpretation of the accounts.

7.4	Changes in Accounting Policies

Save as disclosed in the FY2023 Results, there are no changes in the accounting policies of the Group which will cause the financial statements of the Group not to be comparable to a material extent.

The Group has adopted all the new and revised standards which are effective for annual financial periods beginning on or after 1 January 2024. The adoption of these standards did not have any effect on the financial performance or position of the Group and the Company.

8	MATERIAL CHANGES IN FINANCIAL POSITION OR PROSPECTS OF THE GROUP

Save as disclosed in this Circular and the FY2023 Results, and save for any publicly available information on the Group, as at the Latest Practicable Date, within the knowledge of the Company, there have been no known material changes in the financial position or prospects of the Group since 31 December 2023, being the date of the last published audited accounts of the Group.

9	MATERIAL CHANGE IN INFORMATION

Save as disclosed in this Circular and save for the information relating to the Company and the Selective Capital Reduction that is publicly available, there has been no material change in any information previously published by or on behalf of the Company during the period commencing from the Announcement Date and ending on the Latest Practicable Date.

10	MATERIAL CONTRACTS WITH INTERESTED PERSONS

As at the Latest Practicable Date, there have been no material contracts (not being contracts entered into during the ordinary course of business carried on by the Company) entered into by the Company or any of its Subsidiaries with Interested Persons, during the three years preceding the Announcement Date.

11	MATERIAL LITIGATION

As at the Latest Practicable Date:

(a)	the Company is not engaged in any material litigation or arbitration proceedings, as plaintiff or defendant, which might materially and adversely affect the financial position of the Company and its Subsidiaries taken as a whole; and

(b)	the Directors are not aware of any litigation, claim or proceeding pending or threatened against the Company or any of its Subsidiaries or of any fact likely to give rise to any proceeding which might materially and adversely affect the financial position of the Company and its Subsidiaries taken as a whole.

12	Prior Public Offerings

Other than as described below, the Company has not made any underwritten public offering of the Shares for cash during the three years prior to commencement of the Selective Capital Reduction.

On 27 September 2021, certain shareholders of the Company completed an underwritten public secondary offering of 1,841,962 Shares at a price per Share of US$13.50. The selling shareholders received all of the proceeds from this offering.

E-7

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

13	VALUATION REPORTS

13.1	Bases of Valuation

The Company has requested Braemar Valuations Limited (“Braemar”) and Hartland Shipping Services Limited (“Hartland”, Braemar and Hartland, together the “Valuers”) to conduct an independent valuations of certain vessels in its fleets owned by the Group and chartered-in vessels which the Group has an option to purchase (the “Vessels”), at 31 December 2023. The valuation certificate issued by Braemar dated 21 March 2024 and the valuation certificate issued by Hartland dated 10 January 2024 (the “Valuation Certificates”) are set forth in Appendix G hereto. The Valuers have the appropriate professional qualifications and experience in the valuation of the Vessels.

Based on the Valuation Certificates, the market value of each of the Vessels is set forth in the table below:

		Market Value as at 31 December 2023
S/N	Vessel name	Braemar	Hartland
1.	IVS Atsugi	32,250,000.00	32,280,000.00
2.	IVS Pebble Beach	32,250,000.00	32,420,000.00
3.	IVS Phoenix	31,350,000.00	30,700,000.00
4.	IVS Prestwick	31,350,000.00	30,960,000.00
5.	IVS Okudogo	31,350,000.00	30,940,000.00
6.	IVS Swinley Forest	28,600,000.00	28,100,000.00
7.	IVS North Berwick	26,750,000.00	26,740,000.00
8.	IVS Gleneagles	24,550,000.00	24,120,000.00
9.	IVS Wentworth	22,500,000.00	23,480,000.00
10.	IVS Naruo	24,750,000.00	24,240,000.00
11.	IVS Tembe	21,775,000.00	23,460,000.00
12.	IVS Thanda	21,775,000.00	22,150,000.00
13.	IVS Sunbird	16,825,000.00	17,590,000.00
14.	IVS Phinda	19,555,000.00	20,340,000.00
15.	IVS Sparrowhawk	15,755,000.00	16,390,000.00
16.	IVS Ibis	11,200,000.00	12,300,000.00
17.	IVS Kinglet	14,130,000.00	13,260,000.00
18.	IVS Magpie	10,700,000.00	11,280,000.00
19.	IVS Knot	13,400,000.00	12,630,000.00
20.	IVS Kingbird	10,435,000.00	10,040,000.00
21.	IVS Merlin (ex Steady Sarah)	16,405,000.00	16,210,000.00
22.	HB Imabari	34,250,000.00	33,750,000.00

Braemar

Braemar bases its calculations on a number of factors including market comparable transactions, the current charter market and future chartering forecasts, current market sentiment (which takes into account other similar vessels currently on the market), owners' ideas and offers and negotiations that have been tabled or are underway, vessels specification, yard build and main engine types.

Hartland

Hartland estimates the fair market value of any vessel on a range of second-hand market data. Principally, values are assessed against the most recent reported sales or known on-going negotiations of relatable vessels, with allowances made for age, specifications and particular circumstances surrounded each sale or negotiation.  Market information is gathered and assessed via active broking desks in London and Singapore.

13.2	Potential Tax Liability

Under Rule 26.3 of the Code, for the valuation of the assets given in connection with the Selective Capital Reduction, the Company is required, inter alia, to make an assessment of any potential tax liability which would arise if the assets, which are the subject of a valuation given in connection with the Selective Capital Reduction, were to be sold at the amount of the valuation.

E-8

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

The Company does not presently expect any potential tax liability under a hypothetical sale scenario as the owned Vessels are flagged and housed in Singapore registered entities and are exempt under Section 13A of the Income Tax Act 1947 of Singapore. Capital gains on the sale of fixed assets are not taxable in Singapore.

In addition, it is the intention of the Company to flag and house the chartered-in Vessels upon the exercise of the purchase options, in similar Singapore registered entities. Hence, the Company does not expect any potential tax liability arising from the disposal of any of its Vessels in a hypothetical sale scenario.

14	MARKET QUOTATIONS

14.1	Closing Prices

Nasdaq

The closing price of the Shares traded on Nasdaq on the Latest Practicable Date is US$13.70.

The closing price of the Shares traded on Nasdaq on the latest Business Day immediately preceding the Announcement Date (being 3 April 2024 (US Eastern Daylight Time)) is US$10.25.

The closing prices of the Shares traded on Nasdaq at the end of each month from October 2023 to March 2024 (being the six (6) calendar months preceding the Announcement Date) are US$9.26, US$10.12, US$9.01, US$9.08, US$8.93, and US$10.35 respectively.

JSE

The closing price of the Shares traded on the JSE on the Latest Practicable Date is ZAR248.03.

The closing prices of the Shares traded on the JSE on the latest Business Day immediately preceding the Announcement Date (being 3 April 2024 (US Eastern Daylight Time)) is ZAR199.99.

The closing prices of the Shares traded on the JSE at the end of each month from October 2023 to March 2024 (being the six (6) calendar months preceding the Announcement Date) are ZAR174.00, ZAR188.96, ZAR200.00, ZAR184.00, ZAR174.94, and ZAR200.00 respectively.

14.2	Highest and Lowest Prices

Nasdaq

The highest and lowest closing prices of the Shares traded on Nasdaq during the period between 4 October 2023 to 6 May 2024 (being the period between the start of the six months preceding the Announcement Date and ending on the Latest Practicable Date) are US$14.03 and US$7.48 respectively.

Furthermore, the highest and lowest closing prices of the Shares traded on Nasdaq during the period between 1 April 2022 to 6 May 2024 are set forth in the table below:

Quarter	High	Low
Calendar Year 2022
Q2	US$28.88	US$17.15
Q3	US$24.86	US$15.05
Q4	US$25.99	US$18.71
Calendar Year 2023
Q1	US$17.89	US$10.49
Q2	US$12.45	US$7.11
Q3	US$9.39	US$7.62
Q4	US$14.03	US$7.48
Calendar Year 2024
Q1	US$10.92	US$8.67
Q2 (through 6 May 2024)	US$13.96	US$10.25

E-9

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

JSE

The highest and lowest closing prices of the Shares traded on the JSE during the period between 4 October 2023 to 6 May 2024 (being the period between the start of the six months preceding the Announcement Date and ending on the Latest Practicable Date) are ZAR259.00 and ZAR158.01 respectively.

 Please refer to Sections 8.2 and 8.3 of the IFA Letter for more information on the historical market price performance of the Shares.

14.3	Dividends

The frequency and amount of any dividends paid during the past two years with respect to the Shares is set forth in the table below. Participating Shareholders will no longer be entitled to receive dividends following the Selective Capital Reduction.

	Q1 2022	Q2 2022	Q3 2022	Q4 2022 – Special Dividend
Announcement date	24 May 2022	17 August 2022	N/A	31 October 2022
Declaration date	24 May 2022	17 August 2022	N/A	28 October 2022
Record date	10 June 2022	9 September 2022	N/A	25 November 2022
Payment date	On or about 20 June 2022	On or about 19 September 2022	N/A	5 December 2022
Amount per Share	US$0.47	US$0.84	N/A	US$5.00

	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Announcement date	15 February 2023	17 May 2023	N/A	N/A
Declaration date	15 February 2023	17 May 2023	N/A	N/A
Record date	10 March 2023	9 June 2023	N/A	N/A
Payment date	On or about 17 March 2023	On or about 19 June 2023	N/A	N/A
Amount per Share	US$0.03	US$0.03	N/A	N/A

Q1 2024
Announcement date	N/A
Declaration date	N/A
Record date	N/A
Payment date	N/A
Amount per Share	N/A

15	Costs and Expenses

All expenses and costs incurred by the Company in relation to the Selective Capital Reduction will be borne by the Company. Such estimated expenses and costs are as follows:

Description	Amount
Financial advisory fees and expenses	US$101,000
Legal, accounting and other professional fees and expenses	US$1,050,000
SIC lodgment fees	US$30,000
Printing and mailing costs	US$180,000
TOTAL	US$1,361,000

16	GENERAL

16.1	Consent of the IFA

The IFA has given and has not withdrawn its written consent to the issue of this Circular with the inclusion herein of its name, its advice to the Board (other than the Recused Directors) set forth in the section titled “Special Factors—Reports, Opinions, Appraisals and Negotiations”, in paragraph 10.2 of the Letter and the IFA Letter as set forth in Appendix A hereto and all references thereto, in the form and context in which they appear in this Circular.

E-10

APPENDIX E ADDITIONAL INFORMATION ON THE COMPANY

16.2	Consent of the Financial Adviser

The Financial Adviser has given and has not withdrawn its written consent to the issue of this Circular with the inclusion herein of its name and all the references to it as the Company's financial adviser, in the form and context in which they appear in this Circular.

16.3	Consent of the Valuer

Each of Braemar and Hartland has given and has not withdrawn its respective written consent to the issue of this Circular with the inclusion of its Valuation Certificate (annexed in Appendix G hereto) and the references to its name in the form and context in which it appears in this Circular.

E-11

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

Rights in respect of Capital, Dividends and Voting

All capitalised terms used in the following extracts shall have the same meanings given to them in the constitution of the Company.

The rights of Shareholders in respect of capital, dividends and voting are contained in the constitution of the Company, the relevant provisions of which are set forth below:

Rights in respect of Capital

5

SHARE CAPITAL

The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.

9

SHARES

(A) Save to the extent permitted by the Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s shares.

(B) Notwithstanding the provisions of Regulation 9(A) but subject to the Act, the Company may purchase or otherwise acquire its issued shares on such terms and in such manner as the Company may from time to time think fit. If required by the Act, any share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.

Prohibition against financial assistance.
10	Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of this Constitution and without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, the Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration or for no consideration and at such time and subject or not to the payment of any part of the amount thereof in cash as the Directors may think fit, and any shares may be issued with such preferential, deferred, qualified or special rights, privileges or conditions or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise as the Directors may think fit, and preference shares maybe issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, subject to the listing rules of any stock exchange upon which shares in the Company may be listed and provided always that:	Issue of Shares.

(a)	(subject to any direction to the contrary that may be given by the Company in General Meeting) any issue of shares for cash to members holding shares of any class shall be offered to such members in proportion as nearly as may be to the number of shares of such class then held by them;

(b)	the rights attaching to shares of a class other than ordinary shares shall be expressed in the resolution creating the same; and

(c)	to the extent that any shares of the Company are listed on the JSE, where the shareholders authorise the directors to issue unissued securities and/or grant options to subscribe for unissued securities, as the directors in their discretion deem fit, such corporate action has been approved by the JSE and are subject to the JSE Listings Requirements.

F-1

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

10A	(a)	In the event of preference shares being issued, the total number of issued preference shares shall not at any time exceed the total number of the issued ordinary shares and preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports and balance sheets and attending General Meetings of the Company.

	(b)	The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares already issued.

11

The rights attached to shares issued upon special conditions shall be clearly defined in the Constitution. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and this Constitution, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether with regard to dividend, return of capital or otherwise as the Directors may determine.

Special Rights.

12	Subject to Applicable Laws, the holders of securities, other than ordinary shares, and any special shares created for purpose of black economic empowerment in terms of the Broad-Based Black Economic Empowerment Act No.53 of 2003 of South Africa, (“Preference Shareholders”) shall not be entitled to vote on any resolution taken by the Company, save in the following instances —		Preference Shares voting

	(a)	during any special period, as provided for in paragraph (c) of this Regulation, during which any dividend, any part of any dividend on such preference shares or any redemption payment thereon remains in arrears and unpaid;

	(b)	in regard to any resolution proposed for the winding-up of the Company or the reduction of its capital;

	(c)	the period referred to in paragraph (a) of this Regulation shall be a period not more than 6 months after the due date of the dividend or redemption payment in question or, where no due date is specified, after the end of the financial year of the Company in respect of which such dividend accrued or such redemption payment became due; and

	(d)	in regard to any resolution proposed to vary any rights attached to shares held by such Preference Shareholders.

13

In the instances that the Preference Shareholders are permitted to vote at meetings as set out in Regulation 12, their votes may not carry any special rights or privileges and they shall be entitled to one vote for each share that they hold, provided that their total voting right at such a meeting may not exceed 24.99% of the total voting rights of all shareholders at such meeting.

Limit on Preference Shares voting total
14

The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

Treasury Shares.

15	If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate General Meeting of the holders of shares of that class and to every such special resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of this Constitution relating to General Meetings shall mutatis mutandis apply. Provided Always That:		Variation of rights.

	(a)	the necessary quorum shall be two Members, present in person or by proxy; or

	(b)	where all the issued shares of the class are held by one person, the necessary quorum shall be one person, present in person or by proxy,

F-2

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

And Provided Always That where the necessary majority for such a special resolution is not obtained at such General Meeting, consent in writing if obtained from the holders of three-quarters of the total number of issued shares of the class concerned within two months of such General Meeting shall be as valid and effectual as a special resolution carried at such General Meeting.

15A

The repayment of preference capital other than redeemable preference capital, or any alteration of preference shareholders’ rights, may only be made pursuant to a special resolution of the preference shareholders concerned Provided always that where the necessary majority for such a special resolution is not obtained at the General Meeting, consent in writing if obtained from the holders of three-fourths of the preference shares concerned within two months of the General Meeting, shall be as valid and effectual as a special resolution carried at the General Meeting.

16

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by this Constitution as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

Creation or issue of further shares with special rights.
19

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by this Constitution or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Exclusion of equities.
20

If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Joint holders.
24

(A) Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgement of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding S$2/- for each such new certificate as the Directors may determine.

(B) The Company shall not be bound to register more than three persons as the registered joint holders of a share except in the case of executors, trustees or administrators of the estate of a deceased member.

(C) In the case of a share registered jointly in the names of several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to anyone of the registered joint holders shall be sufficient delivery to all.

Entitlement to certificate.
26	The shares of the Company in each class shall rank pari passu.	Pari Passu ranking of shares.

53

ALTERATION OF CAPITAL

Subject to any special rights for the time being attached to any existing class of shares, any new shares in the Company shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of this Constitution and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

Rights and privileges of new shares.

F-3

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

54

Except so far as otherwise provided by the conditions of issue or by this Constitution all new shares shall be subject to the provisions of this Constitution with reference to allotments, payment of calls, liens, transfers, transmissions, forfeiture and otherwise.

New shares otherwise subject to provisions of this Constitution.

55	The Company may:		Power to consolidate, subdivide and convert shares.

	(a)	by special resolution consolidate and divide all or any of its shares;

	(b)	by special resolution subject to the Applicable Laws and this Constitution, subdivide its shares or any of them provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and so that the resolution whereby any shares is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to new shares; and

	(c)	by special resolution subject to the Applicable Laws and this Constitution, convert any class of shares into any other class of shares.

	(d)	by special resolution subject to the Applicable Laws and this Constitution, convert its share capital or any class of shares from one currency to another.

56

The Company may by special resolution reduce its share capital or any undistributable reserve in any manner and with and subject to any incident authorised and consent required by law. Without prejudice to the generality of the foregoing, upon cancellation of a share purchased or otherwise acquired by the Company pursuant to this Constitution and the Act, the number of issued shares of the Company shall be diminished by the number of the shares so cancelled, and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.

Power to reduce capital.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

135	The Company may, upon the recommendation of the Directors, by ordinary resolution:		Power to issue free bonus shares and/or to capitalise profits.

	(a)	issue bonus shares for which no consideration is payable to the Company, to the Members holding shares in the Company in proportion to their then holdings of shares; and/or

	(b)	capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

136

Whenever such a Resolution as aforesaid shall have been passed, the Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such bonus issue or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.

Power of Directors to give effect to bonus issues and/or capitalisations.

F-4

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

137

In addition and without prejudice to the powers provided for by Regulations 135 and 136, the Directors shall have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of the Grindrod Shipping Holdings Ltd. Forfeitable Share Incentive Plan 2017 (as amended from time to time) and/or any share incentive or option scheme or plan implemented by the Company and approved by a resolution of the Members in General Meeting, in such manner and on such terms as proposed by the Directors.

Power to issue free shares or capitalise reserves for employee share-based incentive plans.

Rights in respect of Dividends

34

TRANSMISSION OF SHARES

(A) In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but

(B) In the case of the death of a Depositor, the survivor or survivors where the deceased Depositor is a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder and where such executors or administrators are entered in the Depository Register in respect of any beneficial shares of the deceased Depositor, shall be the only person(s) recognised by the Company as having any beneficial title to his interest in the shares.

(C) Nothing in this Regulation shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.

Transmission on death.
35

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

Persons becoming entitled on death or bankruptcy of Member may be registered.
36

Save as otherwise provided by or in accordance with this Constitution a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.

Rights of unregistered executors and trustees.
37

There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/- as the Directors may from time to time require or prescribe.

Fee for registration of probate etc.
38

CALLS ON SHARES

The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days ‘notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

Calls on shares.

F-5

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

39	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.
40

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Interest on calls.
41

Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of this Constitution be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Sum due on allotment.
42	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.
43

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which they are made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding eight per cent per annum as the Member paying such sum and the Directors agree upon. Capital paid on shares in advance of calls shall not, while carrying interest, confer a right to participate in profits.

Payment in advance of calls.
44

FORFEITURE AND LIEN

If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

Notice requiring payment of calls.
45

The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Notice to state time and place.
46

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Forfeiture on non-compliance with notice.

47

A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.

Sale of shares forfeited.
48

A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at eight per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

Rights and liabilities of Members whose shares have been forfeited or surrendered.

F-6

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

49

The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends from time to time declared in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Regulation.

Company's lien.
50

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

Sale of shares subject to lien.
51

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall be paid to the person entitled to the shares at the date of the sale.

Application of proceeds of such sales.
52

A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share, if the Seal has been adopted, to be under Seal, delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Title to shares forfeited or surrendered or sold to satisfy a lien.

122

DIVIDENDS

The Company may by ordinary resolution declare dividends, including in the manner set out in Regulations 129 and 130, but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

Payment of dividends.

123	Subject to any rights or restrictions attached to any shares or class of shares and except as otherwise permitted under the Act:		Apportionment of dividends.

	(a)	all dividends in respect of shares shall be paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

	(b)	all dividends shall be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

For the purposes of this Regulation, an amount paid or credited as paid on a share in advance of a call is to be ignored.

124

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates(if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.

Payment of preference and interim dividends.

F-7

APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

125	No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.

126

The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

Deduction for debts due to Company.

127

(A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

(B) The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

(C) The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend or moneys unclaimed after a period of six years from the date they are first payable may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the moneys so forfeited to the person entitled thereto prior to the forfeiture.

Retention of dividends on shares subject to lien or pending transmission; unclaimed dividends or other moneys.
128

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the Member (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

Waiver of dividends.
129

The Company may, upon the recommendation of the Directors, by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

Payment of dividend in specie.

130	(A) Whenever the Directors or the Company in General Meeting have resolved or proposed that a dividend (including an interim, final, special or other dividend) be paid or declared on the ordinary share capital of the Company, the Directors may further resolve that Members entitled to such dividend be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of the dividend as the Directors many think fit. In such case, the following provisions shall apply:

	(a)	the basis of any such allotment shall be determined by the Directors;

	(b)	the Directors shall determine the manner in which Members shall be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of any dividend in respect of which the Directors shall have passed such a resolution as aforesaid, and the Directors may make such arrangements as to the giving of notice to Members, providing for forms of election for completion by Members (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Directors consider necessary or expedient in connection with the provisions of this Regulation;

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

(c)	the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded Provided that the Directors may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of that portion;

(d)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on ordinary shares in respect whereof the share election has been duly exercised (the “elected ordinary shares”) and in lieu and in satisfaction thereof ordinary shares shall be allotted and credited as fully paid to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid and for such purpose and notwithstanding the provisions of Regulation 135, the Directors shall capitalise and apply the amount standing to the credit of the Company’s reserve accounts as the Directors may determine, such sum as may be required to pay up in full the appropriate number of ordinary shares for allotment and distribution to and among the holders of the elected ordinary shares on such basis.

(B) (a)	The ordinary shares allotted pursuant to the provisions of paragraph (A) of this Regulation shall rank pari passu in all respects with the ordinary shares then in issue save only as regards participation in the dividend which is the subject of the election referred to above (including the right to make the election referred to above) or any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneous with the payment or declaration of the dividend which is the subject of the election referred to above, unless the Directors shall otherwise specify.

(b)	The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Regulation, with full power to make such provisions as they think fit in the case of shares becoming distributable in fractions (including, notwithstanding any provision to the contrary in this Constitution, provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down).

(C) The Directors may, on any occasion when they resolve as provided in paragraph (A) of this Regulation, determine that rights of election under that paragraph shall not be made available to the persons who are registered as holders of ordinary shares in the Register, or in respect of ordinary shares the transfer of which is registered, after such date as the Directors may fix subject to such exceptions as the Directors may think fit, and in such event the provisions of this Regulation shall be read and construed subject to such determination.

(D) The Directors may, on any occasion when they resolve as provided in paragraph (A) of this Regulation, further determine that no allotment of shares or rights of election for shares under that paragraph shall be made available or made to Members whose registered addresses entered in the Register are outside Singapore, South Africa or the United States of America or to such other members or class of members as the Directors may in their sole discretion decide and in such event the only entitlement of the members aforesaid shall be to receive in cash the relevant dividend resolved or proposed to be paid or declared.

(E) Notwithstanding the foregoing provisions of this Regulation, if at any time after the Directors’ resolution to apply the provisions of paragraph (A) of this Regulation in relation to any dividend but prior to the allotment of ordinary shares pursuant thereto, the Directors shall consider that by reason of any event or circumstance (whether arising before or after such resolution) or by reason of any matter whatsoever it is no longer expedient or appropriate to implement that proposal, the Directors may at their absolute discretion and without assigning any reason therefor, cancel the proposed application of paragraph (A) of this Regulation.

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

131

Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct or by such means(including, by electronic means) as the Directors may decide at their absolute discretion. If paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

Dividends payable by cheque or other means.

132	A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

133

RESERVES

The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested.

Power to carry profit to reserve.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

135	The Company may, upon the recommendation of the Directors, by ordinary resolution:		Power to issue free bonus shares and/or to capitalise profits.

	(a)	issue bonus shares for which no consideration is payable to the Company, to the Members holding shares in the Company in proportion to their then holdings of shares; and/or

	(b)	capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

136

Whenever such a Resolution as aforesaid shall have been passed, the Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such bonus issue or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.

Power of Directors to give effect to bonus issues and/or capitalisations.

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

137

In addition and without prejudice to the powers provided for by Regulations 135 and 136, the Directors shall have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of the Grindrod Shipping Holdings Ltd. Forfeitable Share Incentive Plan 2017 (as amended from time to time) and/or any share incentive or option scheme or plan implemented by the Company and approved by a resolution of the Members in General Meeting, in such manner and on such terms as proposed by the Directors.

Power to issue free shares or capitalise reserves for employee share-based incentive plans.

Rights in respect of Voting

57

GENERAL MEETINGS

Subject to the provisions of the Act, the Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next; provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

Annual General Meeting.
58	All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

NOTICE OF GENERAL MEETINGS

61	Subject to the provisions of the Act, at least fourteen days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained and the Act entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:		Notice of Meetings.

	(a)	in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

	(b)	in the case of an Extraordinary General Meeting by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent of the total voting rights of all the Members having a right to vote at that General Meeting.

Provided also that the accidental omission to give notice to, or the non-receipt by any person entitled thereto, shall not invalidate the proceedings at any General Meeting.

62

(A) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member.

(B) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

(C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a special resolution or as requiring special notice, the notice shall contain a statement to that effect.

Contents of notice.

63	Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:		Routine business.

	(a)	declaring dividends;

	(b)	receiving and adopting the financial statements, the Directors’ statement, the reports of the Auditors, and other documents required to be annexed to the financial statements;

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

(c)	appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement;

(d)	appointing or re-appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(e)	fixing the remuneration of the Directors proposed to be paid under Regulation 91.

63A	Any notice of a General Meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.
64

PROCEEDINGS AT GENERAL MEETINGS

No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be two Members, present in person or by proxy.

For the purpose of this Regulation, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

Quorum.
65

If within half an hour from the time appointed for the Meeting (or such longer interval as the Chairman of the meeting may deem fit to allow) a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or if that day is a public holiday, then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At such adjourned meeting, if within half an hour from the time appointed for such meeting (or such longer interval as the Chairman of the meeting may deem fit to allow) a quorum is not present, such meeting shall stand adjourned to the same day in the next week (or if that day is a public holiday, then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days’ notice appoint. At the second adjourned meeting, any one or more members present in person or by proxy shall be a quorum.

Adjournment if quorum not present.

66	Subject to any additional requirements as may be imposed by the Act, all resolutions of the Members shall be adopted by a simple majority vote of the Members present and voting.	Voting.
67

Subject to the provisions of the Act and provided that the shares of the Company are not listed on any stock exchange, a resolution in writing signed by one or more Members of the Company who represent (a) a majority (in the case of ordinary resolutions) or (b) at least 75% (in the case of a special resolution) of the total voting rights or all Members entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as if it had been passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.

Resolutions in writing.
68

The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within ten minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.

Chairman.

69

The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more or sine die, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Adjournment

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

69A

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

Amendment to resolution.
70	All resolutions at General Meetings shall be voted by poll.	Method of voting.

71

A poll shall be taken in such manner (including the use of ballot or voting papers) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Taking a poll.
72

If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.

Votes counted in error.
73	In the case of equality of votes, the Chairman of the Meeting shall not be entitled to a second or casting vote.	Chairman no casting vote.
74

VOTES OF MEMBERS

Subject to this Constitution and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued every such Member shall have one vote for every share of which he is the holder or represents.

Voting rights of Members.

75

Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Regulation be deemed joint holders thereof.

Voting rights of joint holders.
76

A Member who is mentally disordered or whose person or estate is liable to be dealt with in anyway under the law relating to mental capacity may vote by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney. Provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than 72 hours before the time appointed for holding the Meeting.

Voting rights of Members who are mentally disordered.

77

Subject to the provisions of this Constitution and the Act, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Right to vote.
78

No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.

Objections.

79

On a poll, votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Votes on a poll.

80	(a) A Member who is not the Depository may appoint not more than two proxies to attend, speak and vote at the same General Meeting.	Appointment of proxies.

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

(b)         A Member who is the Depository may appoint more than two proxies to attend, speak and vote at the same General Meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by such member.

(c)     In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.

81

In any case where the member is the Depository, the Company shall be entitled and bound:

(a)         to reject any instrument of proxy lodged if the Depositor is not shown to have any shares entered against his name in the Depository Register as at 72 hours before the time of the relevant General Meeting as certified by the Depository to the Company; and

(b)        to accept as the maximum number of votes which in aggregate the proxy or proxies appointed by the Depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that Depositor in the Depository Register as at 72 hours before the time of the relevant General Meeting as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor.

82

The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.

83	(A) An instrument appointing a proxy shall be in writing and:			Proxy instrument to be in writing.

	(a)	in the case of an individual shall be:

		(i)	signed by the appointor or by his attorney if the instrument is delivered personally or by post; or

		(ii)	authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication; and

(b)	in the case of a corporation shall be:

(i) either under the common seal or signed by its attorney or by an officer on behalf of the corporation if the instrument is delivered personally or by post; or

(ii) authorised by that corporation through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication.

The Directors may for the purposes of Regulations 83(A)(a)(i) and 83(A)(b)(i), but shall not be bound to, require evidence of the authority of any such attorney or officer. The Directors may, for the purposes of Regulations 83(A)(a)(ii) and 83(A)(b)(ii), designate procedures for authenticating any such instrument, and any such instrument not so authenticated by use of such procedures shall be deemed not to have been received by the Company.

(B) The Directors may, in their absolute discretion:

(a)	approve the method and manner for an instrument appointing a proxy to be authorised; and

(b)	designate the procedure for authenticating an instrument appointing a proxy,

as contemplated in Regulations 83(A)(a)(ii) and 83(A)(b)(ii) for application to such members or class of members as they may determine. Where the Directors do not so approve and designate in relation to a member (whether of a class or otherwise), Regulation 83(A)(a)(i) and/or, as the case may be, Regulation 83(A)(b)(i) shall apply.

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APPENDIX F EXTRACTS FROM THE COMPANY’S CONSTITUTION

84	A proxy need not be a Member.	Proxy need not be a Member.
85

(A) An instrument appointing a proxy or the power of attorney or other authority, if any,

(a)        if sent personally or by post, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting; or

(b)      if submitted by electronic communication, must be received through such means as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the Meeting, and, in either case, not less than 72 hours before the time appointed for the holding of the Meeting or adjourned Meeting at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates, Provided that an instrument of proxy relating to more than one Meeting (including any adjournment thereof) having once been so delivered in accordance with the provisions of this Constitution for the purposes of any Meeting shall not be required again to be delivered for the purposes of any subsequent Meeting to which it relates.

Deposit of proxies.

(B) The Directors may, in their absolute discretion, and in relation to such members or class of members as they may determine, specify the means through which instruments appointing a proxy may be submitted by electronic communications, as contemplated in Regulation 85(A)(b). Where the Directors do not so specify in relation to a member (whether of a class or otherwise), Regulation 85(A)(a) shall apply.

86

(A) Subject to the relevant listing rules of any stock exchange upon which shares in the Company may be listed, an instrument appointing a proxy shall be writing in any usual or common form or in any other form which the Directors may approve, shall be deemed to include the right to move any resolution or amendment thereto and to speak at the Meeting, and need not be witnessed.

(B) Where an instrument appointing a proxy is signed or authorised on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to Regulation 85, failing which the instrument may be treated as invalid.

Form of proxies.
87

A vote given in accordance with the terms of an instrument of proxy (which for the purposes of this Constitution shall also include a power of attorney) shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy was given. Provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting at which the proxy is used.

Intervening death or mental disorder of principal not to revoke proxy.
88	Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of this Constitution (but subject to the Act)be deemed to be present in person at any such Meeting if a person so authorised is present thereat.	Corporations acting by representatives.

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APPENDIX G VALUATION REPORTS

Braemar Valuations

CERTIFICATE OF VALUATION

Date:	21" March 2024

To:	Grindrod Shipping Holdings Ltd.
#10-02 Millenia Tower
1 Temasek Avenue
Singapore 039192

We have examined the current entries in the appropriate Reference Sources of the attached list of vessels.

We should make clear that we have not made a physical inspection of the vessels, nor have we inspected the vessels' Classification Records, but we have assumed for the purposes of the valuations, that the vessels are in good and seaworthy condition.

After careful consideration, we have given our opinion of the market values of the vessels as at 31" December 2023 on the basis of charterfree deliveries between willing Buyers and willing Sellers. The figures mentioned overleaf relate solely to our opinion of the market values as at 31" December 2023 and should not be taken to apply at any other date. The vessels have been valued individually. If all, or a substantial number, of the vessels were placed on the market at the same time, no assurance can be given that the amount realised would be equal to the total of the individual valuations. In addition no assurance can be given that the valuations will be sustained or are realisable in an actual transaction.

We believe that the valuations and particulars are reasonably accurate, but all statements made above and overleaf are statements of opinion and are not to be taken as representations of fact. The valuations are for general information and have not been produced for any specific purpose. No assurance is given as to the suitability of the valuations for use in relation any specific project or transaction. Any party contemplating entering a transaction should satisfy themselves by inspection of the vessels or otherwise as to the correctness of the statements and assumptions which the valuations contain.

The valuations are provided solely for the private use of the addressee and cannot be published, circulated or provided to any third party without the express written agreement of Braemar Valuations Limited. No responsibility can be accepted for any use by any third party and you will indemnify Braemar Valuations Limited and all associated companies for any loss or damage including all legal expenses arising out of any allegation of reliance on this valuation by such a third party.

Additionally the valuations are not to be used in a public document or a fund-raising document without our prior written consent.

It must be appreciated that ship values can be very volatile, unstable and irregular. Information on comparable transactions and market demand can also be very limited. The worldwide Covid-19 outbreak has introduced further uncertainty. These circumstances should be considered by anyone contemplating entering a transaction.

For and on behalf of

BRAEMAR VALUATIONS LIMITED

/s/ Hugh Twort	/s/ Caroline Jones
Authorised Signatory	Authorised Signatory

BRAEMAR VALUATIONS LIMITED	Registered in England No. 3439765 VAT reg. 503 2955 65

One Strand, Trafalgar Square, London, WC2N 5HR • valuations@braemar.com • +44 (0) 203 142 4100

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APPENDIX G VALUATION REPORTS

® braemar Valuations

	Name	IMO	DWT	Built/Dely	Yard	Type	Generators	BWTS Installed?	A60 Installed?	CO2 Installed?	ESD?	Last Survey Date	Next Survey Date	Value ($) 30.12.2023
1	IVS Atsugi	9838527	62,661	2020	Oshima S.B. Co.	Bulk Carrier	3 X GENERATORS	Yes	No	No	O,P	23/12/2020	23/12/2025	32,250,000.00
2	IVS Pebble Beach	9838515	62,661	2020	Oshima S.B. Co.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	No	A, G, O, P	01/09/2020	01/09/2025	32,250,000.00
3	IVS Phoenix	9774862	60,477	2019	Mitsui S.B.	Bulk Carrier	3 X GENERATORS - DAIHATSU	Yes	Yes	Yes	RB, RF	18/06/2022	02/06/2024	31,350,000.00
4	IVS Prestwick	9870886	61,305	2019	Toyohashi S.B.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	ASF, TR, TFF, SKB	08/09/2022	16/09/2024	31,350,000.00
5	IVS Okudogo	9870874	61,331	2019	Toyohashi S.B.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	ASF, TR, TFF, SKB	17/08/2022	07/08/2024	31,350,000.00
6	IVS Swinley Forest	9736080	60,492	2017	Sanoyas S.B.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	Yes	Yes	B, F, P STF, RB	04/12/2021	03/12/2024	28,600,000.00
7	IVS North Berwick	9740902	60,475	2016	Oshima S.B. Co.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	Yes	Yes	C, G, H, P RB, AFF	11/03/2021	10/03/2024	26,750,000.00
8	IVS Gleneagles	9736066	58,071	2016	Shin Kurushima	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	D, G, P, S LED, ASD, PTR, TFF, SK	14/03/2023	14/03/2026	24,550,000.00
9	IVS Wentworth	9725550	58091	2015	Shin Kurushima	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	D, G, P, S ASD, PTR, TFF, SK	30/12/2020	29/12/2023	22,500,000.00
10	IVS Naruo	9692715	60317	2014	Japan Marine United	Bulk Carrier	3 x GENERATORS	Yes	Yes	Yes	B, D, P	13/03/2023	30/11/2024	24,750,000.00
11	IVS Tembe	9726164	37735	2016	Kanda S.B. Co.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	A, B, H, R, P VFD, RB, RF, ES	08/02/2021	07/02/2024	21,775,000.00
12	IVS Thanda	9701009	37715	2015	Kanda S.B. Co.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	A, B, H, R, P VFD, RB, RF, ES	18/08/2022	12/01/2025	21,775,000.00
13	IVS Sunbird	9736042	33,399	2015	Shin Kochi Jyuko co. Ltd	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	Yes	Yes	D, G, P, S ASD, PTR, TFF, SK	07/07/2020	07/08/2023	16,825,000.00
14	IVS Phinda	9700940	37720	2014	Kanda S.B. Co.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	A, B, H, P VFD, RB, RF, ES	27/08/2022	27/08/2024	19,555,000.00
15	IVS Sparrowhawk	9712656	33,421	2014	Shin Kurushima	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	Yes	D, G, P, S ASD, PTR, SK	11/12/2022	3/12/2024	15,755,000.00
16	IVS Ibis	9604744	28,238	2012	Imabari S.B.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	No	LED	08/07/22	06/02/2025	11,200,000.00
17	IVS Kinglet	9459149	33,132	2011	Kanda S.B. Co.	Bulk Carrier	3 X GENERATORS - DAIHATSU	Yes	No	Yes	A, B, R, P LED, RF, RB	16/08/2021	15/08/2024	14,130,000.00
18	IVS Magpie	9604732	28,240	2011	Imabari S.B.	Bulk Carrier	3 X GENERATORS - YANMAR	Yes	No	No	P, O LED	05/08/2021	04/08/2024	10,700,000.00
19	IVS Knot	9459137	33,143	2010	Kanda S.B. Co.	Bulk Carrier	3 X GENERATORS - DAIHATSU	Yes	Yes	Yes	A, B, R, P VFD, RF, RB	20/09/2020	19/09/2023	13,400,000.00
20	IVS Kingbird	9336787	32561	2007	Kanda S.B. Co.	Bulk Carrier	2 X GENERATORS - DAIHATSU	Yes	No	Yes	R, P, O VFD	16/07/2022	15/07/2025	10,435,000.00
21	IVS Merlin (ex Steady Sarah)	9604847	38468	2011	Minaminippon	Bulk Carrier	3 X GENERATORS	Yes	No	Yes	O,M	23/09/2023	5/9/2026	16,405,000.00
22	Hull No. SH74784 TBN HB Imabari		39640	2024	Imabari S.B.	Bulk Carrier	4 X GENERATORS	Yes				-	-	34,250,000.00
														491,905,000.00

G-2

APPENDIX G VALUATION REPORTS

Valuation prepared for Grindrod Shipping Holdings Limited as at 31ST December 2023

	Name	IMO	DWT	Built	Yard	Type	Generator s	BWTS	A60	CO2	Smoke Detection	Hold Ventilation?	UMS ESD?	Last Survey	Type	Next Survey	Type	Price (US$ Million)
1	Hull No. SH784	9984417	39,640	Apr-24	Imabari S.B	BC		Yes							New Build			33.75
2	IVS Atsugi	9838527	62,661	Dec-20	Oshima S.B. Co.	BC	3	Yes		No	No	No	Natural Vent YesO,P	23/12/2020	New Build	23/12/2025	DD - 5 YRS	32.28
3	IVS Pebble Beach	9838515	62,661	Sep-20	Oshima S.B. Co.	BC	3	Yes	No	No	No	Natural Vent	Yes A, G, O, P	01/09/2020	New Build	01/09/2025	DD - 5 YRS	32.42
4	IVS Phoenix	9774862	60,477	Jun-19	Mitsui S.B.	BC	3	Yes	Yes	Yes	Yes	Natural vent	No C, P	18/06/2022	IDD - 2,5 YRS	02/06/2024	DD - 5 YRS	30.70
5	IVS Prestwick	9870886	61,305	Sep-19	Toyohashi S.B.	BC	3	Yes	No	Yes	No	Natural vent	No D, F, G, P, S	08/09/2022	IDD - 2,5 YRS	16/09/2024	DD - 5 YRS	30.96
6	IVS Okudogo	9870874	61,331	Aug-19	Toyohashi S.B.	BC	3	Yes	No	Yes	No	Natural vent	No D, F, G, P, S	17/08/2022	IDD - 2,5 YRS	07/08/2024	DD - 5 YRS	30.94
7	IVS Swinley Forest	9736080	60,492	Jan-17	Sanoyas S.B.	BC	3	Yes	Yes	Yes	No	Natural vent	Yes B, F, P	04/12/2021	DD - 5 YRS	03/12/2024	IDD - 7,5 YRS	28.10
8	IVS North Berwick	9740902	60,475	Mar-16	Oshima S.B. Co.	BC	3	Yes	Yes	Yes	No	Natural vent	No C, G, H, P	11/03/2021	DD - 5 YRS	10/03/2024	IDD - 7,5 YRS	26.74
9	IVS Gleneagles	9736066	58,071	Mar-16	Shin Kurushima	BC	3	Yes	No	Yes	No	Natural vent	Yes D, G, P, S	14/03/2023	IDD - 7,5 YRS	14/03/2026	DD - 10 YRS	24.12
10	IVS Wentworth	9725550	58,091	Nov-15	Shin Kurushima	BC	3	Yes	No	Yes	No	Natural vent	Yes D, G, P, S	30/12/2020	DD - 5 YRS	29/12/2023	IDD - 7,5 YRS	23.48
11	IVS Naruo	9692715	60,317	Dec-14	Japan Marine United	BC	3	Yes	Yes	Yes	No	Natural vent	No B, D, P	13/03/2023	IDD - 7,5 YRS	30/11/2024	DD - 10 YRS	24.24
12	IVS Tembe	9726164	37,735	Jan-16	Kanda S.B. Co.	BC	3	Yes	No	Yes	No	Natural vent	No A, B, H, R, P	08/02/2021	DD - 5 YRS	07/02/2024	IDD - 7,5 YRS	23.46
13	IVS Thanda	9701009	37,715	Jan-15	Kanda S.B. Co.	BC	3	Yes	No	Yes	No	Natural vent	No A, B, H, R, P	18/08/2022	IDD - 7,5 YRS	12/01/2025	DD - 10 YRS	22.15
14	IVS Sunbird	9736042	33,399	Sep-15	Shin Kochi Jyuko co. Ltd	BC	3	Yes	Yes	Yes	No	Natural vent	No D, G, P, S	07/07/2020	DD - 5 YRS	07/08/2023	IDD - 7,5 YRS	17.59
15	IVS Phinda	9700940	37,720	Aug-14	Kanda S.B. Co.	BC	3	Yes	No	Yes	No	Natural Vent	No A, B, H, P	15/12/2022	IDD 7,5 YRS	27/08/2024	DD - 10 YRS	20.34
16	IVS Sparrowhawk	9712656	33,421	Dec-14	Shin Kurushima	BC	3	Yes	No	Yes	No	Electric Vent	No D, G, P, S	20/12/2019	DD 5 YRS	20/08/2023	IDD 7,5YRS	16.39
17	IVS Ibis	9604744	28,238	Mar-12	Imabari S.B.	BC	3	Yes	No	No	No	Natural vent	No P	07/08/2022	DD - 10 YRS	06/02/2025	IDD - 12,5 YRS	12.30
18	IVS Kinglet	9459149	33,132	Aug-11	Kanda S.B. Co.	BC	3	Yes	No	Yes	No	Natural vent	No A, B, R, P	16/08/2021	DD - 10 YRS	15/08/2024	IDD - 12,5 YRS	13.26
19	IVS Magpie	9604732	28,240	Oct-11	Imabari S.B.	BC	3	Yes	No	No	No	Natural vent	No P, O	05/08/2021	DD - 10 YRS	04/08/2024	IDD - 12,5 YRS	11.28
20	IVS Knot	9459137	33,143	Aug-10	Kanda S.B. Co.	BC	3	Yes	Yes	Yes	No	Natural vent	No A, B, R, P	20/09/2020	DD - 10 YRS	19/09/2023	IDD - 12,5 YRS	12.63
21	IVS Kingbird	9336787	32,561	Jun-07	Kanda S.B. Co.	BC	2	Yes	No	Yes	No	Natural vent	No R, P, O	16/07/2022	DD - 15 YRS	15/07/2025	IDD - 17,5 YRS	10.04
22	IVS Merlin	9604847	38,468	May-11	Minamipippon	BC	3	Yes	No	Yes	No	Natural vent	Yes	06/06/2020	DD - 10 YRS	05/06/2023	IDD 12.5 YRS	16.21
Total																		493.38

G-3

APPENDIX G VALUATION REPORTS

For the purpose of making this valuation:

a)	We have assumed that the above information is true and accurate in every respect.

b)	The value given above relates solely to our opinion of the approximate market value as at 31st December 2023 and should not be taken to apply to any other date. No assurance can be given that this value will be sustained or realisable in actual transactions.

c)	We have assumed that the vessel has been maintained in accordance with good commercial practice, that it is in good working order and sound seaworthy condition as regards hull and machinery as can be expected for a vessel of this age, size, type and classification, and that it is free from all Classification Society recommendations and freely transferable.

d)	We have not physically inspected the vessel and have relied solely on the above information which has been supplied to us. This valuation is therefore not a representation of fact or of the correctness of the above information or any other information available to us and no representation or warranties as to the correctness of the information are made or implied by the giving of this valuation which is a statement of our opinion only. Any person contemplating entering a transaction should satisfy themselves by inspection or otherwise of the correctness of the statements and assumptions made in this valuation.

e)	This valuation is expressed solely to and is for the benefit solely of the person instructing us. No other party is entitled to rely upon the contents herein nor is it to be quoted from or referred to in any document or filed with any government agency or other person without the written consent of Hartland Shipping Services Limited.

For and on behalf of

Hartland Shipping Services Limited

Prepared for

Grindrod Shipping Holdings Limited

#10-02 Millenia Tower

1 Temasek Avenue

Singapore 039192

	Julian Robinson		Patrick Hinds,
	Director, Sale & Purchase		Director, Sale & Purchase

	Julian Robinson		Patrick Hinds,
31st December 2023

Signature:	/s/ Julian Robinson	Signature:	/s/ Patrick Hinds
	Julian Robinson (Jan 10, 2024 11:44 GMT)		Patrick Hinds (Jan 10, 2024 11:44 GMT)
Email:	julian.robinson@hartlandshipping.com	Email:	patrick.hinds@hartlandshipping.com

G-4

APPENDIX H NOTICE OF EGM

Grindrod shipping Holding Ltd.

(Incorporated in Singapore)
(Registration number: 201731497H)
Primary listing on the Nasdaq Global Select Market
Secondary listing on the JSE Main Board
Nasdaq Share code: GRIN and SEC CIK Number: CIK0001725293
JSE Share code: GSH and ISIN: SG9999019087
("GRIN" or “the Company")

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2024

1	Notice of Extraordinary General Meeting (this “Notice”)

NOTICE IS HEREBY GIVEN THAT an EXTRAORDINARY GENERAL MEETING of the shareholders of the Company (the “Shareholders”) will be held on June 20, 2024 at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 United States Eastern Daylight Time) (the “EGM”).

The EGM will be conducted by way of electronic means. A shareholder entitled and wishing to vote on the matters to be considered at the EGM must complete the form of proxy and voting instructions (attached) to appoint the Chairman of the EGM as his / her / its proxy to vote in his / her / its stead. A shareholder wishing to attend the EGM by electronic means is required to pre-register at our website. Please refer to the information contained in this Notice for details on how to vote and how to attend via electronic means.

This Notice is distributed to Shareholders of Record recorded in the register of members of the Company and Beneficial Shareholders recorded in the records of the relevant securities depository on May 10, 2024. This Notice (including the Solvency Statements appended as Annex A) is available on our website at https://www.grinshipping.com/Content/EventsPresentationsAndNotices.

Unless otherwise defined, all capitalized terms used herein shall bear the same meaning ascribed to them in the Company’s circular to Shareholders dated May 14, 2024 (the “Circular”).

The purpose of the EGM is for the shareholders of the Company to consider and, if thought fit, pass, with or without modifications, the following special resolutions:

2	SPECIAL RESOLUTION – SELECTIVE CAPITAL REDUCTION

RESOLVED THAT:

(a)	pursuant to sections 78G to 78I of the Companies Act 1967 of Singapore (the “Companies Act”) and regulation 56 of the constitution of the Company, and contingent upon the approval of the High Court of the Republic of Singapore, the issued share capital of the Company be reduced from US$290,193,001 comprising 19,685,590 ordinary shares in the Company ("Shares”), to US$240,614,044 comprising 16,206,365 Shares, and that such reduction be effected by:

(i)	cancelling the amount of US$49,578,956 constituting part of the total paid-up share capital of the Company held by all the Shareholders (except such part held by Good Falkirk (MI) Limited) (the “Participating Shareholders”), such Participating Shareholders holding 3,479,225 Shares;

(ii)	cancelling the 3,479,225 Shares constituting part of the total issued share capital of the Company held by the Participating Shareholders,

and the aggregate sum of US$49,578,956 arising from such reduction of the Company’s share capital to be returned to the Participating Shareholders in cash, on the basis of US$14.25 per Share held by each Participating Shareholder so cancelled; and

(b)	the directors of the Company and each of them be and is hereby authorised to do all such acts and things and to execute all such documents as they or he/she may consider necessary, expedient or desirable to give effect to the proposed selective capital reduction as set out in the preceding paragraph (a) and this resolution.

H-1

APPENDIX H NOTICE OF EGM

3	Documents Available for Inspection

All Appendices listed in the Circular for the Selective Capital Reduction (i) Appendix A – the Letter from the Independent Financial Adviser, CEL Investment Corporate Finance Pte. Ltd.; (ii) Appendix B – Additional Information on the Non-Participating Shareholders; (iii) Appendix C – Disclosures of Holdings and Dealings in the Company’s Securities; (iv) Appendix D – General Information on the Non-Participating Shareholders; (v) Appendix E – Additional Information on the Company; (vi) Appendix F – Extracts from the Company’s Constitution; and (vii) Appendix G – Valuation Reports, will be made available for inspection at the registered office of the Company for from the date of this Notice of EGM up to the date of the EGM (both dates inclusive).

The following documents are also made available for inspection at the registered office of the Company from the date of this Notice of EGM up to the date of the EGM (both dates inclusive): (i) the constitution of the Company; (ii) the constitutions of the Non-Participating Shareholders; (iii) the letters of consent referred to in Appendix E to the Circular; (vi) a copy of the Announcement; and (vii) the annual reports of the Company for FY2022 and FY2023, which are also available on the website of the Company at https://www.grinshipping.com/Content/FinancialResults.

4	Administrative Procedures for the Cash Distribution

Our transfer agent, Continental Stock Transfer & Trust Company will act as our disbursing agent for the cash distribution to our shareholders at Nasdaq and Computershare Investor Services (Pty) Ltd., our South African Administrative Depository Agent, will disburse the cash distribution to our shareholders at JSE.

5	Taxation

Shareholders should note that the following statements are not to be regarded as advice on the tax position of any Shareholder or any tax implication arising from the Proposed Selective Capital Reduction and Proposed Cash Distributions. Shareholders who are in doubt as to their respective tax positions or such tax implications or who may be subject to tax in a jurisdiction outside Singapore should consult their own tax advisers or other independent advisers.

U.S.

U.S. Federal Income Taxation of U.S. Holders

For U.S. federal income tax purposes, the Proposed Cash Distributions will be considered cash distributions with respect to the Company’s ordinary shares and will be subject to the U.S. federal income tax consequences described in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, under the heading “Item 10. Additional Information—Taxation—Material U.S. Federal Income Tax Considerations”.

South Africa

The South African income tax consequences arising for the SA Participating Shareholders from the cancellation of the Participating Shares in terms of the Selective Capital Reduction and the distribution in cash to be paid to the SA Participating Shareholders in connection therewith (the “SA Cash Distribution”) depends on whether the Participating Shares are held by the SA Participating Shareholders on (i) revenue account or as “trading stock” (as defined in section 1 of the Income Tax Act, 58 of 1962 (“SA ITA”)) or (ii) as a capital asset (or in respect of Participating Shares to which the provisions of section 9C of the SA ITA apply).

If a SA Shareholder holds the GSHL shares as capital assets, to the extent that the portion of the Cash Distribution paid to the SA Participating Shareholders in respect of the cancellation of the Participating Shares exceeds (is less than) the “base cost” of the SA Participating Shareholders in respect of the said shares, a capital gain (capital loss) will arise for the SA Shareholders for capital gains tax purposes.

If a SA Shareholder holds the GSHL shares in terms of a scheme of profit making or as trading stock, the amount received or accrued by the SA Participating Shareholders in respect of the Cash Distribution should be included in their “gross income”. The expenditure actually incurred by the SA Part Shareholders in respect of the cost of acquisition of the GSHL shares should be deductible for tax purposes, assuming that the relevant requirements are met. The amount by which the Cash Distribution paid to the SA Participating Shareholders exceeds the deduction claimed by the SA Participating Shareholder in respect of the Participating Shares will be subject to income tax in their hands at the applicable rate.

H-2

APPENDIX H NOTICE OF EGM

No dividends tax implications should arise for the SA Participating Shareholders in relation to the receipt/accrual of the Cash Distribution as the Cash Distribution should not constitute a “foreign dividend” as defined and thus as a “dividend” as defined for dividends tax purposes.

Please refer to the Annual Report on Form 20-F for the fiscal year ended December 31, 2023, under the heading “Item 10. Additional Information—Taxation—South African Tax Considerations”.

Singapore

In Singapore, capital distributions paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder as described in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, under the heading “Item 10. Additional Information—Taxation—Singapore Tax Considerations”.

6	Meeting to be held by Electronic Means

The EGM will be held by electronic means.

7	Definitions

For purposes of this Notice (including the Form of Proxy and Voting Instruction) the following definitions are used.

Beneficial Shareholders: are persons or entities holding their interests in the Company’s shares as, or through, a participant in the Depository Trust Company, or DTC, in book entry form at a broker, dealer, securities depository or other intermediary and who are reflected in the books of such intermediary; also commonly referred to in the United States as “street name holders”.

Shareholder of Record: a person or entity whose name is reflected in the Company’s register of members, and who is not necessarily a Beneficial Shareholder.

South African Shareholders: are Beneficial Shareholders whose interests are reflected on the South African administrative depository register. In general terms, this reflects the shareholders who trade on the JSE.

International Shareholders: are Beneficial Shareholders, other than South African Shareholders.

8	General Matters relating to the EGM

8.1	Quorum

The special resolution number 10 tabled at the Annual General Meeting of the Company held on April 25, 2024, on the amendment of Regulation 64 of the Company’s Constitution was approved; as such, the quorum required to transact business at the EGM is representation from two Members, present in person or by proxy.

8.2	Basis of voting

Votes shall be taken on a poll with one vote for each share. In order for the special resolution to be passed more than 75% of the eligible votes cast on the resolution must be in favour of the resolution. Whilst shares for which an abstention from voting has been recorded are counted toward the quorum of the meeting, the calculation of the percentage of votes cast in favour of the resolution disregards abstained votes.

A person who is entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

8.3	Identification of shareholders and their representatives

Before any person may participate in the EGM, the Chairman of the EGM must be reasonably satisfied that the right of the person to participate at the EGM has been reasonably verified.

9	Record Date for determining Beneficial Shareholders’ Eligibility to Vote at the EGM

Only those Beneficial Shareholders recorded in the records of the relevant securities depository on May 10, 2024 are eligible to vote.

H-3

APPENDIX H NOTICE OF EGM

10	How to cast your Vote

An eligible Beneficial Shareholder may only cast his / her/ its vote by completing a “From of Proxy and Voting Instruction” (as attached) in accordance with the instructions it contains. The duly completed form must be submitted by Shareholders in South Africa, by June 17, 2024 at 12:00 South Africa Standard Time, to your broker, dealer, securities depository or other intermediary and by Shareholders outside of South Africa, by June 17, 2024 at 06:00 United States Eastern Daylight Time, to (a) your respective broker, dealer, securities depository or other intermediary through which your interests are held or (b) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, (c) via telephone voting at BROADRIDGE at +1-800-454-8683, or (d) via online voting at PROXYVOTE.COM, which requires the 16-digit Control Number printed on the Voting Instruction Form from Broadridge.

 Please refer to the “Form of Proxy and Voting Instruction” for further instructions.

An eligible Shareholder whose name is reflected in the Company’s register of members may only cast his /her /its vote by completing a “Form of Proxy and Voting Instruction” and emailing it back to proxy@continentalstock.com or by posting it to 1 State Street, 30th Floor, New York, NY10004-1561 by June 17, 2024, 06:00 US Eastern Daylight Time / 12:00 South Africa Standard Time.

If you wish to revoke a form of proxy and voting instruction, a Beneficial Shareholder must send an email to notify this to the relevant broker, dealer, securities depository or other intermediary and a Shareholder of Record must send an email to notify this to Continental Stock Transfer & Trust Company, in each case, by June 17, 2024, 06:00 US Eastern Daylight Time / 12:00 South Africa Standard Time.

11	Shareholder Participation in the EGM

A live audio-visual webcast and a live audio-only stream will allow shareholders to view and/or listen to the EGM proceedings. Shareholders will not be able to ask questions during the course of the EGM but can submit their questions in advance. Pre-registration, which includes a verification process, is required in such cases, as further discussed below.

11.1	How to submit questions to be raised at the EGM, watch the live audio-visual webcast or listen to the audio-only live stream of the EGM proceedings

In order to be able to submit questions to be raised at the EGM, watch the live audio-visual webcast or listen to the audio-only live stream of the EGM proceedings, a shareholder (whether a Beneficial Shareholder or a Shareholder of Record) is required to pre-register with the Company. You can pre-register at our website http://www.grinshipping.com/EGMRegistration2024.

At the time of pre-registering, Shareholders will be required to make certain elections and provide certain information, including (a) indicating participation at the EGM either by “Audio-visual” or “Audio-only”; (b) your name; (c) your email address; (d) your telephone or mobile number; (e) the number of shares held; (f) whether you are a South African Shareholder or an International Shareholder or a Shareholder of Record (refer to the definitions above); and (g) name of brokerage firm.

In addition, as part of the pre-registration and authentication process, Beneficial Shareholders are required to ensure that a legal proxy or letter of representation is submitted to the Company. You should contact your broker, dealer, securities depository or other intermediary through which your shares are held to request the necessary legal proxy or letter of representation. It is not necessary that you, as the Beneficial Shareholder, be the person that submits questions to be raised at the EGM, watches the live audio-visual webcast or listens to the audio-only live stream of the EGM proceedings. You are able to nominate another person to perform such actions on your behalf and you should make this known to your broker, dealer, securities depository or other intermediary when requesting your legal proxy or letter of representation. Your broker, dealer, securities depository or other intermediary will advise you of the documentation they require in order to provide a legal proxy or letter of representation.

The legal proxy or letter of representation is required to be uploaded via the website http://www.grinshipping.com/EGMRegistration2024 or emailed to EGM2024@grindrodshipping.com.

Simultaneously with the submission of the pre-registration information and supporting documentation, Shareholders are able to submit questions to be raised at the EGM through the website http://www.grinshipping.com/EGMRegistration2024. In addition, Shareholders of Record are able to submit their questions to the Company by post to 1 Temasek Avenue, #10-02 Millenia Tower, Singapore 039192.

H-4

APPENDIX H NOTICE OF EGM

11.2	Authentication process

Once the pre-registration and relevant supporting documentation has been provided to the Company, the Company will authenticate the pre-registration particulars. Authenticated shareholders will receive a confirmation email by which contains details to participate in the live webcast (for those who opted for audio-visual at pre-registration) or a local dial-in number and conference code to access the audio only stream (for those who opted for audio-only).

If we are unable to verify your shareholder status, we will notify you via email that you will not be able to access the EGM proceedings.

11.3	Questions related to pre-registration

For any questions related to the pre-registration for the EGM, please email to EGM2024@grindrodshipping.com

12	Cut-Off Times

12.1	Submission of votes on a “Form of Proxy and Voting Instruction”

For submission of your “Form of Proxy and Voting Instruction” – June 17, 2024 at 06:00 United States Eastern Daylight Time/12:00 South Africa Standard Time, as appropriate.

12.2	Pre-registration by Shareholder

For submission to the Company of the pre-registration and supporting documentation, including the legal proxy or letter of representation – June 17, 2024 at 06:00 United States Eastern Daylight Time and 12:00 South Africa Standard Time. You should be aware that it will take some time for your broker, dealer, securities depository or other intermediary to process your request for a legal proxy or letter of representation and you will need to make the necessary arrangements allowing sufficient time for this.

12.3	Submission of questions to the Company

For submission, whether by email or by post, to the Company of questions to be raised at the EGM – June 17, 2024 at 06:00 United States Eastern Daylight Time and 12:00 South Africa Standard Time.

12.4	Confirmation from Company

For receipt from the Company of a confirmation e-mail with details of how to connect to the audio/video streams – June 18, 2024 at 06:00 United States Eastern Daylight Time and 12:00 South Africa Standard Time.

13	Information for Brokers, Dealers, Other Intermediaries, and Securities Depositories

The cut-off time for acceptance of the completed “Form of Proxy and Voting Instruction” and the appointment of legal proxies and the issue of letters of representation is June 17, 2024 at 06:00 United States Eastern Daylight Time and 12:00 South Africa Standard Time. If the “Form of Proxy and Voting Instruction” does not indicate how the votes are to be dealt with, the votes of the relevant shares will be voted on behalf by the Chairman of the EGM in favour of the Special Resolution.

14	Personal Data

By participating in the EGM (through pre-registration, attendance or the submission of any questions to be raised at the EGM) and/or any adjournment thereof, submitting an instrument appointing a proxy and/or any adjournment thereof or submitting any details of the shareholder’s representative(s) in connection with the EGM, a shareholder of the Company (whether a Beneficial Shareholder or a Shareholder of Record) (i) consents to the collection, use and disclosure of the shareholder’s personal data by the Company (or its agents) for the purpose of the processing and administration by the Company (or its agents) of proxies and representatives appointed for the EGM (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to the EGM (including any adjournment thereof), and in order for the Company (or its agents) to comply with any applicable laws, listing rules, regulations and/or guidelines (collectively, the “Purposes”), (ii) warrants that where the shareholder discloses the personal data of the shareholder’s representative(s) to the Company (or its agents), the shareholder has obtained the prior consent of representative(s) for the collection, use and disclosure by the Company (or its agents) of the personal data of such representative(s) for the Purposes, and (iii) agrees that the shareholder will indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the shareholder’s breach of warranty.

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APPENDIX H NOTICE OF EGM

15	Forward-Looking Statements

This notice contains forward-looking statements concerning future events. These forward-looking statements are necessarily estimates and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors. Words such as “may,” “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by the Company at the time these statements were made. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the factors set out in the Company’s filings with the SEC. The Company undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this notice or to reflect the occurrence of unanticipated events.

BY ORDER OF THE BOARD

Grindrod Shipping Holdings Ltd.

Dr. Kurt Klemme, Chairman

(Company Registration No. 201731497H)

May 14, 2024

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APPENDIX H NOTICE OF EGM

CORPORATE INFORMATION

Grindrod Shipping Holdings Ltd.

(Registration number: 201731497H)

 Registered Office

1 Temasek Avenue,

#10-02 Millenia Tower,

Singapore 039192

Place of incorporation: Singapore

Date of incorporation: 2 November 2017

Website: www.grinshipping.com

Transfer Agent

Continental Stock Transfer & Trust Company

Physical:

1 State Street, 30th Floor,

New York NY 10004-1561, USA

Tel: +1 (212) 509 4000

Fax: +1 (212) 509 5152

Email: proxy@continentalstock.com

Company Secretary

Sharon Ting

 Email: SharonT@grindrodshipping.com

Corporate Sponsor

Grindrod Bank

4th Floor, Grindrod Tower,

8A Protea Place, Sandton, 2196

Tel: +27 (11) 459 1890

Email: AnnerieB@grindrodbank.co.za

 South African Administrative Depository

Agent

Computershare Investor Services (Pty) Ltd

Postal:

PO Box 61051, Marshalltown, 2107 South Africa

Physical:

Rosebank Towers, 15 Biermann Avenue, Rosebank

2196, South Africa

Tel: +27 (11) 370 5000

Fax: +27 (11) 688 5238

Email: proxy@computershare.co.za

Central Securities Depository South Africa

Strate (Pty) Ltd.

1st Floor, 9 Fricker Road,

Illovo Boulevard,

Illovo Sandton, 2196

Email: CorporateActions@strate.co.za

H-7

APPENDIX H NOTICE OF EGM

Grindrod Shipping Holdings Ltd.

(Incorporated in Singapore)
(Registration number: 201731497H)
Primary listing on the Nasdaq Global Select Market
Secondary listing on the JSE Main Board
Nasdaq Share code: GRIN and SEC CIK Number: CIK0001725293
JSE Share code: GSH and ISIN: SG9999019087
("GRIN" or “the Company")

FORM OF PROXY AND VOTING INSTRUCTION

For use at the extraordinary general meeting to be held at 18:00 Singapore Standard Time (12:00 South Africa Standard Time, 06:00 United States Eastern Daylight Time) by way of electronic means on Thursday, June 20, 2024, and/or each adjournment thereof (the “EGM”).

A shareholder will not be able to physically attend the EGM. Beneficial Shareholders and Shareholders of Record who wish to vote must appoint the Chairman of the EGM as their proxy to vote on their behalf at the EGM, and must complete and return this form of proxy and voting instruction in accordance with the instructions contained herein. A shareholder may direct the Chairman of the EGM to vote for or against or abstain from voting on the special resolution to be proposed at the EGM as indicated below. In the absence of specific directions in respect of the special resolution, the appointment of the Chairman of the EGM as your proxy for that resolution will be treated as invalid.

This form must be completed and delivered:

1-	by International Shareholders to (a) their respective broker, dealer, securities depository or other intermediary through which their interests are held or (b) Vote Processing, c/o BROADRIDGE at 51 Mercedes Way, Edgewood, NY 11717, or (c) via telephone voting at BROADRIDGE at +1-800-454-8683; or (d) via online voting at PROXYVOTE.COM which requires the 16 digits Control Number printed on the Voting Instruction Form from Broadridge; by 06:00 United States Eastern Daylight Time on Monday, June 17, 2024;

2-	by South African Shareholders to your broker, dealer, securities depository or other intermediary through which your interests are held, by 12:00 South Africa Standard Time on Monday, June 17, 2024; and

3-	by Shareholders of Record to Continental Stock Transfer & Trust Company via email to proxy@ continentalstock.com or by post to 1 State Street, 30th Floor, New York, NY10004-1561, by 06:00 United States Eastern Daylight Time on Monday, June 17, 2024.

By submitting this form, you accept and agree to the personal data privacy terms set out in the notice of EGM to which this form is attached.

Please refer to the notes and instructions overleaf regarding completion of this form.

H-8

APPENDIX H NOTICE OF EGM

Shareholder of Record / Beneficial Shareholder details

I/We (Please print full names)

of (address)

telephone number_____________________________	cell phone number________________________________

e-mail address	_______________________________________________

being the Shareholder(s) of Record / Beneficial Shareholder(s) of ____________________________ [see Note 1] ordinary shares in the Company wish to appoint the Chairman of the EGM to vote as my / our proxy in accordance with the following instruction.

Special resolution	FOR	AGAINST	ABSTAIN
Proposed Selective Capital Reduction and Proposed Cash Distribution

Note: Mark with an "X", where all the shares represented in this form of proxy are to be counted, or alternatively insert the relevant number of shares, in the applicable space, to indicate how you wish your votes to be cast.

In the absence of specific directions in respect of the special resolution, the appointment of the Chairman of the EGM as your proxy for that resolution will be treated as invalid.

Signed at

on	2024

Signature of Shareholder(s) or Common Seal [see notes 4 and 5]

And, only in the case of a minor, assisted by [see note 6]

Name in full	Signature

H-9

APPENDIX H NOTICE OF EGM

NOTES TO THE FORM OF PROXY AND VOTING INSTRUCTION FORM

1.	Please insert the relevant number of those shares owned by you that is to be represented in this form of proxy and voting instruction. You are not obliged to vote all your shares or to vote all your shares in the same manner.

2.	If you wish to split your votes across the voting options or to cast your votes in respect of a lesser number of shares than you own in the Company insert the relevant number of shares in respect of which you wish to vote in the relevant space under the columns headed For, Against, Abstain, as appropriate. A shareholder is not obliged to use all the votes exercisable by the shareholder, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of the votes exercisable by the shareholder. If you wish to cast all of the votes of those shares owned by you that are represented in this form of proxy and voting instruction in the same way in respect of a particular resolution, you need not fill in such number of shares but you must indicate your vote as either For, Against or Abstain by placing a tick or cross in the relevant space. In the absence of specific directions in respect of the special resolution, the appointment of the Chairman of the EGM as your proxy for that resolution will be treated as invalid.

3.	Any deletions, alterations or corrections made to this form must be initialled by the shareholder.

4.	In the case of joint shareholders, all holders must sign this form.

5.	This form must be executed by the shareholder or his attorney, or if such shareholder is a corporation, under its common seal or under the hand of its officer or attorney, duly authorised in writing. Where this form is executed by an attorney, the power of attorney or a duly certified copy thereof must be lodged with this form (failing previous registration with the Company, the Transfer Agent or the South African Administrative Depository Agent or waiver of this requirement by the Chairman of the EGM), failing which this form may be treated as invalid and disregarded.

6.	A minor must be assisted by his/her parent or guardian unless the relevant documents establishing his/her legal capacity are produced or have been previously registered with the Company, the Transfer Agent or the South African Administrative Depository Agent or unless this requirement is waived by the Chairman of the EGM.

7.	The Chairman of the EGM may accept any voting instruction submitted other than in accordance with these notes if he is satisfied as to the manner in which the shareholder wishes to vote.

8.	Any form that is incomplete, improperly completed or illegible or where the true intentions of the person executing the form are not ascertainable may be rejected.

9.	This form must be completed and delivered:

(i)	by International Shareholders by 06:00 United States Eastern Daylight Time on Monday, June 17, 2024 to (a) their respective broker, dealer, securities depository or other intermediary through which their interests are held; (b) Vote Processing, c/o BROADRIDGE at 51 Mercedes Way, Edgewood, NY 11717; (c) via telephone voting at BROADRIDGE at +1-800-454-8683; or (d) via online voting at PROXYVOTE.COM which requires the 16 digits Control Number printed on the Voting Instruction Form from Broadridge;

(ii)	by South African Shareholders to their broker, dealer, securities depository or other intermediary through which their interests are held by 12:00 South Africa Standard Time on Monday, June 17, 2024; and

(iii)	by Shareholders of Record to Continental Stock Transfer & Trust Company via email to proxy@ continentalstock.com or by post to 1 State Street, 30th Floor, New York, NY10004-1561, by 06:00 United States Eastern Daylight Time on Monday, June 17, 2024.

10.	If you wish to revoke this form of proxy and voting instruction, a Beneficial Shareholder must send an email to notify this to the relevant broker, dealer, securities depository or other intermediary and a Shareholder of Record must send an email to notify this to Continental Stock Transfer & Trust Company, in each case, by June 17, 2024.

11.	In any case where a Shareholder of Record is a securities depository whose name or whose nominee’s name is entered as a member in the register of members of the Company in respect of book-entry securities in the Company (“Depository”), the Company shall be entitled and bound:

H-10

APPENDIX H NOTICE OF EGM

(i)	to reject any instrument of proxy lodged if a person who has an account directly with the Depository, which account is credited with book-entry securities in the Company, (“Depositor”) is not shown to have any shares entered against his name in the register maintained by the Depository in respect of book-entry securities in the Company (“Depository Register”) as at 72 hours before the time of the EGM as certified by the Depository to the Company; and

(ii)	to accept as the maximum number of votes which in aggregate the proxy appointed by the Depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that Depositor in the Depository Register as at 72 hours before the time of the EGM as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor. If that number is smaller than the number specified in the instrument of proxy, the maximum number of votes “for”, “against” or “abstain” shall be accepted in (as nearly as may be) the respective proportions set out in the instrument of proxy.

H-11